BUFFALO CAPITAL V, LTD.
7331 S. Meadow Court
Boulder, CO  80303

December ___, 1998

Dear Shareholder:

          On behalf of the Board of Directors, I cordially invite you to attend a Special Meeting of Shareholders of Buffalo Capital V, Ltd. ("Buffalo") to be held at ___ a.m. local time on December ___, 1998, at 4750 Table Mesa Drive, Boulder, CO 80303.

          At the Special Meeting, you are being asked to consider and vote upon two matters which are: (i) a 1:2 reverse stock split of all of the Company's issued and outstanding common stock, and (ii) the proposed merger between Buffalo and Aladdin Oil Corporation, a Nevada corporation ("Aladdin"), pursuant to the terms of an Agreement and Plan of Merger and Reorganization dated November
23, 1998 (the "Agreement").

          You are urged to vote your proxy even if you currently plan to attend the Special Meeting. Please remember to sign and date the proxy card; otherwise, it is invalid. Returning your proxy will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting. Please return your proxy as soon as possible.

Sincerely,

Grant W. Peck
President
BUFFALO CAPITAL V, LTD.
7331 S. Meadow Court
Boulder, CO  80303

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS to be held December ____, 1998

TO THE SHAREHOLDERS OF BUFFALO CAPITAL V, LTD.:

NOTICE IS HEREBY GIVEN that a Special Meeting of the
Shareholders (the "Meeting") of Buffalo Capital V, Ltd. ("Buffalo") will be held at 4750 Table Mesa Drive, Boulder, Colorado, 80303, at 9:00 a.m. local time, on December ___, 1998, for the following purpose:

          1. To consider and vote upon a proposed 1:2 reverse split of Buffalo's issued and outstanding common stock.

          2. To consider and vote upon a proposed merger of Buffalo with Aladdin Oil Corporation, a Nevada corporation, pursuant to the terms of an Agreement and Plan of Merger and Reorganization dated November 23, 1998, between Buffalo and Aladdin Oil
Corporation ("Aladdin").

          3. To transact such other business as may properly come before the Meeting and at any and all adjournments, postponements or continuations thereof.

          You are cordially invited and urged to attend the Meeting. All shareholders, whether or not they expect to attend the Meeting in person, are requested to complete, date and sign the enclosed form of proxy and return it as soon as possible in the postage paid, return-addressed envelope provided for that purpose. Shareholders who attend the Meeting may revoke a prior proxy and vote their proxy in person as set forth in the Proxy Statement.

          Shareholders are or may be entitled to assert dissenters' rights under Article 113 of the Colorado Business Corporation Act with respect to the proposed merger transaction, and a copy of Article 113 of the Colorado Business Corporation Act is included as Appendix A to the accompanying Proxy Statement.

THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD
OF DIRECTORS OF BUFFALO.  THE BOARD OF DIRECTORS
RECOMMENDS THAT YOU VOTE IN FAVOR OF THE
PROPOSALS.  YOUR VOTE IS IMPORTANT.

By Order of the Board of Directors


Grant W. Peck
Chairman of the Board

Boulder, Colorado
Dated: December ____, 1998
BUFFALO CAPITAL V, LTD.
7331 S. Meadow Court
Boulder, CO  80303

_________________

PROXY STATEMENT
SPECIAL MEETING OF SHAREHOLDERS
To be held December ___, 1998

__________________


GENERAL INFORMATION

          This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board") of Buffalo Capital V, Ltd. ("Buffalo"), for use at the Special Meeting of Shareholders of Buffalo to be held at 4750 Table Mesa
Drive, Boulder, Colorado 80303, at 9:00 a.m. local time, and at any and all postponements, continuations or adjournments thereof (collectively the "Meeting"). This Proxy Statement, the accompanying form of proxy (the "Proxy") and the Notice of Special Meeting will be first mailed or given to Buffalo's shareholders on or about December ____, 1998.

          All shares of Buffalo's common stock ("Common Stock"), represented by properly executed and valid Proxies received in time for the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein, unless such Proxies have previously been revoked. Unless instructions to the contrary are marked, or if no instructions are specified, shares represented by the Proxies will be voted "FOR" the proposals set forth in the Proxy, and in the discretion of the persons named as proxies, on such other matters as may properly come before the Meeting. Any Proxy may be revoked at any time prior to the exercise thereof by submitting another Proxy bearing a later date and depositing it with the Secretary of Buffalo or by giving written notice of revocation to Buffalo at the address indicated above or by voting in person at the Meeting. Any notice of revocation sent to Buffalo must include the shareholder's name and must be received prior to the Meeting to be effective.

TABLE OF CONTENTS
Description                                                         Page
Summary                                                             6
Proposal I - Reverse Stock Split                                    13
Proposal II - Merger Transaction                                    17
Disclosure Regarding Forward-Looking
          Statement                                                 22
Risk Factors                                                        23
Business and Properties of Buffalo                                  34
Business and Properties of Aladdin                                  37
Selected Financial Information
  of Buffalo                                                        41
Buffalo Management's Discussion and
  Analysis of Financial Condition and
  Results of Operations                                             42
Selected Historical Financial Data
  of Old Aladdin                                                    44
Aladdin Management's Discussion and
  Analysis of Financial Condition and
  Results of Operations                                             45
Market Price of Buffalo Stock                                       49
Management of New Aladdin After
  the Effective Date                                                49
Ownership of Capital Stock                                          54
Description of New Aladdin
  Common Stock                                                      56
Preferred Stock                                                     57
Rights of Dissenting Shareholders                                   59
Other Matters                                                       60
Shareholder Proposals                                               60
Notice to Banks, Broker-Dealers,
  and Voting Trustees and their Nominees                            60
Appendix A - Dissenters' Rights Statute
Appendix B - Agreement and Plan of Merger
                    and Reorganization
Appendix C - Amended and Restated Articles of
                    Incorporation and
                    Bylaws of Aladdin Oil Corporation
Appendix D - Audited Financial Statements
                    of Old Aladdin
/TABLE

SUMMARY

          The following is a brief summary of certain information contained elsewhere in this Proxy Statement and the appendices hereto. This summary does not contain a complete statement of all material information relating to the Agreement and Plan of Merger and Reorganization, dated November 23, 1998 (the "Agreement"), and the transactions contemplated thereby, and is subject to and qualified in its entirety by reference to the more detailed information and financial statements contained elsewhere in this Proxy Statement, including the appendices. Certain capitalized terms used in this summary are defined elsewhere in this Proxy Statement.

Parties to the Transactions

Buffalo Capital V, Ltd.

          Buffalo Capital V, Ltd. ("Buffalo") was incorporated under the laws of the State of Colorado on September 19, 1997. It was incorporated as a "blind pool" or "blank check" company for the purpose of seeking to acquire one or more properties or businesses. Buffalo elected to voluntarily file a registration statement in order to become a reporting company under the Securities Exchange Act of 1934, as amended (the "34 Act"). The principal executive offices of Buffalo are located at 7331 South Meadow Court, Boulder Colorado
80303, and its telephone number is (303) 494-3000.

Aladdin Oil Corporation.

          Aladdin Oil Corporation ("Old Aladdin") was incorporated under the laws of the State of Nevada on January 17, 1997. It is an independent oil and gas company engaged in the acquisition and exploration of oil and gas within the United States. The principal executive offices of Old Aladdin are located at 11911 San Vicente Boulevard, Suite 385, Los Angeles, California, 90049, and its telephone number is (310) 440-4471.

New Aladdin.

          Upon the Effective Date of the merger, Old Aladdin will be merged with and into Buffalo, and Buffalo will change its name to Aladdin Oil Corporation ("New Aladdin"). New Aladdin will be a Colorado corporation, will be a reporting company under the 34 Act, and will carry on the business activities previously conducted by Old Aladdin. Old Aladdin will cease to exist. The principal executive offices of New Aladdin will be located at 11911 San Vicente Boulevard, Suite 385, Los Angeles, California, 90049, and its telephone number will be (310) 440-4471.

Description of Meeting

General.

          A Special Meeting of the shareholders of Buffalo will be held at 9:00 a.m. local time on December ___ , 1998, at 4750 Table Mesa Drive, Boulder, CO 80303. The purpose of the Special Meeting will be to consider and vote upon the proposed 1:2 reverse stock split of the issued and outstanding common stock of Buffalo, and to consider and vote upon the proposed merger between Buffalo and Old Aladdin pursuant to the terms of an Agreement and Plan of Merger and Reorganization dated November 23, 1998 (the "Agreement").

Voting.

          Only holders of record of Buffalo shares at the close of business on November 30, 1998 ("Record Date") will be entitled to receive notice of and to vote at the Meeting. On the Record Date there were 4,620,000 shares of Common Stock outstanding, each of which will be entitled to one vote on each matter properly submitted for vote to Buffalo's shareholders at the Meeting.

          The presence in person or by proxy of holders of a minimum one-third of the shares will be required to constitute a quorum for the transaction of business at the Meeting. Approval of the proposed reverse stock split will require the affirmative vote of a majority of a quorum of the outstanding shares represented in person or by proxy at the special shareholders meeting. In addition, the affirmative vote of a majority of the Shares will be required to approve the proposed merger of Buffalo with Old Aladdin.

          Votes cast by proxy will be tabulated by Dean F. Sessions, Secretary of Buffalo, or by a duly appointed assistant secretary. Votes cast by proxy or in person at the Meeting will be counted by the person or persons appointed by Buffalo to act as the judge of election for the Meeting. Abstentions, broker non-votes and shares for which authority to vote on any proposal is withheld, will all be included in the determination of the number of shares present and voting at the Meeting for purposes of obtaining a quorum, but will not be counted for purposes of determining whether a proposal has been approved.

Securities Ownership of Directors, Executive Officers and Affiliates

Buffalo.

          As of the record date for the Special Meeting of the directors and officers (and their affiliates), Buffalo held voting power with respect to an aggregate of 4,360,000 votes (approximately 94.37% of the outstanding votes). Each of the directors, executive officers and affiliates of Buffalo has advised Buffalo that he intends to vote or to direct the vote of all shares of Buffalo Common Stock over which he has voting control in favor of the proposed 1:2 reverse stock split and in favor of completion of the proposed merger with Old Aladdin pursuant to the terms of the Agreement. Accordingly, Buffalo anticipates that both proposals will be affirmed by the requisite vote.

Description of the Transactions

Reverse Stock Split and Cancellation of Shares

          Pursuant to the Agreement between Buffalo and Old Aladdin dated November 23, 1998, Buffalo will have a total of 406,099 shares of common stock issued and outstanding immediately prior to completion of the merger transaction. In order to reduce Buffalo's issued and outstanding common stock from 4,620,000 shares to 406,099 shares, a two-step process is proposed. First, the Board of Directors has proposed a 1:2 reverse split of Buffalo's currently issued and outstanding common stock. Second, contingent upon approval of the proposed reverse stock split and the proposed merger transaction, certain shareholders of Buffalo, including its officers, directors and affiliates, have agreed to voluntarily surrender for cancellation a total of 1,903,901 of their remaining shares of common stock. Following completion of the specified two-step process, Buffalo will have a total of 406,099 shares issued and outstanding.

Merger.

          The proposed transaction between Buffalo and Old Aladdin will be structured as a merger of the two entities (the "Merger"). Old Aladdin will be merged with and into Buffalo pursuant to the laws of the States of Nevada and Colorado. The surviving entity will be New Aladdin. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

          If completed, the Merger will result in an effective change of control of Buffalo, with current shareholders of Old Aladdin owning 3,718,320 shares of common stock, or approximately 90.15% of the shares to be issued and outstanding immediately following completion of the Merger, and with the current shareholders of Buffalo owning 406,099 shares, or approximately 9.85% of the shares to be issued and outstanding immediately following completion of the Merger.
The entity surviving following completion of the Merger is referred to herein as "New Aladdin".

          As part of the Agreement, all currently outstanding Class A and Class B Warrants of Buffalo will be cancelled, and Buffalo will issue a total of 3,718,320 shares of authorized but previously unissued common stock to the current shareholders of Old Aladdin. In addition, Buffalo will authorize the issuance of 1,677,000 shares of a new Series A Convertible Preferred Stock, 1,088,500 new Class A Warrants, 1,688,000 new Class B Warrants, and 417.6 Units, each of which consists of a 12% Convertible Debenture in the face amount of $1,000, 625 Class A Warrants and 625 Class B Warrants, and will issue such securities on a one-for-one basis to existing holders of like securities of Old Aladdin.

Series A Convertible Preferred Stock.

          Holders of Series A Preferred Stock of New Aladdin will be entitled to received cash dividends of $0.09 (12%) per annum. The shares will have a liquidation preference of $0.75 per share. Holders of Series A Preferred stock will not be entitled to cash dividends after June 30, 1999. Each holder of Series A Preferred Stock will have the right at any time to convert such shares into a number of shares of New Aladdin common stock obtained by dividing the liquidation preference per share ($0.75) by the "conversion price" per share.
The conversion price will be equal to $0.75 per share. For instance, each share of Preferred A is convertible into 1 share ($0.75 divided by $0.75) of common stock of New Aladdin or an aggregate amount of 1,677,000 shares if every share of Preferred A was converted.

Class A and Class B Warrants.

          Holders of Class A Warrants of New Aladdin will be entitled to purchase one share of New Aladdin common stock at a price of $1.50 per share until December 31, 1999. Holders of Class B
Warrants will be entitled to purchase one share of New Aladdin common stock at a price of $1.00 per share until December 31, 1999.
A total of 1,088,500 shares of New Aladdin common stock would be issued if every Class A Warrant was exercised, and New Aladdin would receive gross cash proceeds of $1,632,750. A total of 1,688,000 shares of New Aladdin common stock would be issued if every Class B Warrant was exercised, and New Aladdin would receive gross cash proceeds of $1,688,000. Neither the Class A nor the Class B Warrants will hold any of the rights of common stock, including voting, until such time as they are converted and the common shares are paid for.

Units.

          The Units will consist of one 12% Convertible Debenture in the face amount of $1,000, bearing interest at 12% per annum for the first year of issuance only, and convertible at any time for 1.25 shares of New Aladdin common stock for each $1.00 in face amount of such Debenture, 625 Class A Warrants, as described above, and 625 Class
B Warrants, as described above.

Amendment of Articles of Incorporation and Change of Name.

          Pursuant to the terms of the Agreement, Buffalo's Articles of Incorporation will be amended to change the name of the Corporation to Aladdin Oil Corporation and to make certain other minor modifications at the time of closing of the Merger.

Board of Directors.

          The closing of the Merger will result in a change of control of Buffalo. In conjunction with the change of control, the existing directors of Buffalo will resign and will appoint the current members of the board of directors of Old Aladdin as members of the board of directors of New Aladdin.

Background to the Transaction

          Buffalo was incorporated under the laws of the State of Colorado on September 19, 1997, as a blind pool or blank check company for the purpose of seeking to acquire one or more properties or businesses, and as of the date hereof, it remains in the developmental stage. Its only activities to date have been organizational ones, directed at developing its business plan and raising its initial capital. Buffalo has not commenced any commercial operations. Buffalo has no full-time employees and owns no real estate.

          In June of 1998, Buffalo received some preliminary information in relation to Aladdin Oil Corporation ("Old Aladdin"). In conversations that ensued, Old Aladdin communicated its desire to possibly enter into a form of business combination with Buffalo in order to become a reporting company under the 34 Act. Further information was exchanged, including Buffalo's most recent filing(s) of periodical reports.

          In late June, definitive discussions were held, and a Letter of Intent was executed between Buffalo and Old Aladdin on June 30,
1998. Following execution of the Letter of Intent, Buffalo and Old Aladdin continued further due diligence resulting in the execution of the Agreement.

          Buffalo believes that the proposed merger transaction with Old Aladdin is consistent with its business plan. It is believed that Old Aladdin has a sound business plan, a qualified management team, and an opportunity to grow into a larger oil and gas exploration and production company.

Recommendation of Buffalo Board

          The Board of Directors of Buffalo has unanimously approved and adopted the Agreement and unanimously recommends, that the holders of Buffalo's Common Stock vote for adoption of the Agreement and approval of the proposed Merger. See "Description of Transactions".

Finders Fee

          Buffalo has agreed to pay a finder's fee equal to $10,000, to Cynthia Keefover, upon the closing of the Merger. Ms. Keefover acted as a finder for Buffalo by initiating the preliminary contacts with Old Aladdin which led to execution of the Agreement.

Risk Factors to be Considered in Connection with the Transactions

          The information set forth under "Risk Factors" should be considered by Buffalo's stockholders with respect to the proposed
Transactions. Specifically, such persons should be aware of the following risks:

Investment-Specific Risks.

          There has been no prior trading for New Aladdin's capital stock and there can be no assurance as to the future trading prices of such shares;

          After the Effective Date, approximately 74% of the outstanding shares of Common Stock will be owned by members of the Robins family, which will enable the family to exercise substantial influence over Buffalo's affairs; and

          Buffalo does not expect to pay dividends on its Common Stock after the Effective Date.

Industry-Specific Risks.

          New Aladdin's operations will be substantially dependent upon natural gas and oil prices and the economic and operating risks associated with the oil and gas business;

          New Aladdin's future results of operation will depend upon its ability to develop additional reserves;

          New Aladdin's business is subject to certain local, state and federal regulations; and

          New Aladdin operates in a highly competitive industry.

Conditions to the Consummation of the Transactions

          Pursuant to the Agreement, Old Aladdin is obligated to consummate the proposed Merger subject only to the following: the accuracy of the representations and warranties given by Buffalo and performance by Buffalo of its respective obligations under the Agreement; the absence of any proceeding to prohibit the consummation of the merger transaction; and, receipt of necessary shareholder approval. The obligation of Buffalo to close the Merger is subject to a number of matters, including the accuracy of the representations and warranties of Old Aladdin and the performance by Old Aladdin of its obligations under the Agreement, the approval by Buffalo's stockholders of the proposed Merger and the absence of any proceeding to prohibit the consummation of the Agreement.

Dissenter's Rights

          Under Colorado law, dissenting shareholders of Buffalo will be entitled to dissenters' rights if the proposed Merger is consummated. Any shareholder who desires to exercise such dissenters' rights must strictly comply with the requirements of Article 113 of the Colorado Business Corporation Act, and failure to so comply may result in the loss of such dissenters' rights. A copy of Article 113 of the Colorado Business Corporation Act is attached hereto as Appendix A, and shareholders are referred to Appendix A for a full statement of its provisions.

Termination of Agreement

          The Agreement may be terminated at any time prior to the effective date of the Merger: (i) by mutual consent of the Boards of Directors of Buffalo and Old Aladdin; (ii) by either party in the event that a representation or warranty made by the other party is incorrect or in the event the other party has breached the Agreement and subsequently been unable to cure or otherwise resolve the breach; (iii) by either party in the event that a condition to consummation of the Merger has, in the good faith judgment of its Board of Directors, become impractical to be fulfilled; (iv) by either party in the event of entry of a permanent injunction or other court order preventing the consummation of the Merger; or (v) by either party in the event that the merger has not become effective by December 31, 1998, unless an extension of such date has been agreed upon in writing.

Certain Federal Income Tax Consequences

          It is the intention of the parties that the Merger qualify as a statutory merger which is a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended. In a merger transaction, the continuing entity absorbs the corporate enterprise and steps into the shoes of the disappearing entity by assuming or acquiring all of its assets and liabilities.

          There are no specific restrictions or limitations on the nature of the consideration which may be used in a statutory merger transaction as long as the doctrine of continuity of interest is met. Thus, the issuance of not-voting securities such as warrants and units, will not cause the transaction to fail to qualify as a tax-free reorganization. The continuity of interest requirement is satisfied in the event that following completion of the transaction, there is continuity at the corporate level through a continuation of the business enterprise, and continuity at the ownership level through continued participation by the existing group of security holders in ownership and control of the entity.

          The parties believe that the proposed Merger qualifies as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended. Based upon that belief, the individual security holders of Old Aladdin will not recognize any gain or loss upon the exchange of their securities in Old Aladdin for matching securities in New Aladdin. However, there is no assurance that, upon audit, the Internal Revenue Service will agree with the characterization of the transaction as a tax-free reorganization. In the event the Internal Revenue Service determines that the Merger did not qualify as a tax-free reorganization, the individual security holders of Old Aladdin would be required to recognize gain or loss as a result of completion of the Merger.

Regulatory Requirements

          Buffalo is not aware of any federal or state regulatory requirements which must be complied with, or any federal or state regulatory approval which must be obtained in connection with the proposed Merger, other than proxy solicitation requirements under federal and state securities laws.

Market Prices and Listings

          Buffalo Common Stock is currently approved for trading on the OTC Electronic Bulletin Board under the symbol "BUFH," although no actual trading activity has occurred. Until such time as New Aladdin qualifies for listing on an alternate exchange, the Common Stock is expected to continue to trade on the OTC
Electronic Bulletin Board following completion of the Merger. However, in conjunction with Buffalo's name change to Aladdin Oil Corporation, it is anticipated that the trading symbol will also be changed.


PROPOSAL I

REVERSE STOCK SPLIT

Background.

          As of the date hereof, Buffalo has a total of 4,620,000 shares of common stock issued and outstanding. Under the terms of the Agreement, Buffalo is to have a total of only 406,099 shares of common stock issued and outstanding immediately prior to consummation of the Merger. Thus, in order to comply with the terms of the Agreement, prior to completion of the Merger, the number of issued and outstanding shares of common stock of Buffalo must be reduced from 4,620,000 to 406,099. Buffalo proposes to reach this figure through a two-step process, including a 1:2 reverse stock split, and the voluntary surrender of shares by the certain shareholders, as more fully discussed below.

          The number of shares of Common Stock of Buffalo to be outstanding immediately prior to completion of the Merger was based upon arms length negotiations between Buffalo and Old Aladdin. The negotiations resulted in an agreement that, in order to complete the Merger, Buffalo would issue one share of its Common Stock for each presently outstanding share of Common Stock of Old Aladdin, and one share of Series A Preferred Stock for each presently outstanding share of Series A Preferred Stock of Old Aladdin. The negotiations also resulted in an agreement that the current shareholders of Buffalo would own 7% of the issued and outstanding Common Stock of New
Aladdin on a fully diluted basis, following completion of the Merger. For purposes of the Agreement, the term "fully diluted" is defined as including all issued and outstanding common stock, as well as all Common Stock which would be issued and outstanding if all of the Series A Preferred Stock was converted to Common Stock in accordance with its terms (i.e. on a one-for-one basis), but does not include any shares to be outstanding upon exercise of any Class A or Class B Warrants.

          Based upon the foregoing, the Agreement provides that Buffalo will issue 3,718,320 shares of its common stock and 1,677,000 shares of its Series A Preferred Stock to the shareholders of Old Aladdin in order to complete the Merger. In other words, on a fully diluted basis, Buffalo will issue a total of 5,395,320 shares of its Common Stock in order to complete the Merger, and those shares are to represent 93% of the issued and outstanding common stock of New
Aladdin following completion of the Merger. The current shareholders of Buffalo will own the remaining 7% of the issued and outstanding common stock of New Aladdin, or a total of 406,099 shares.

Description of Proposal.

          The plan proposed by Buffalo's Board of Directors for purposes of reducing the number of issued and outstanding shares of common stock includes completion of 1:2 reverse stock split of the presently issued and outstanding Common Stock, and the voluntary surrender of shares for cancellation by Buffalo's officers, directors, affiliates and others.

          In the event that the 1:2 reverse stock split is approved, the number of issued and outstanding shares of Common Stock will be reduced from 4,620,000 to 2,310,000. In order to further reduce the issued and outstanding common stock from 2,310,000 shares to the agreed upon number of 406,099 shares, the Board of Directors has requested various shareholders, including Buffalo's officers, directors and their affiliates, to voluntarily surrender a total of 1,903,901 additional shares for cancellation.

          The decision made by Buffalo's Board of Directors to effect the reduction in issued and outstanding shares partially through a reverse stock split and partially through a voluntary cancellation of shares by certain shareholders, was arbitrary and was not made as a result of arm's length negotiation. In order to complete the required reduction in the number of issued and outstanding shares solely through means of a reverse stock split applicable to all shareholders on a pro-rata basis, it would have been necessary to propose a reverse stock split of approximately 1:11.38. Thus, although the decision to accomplish the share reduction partially through a reverse stock split, and partially through a voluntary cancellation of shares, was arbitrary, the Board believes the decision is beneficial to shareholders other than Buffalo's officers, directors and affiliates.

          See "Ownership of Capital Stock" for additional information regarding the ownership of shares by Buffalo's officers, directors and affiliates, including the number of shares of Common Stock currently beneficially owned by each such person (as adjusted to reflect completion of the proposed 1:2 reverse stock split), the number of shares of common stock which each such person has voluntarily agreed to surrender following completion of the 1:2 reverse stock split, and the number of shares of common stock of New Aladdin which each such person will own following completion of the proposed Merger.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE
SHAREHOLDERS VOTE "FOR" PROPOSAL I TO APPROVE A
1:2 REVERSE SPLIT OF BUFFALO'S ISSUED AND
OUTSTANDING COMMON STOCK.


PROPOSAL II

MERGER TRANSACTION

DESCRIPTION OF THE MERGER TRANSACTION

Background

          Buffalo was incorporated under the laws of the State of Colorado on September 19, 1997. It was incorporated as a "blind pool" or "blank check" company for the purpose of seeking to acquire one or more properties or businesses, and as of the date hereof remains in the developmental and promotional stages. To date
Buffalo's only activities have been organizational ones, directed at developing its business plan and raising its initial capital. Buffalo has no full-time employees, owns no real estate, and has not commenced any commercial operations.

          In June of 1998, Buffalo received some preliminary information in relation to Old Aladdin. In conversations that ensued, Old Aladdin communicated its desire to possibly enter into a form of business combination with Buffalo. Further information was exchanged, including Buffalo's most recent periodical report filing(s).

          On June 30, 1998, a Letter of Intent relating to a business combination transaction was executed between Buffalo and Old
Aladdin. Following execution of the Letter of Intent, Buffalo and Old Aladdin continued further due diligence which ultimately resulted in the execution of the Agreement on November 23, 1998.

          The following is a summary of the Agreement and the transactions contemplated thereby. A copy of the Agreement is attached to this Proxy Statement as Appendix B and is incorporated herein by reference.

Buffalo - Aladdin Merger.

          Pursuant to the Agreement, the transaction will be structured as a merger of the two entities. Old Aladdin will be merged with and into Buffalo pursuant to the laws of the States of Nevada and Colorado, and Buffalo will change its name to Aladdin Oil
Corporation ("New Aladdin"). For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

          If completed, the Merger will result in an effective change of control, with current shareholders of Buffalo owning 7% of the issued and outstanding Common Stock of New Aladdin on a fully diluted basis, and with the current shareholders of Old Aladdin owning approximately 93% of the issued and outstanding Common Stock of New Aladdin on a fully diluted basis.

          As part of the Agreement, Buffalo will cancel its existing outstanding Class A and Class B Warrants, will issue shares of Common Stock, and will create and issue Series A Convertible
Preferred Stock, stock purchase warrants, and units consisting of convertible debentures and stock purchase warrants, to existing holders of like securities of Old Aladdin on a one-for-one basis. As a result, Buffalo will issue 3,718,320 shares of Common Stock, 1,677,000 shares of Series A Convertible Preferred Stock, 1,088,500 Class A, $1.50 Stock Purchase Warrants, 1,688,000 Class B, $1.00
Stock Purchase Warrants, and 417.6 Units, each of which consists of a 12% convertible debenture in the face amount of $1,000, 625 Class
A Warrants and 625 Class B Warrants. The current shareholders of Buffalo will retain ownership of 406,099 shares of Common Stock of New Aladdin.

Series A Convertible Preferred Stock.

          Holders of Series A Preferred Stock of New Aladdin will be entitled to received cash dividends of $0.09 (12%) per annum. The shares will have liquidation preference of $0.75 per share. Holders of Series A Preferred stock will not be entitled to cash dividends after June 30, 1999. In conjunction with completion of the Merger, Buffalo will issue 1,677,000 shares of Series A Preferred Stock on a one-for-one exchange basis with current holders of Series A Preferred Stock of Old Aladdin. Each holder of Series A Preferred Stock will have the right at any time to convert such shares into shares of New Aladdin Common Stock on a one-for-one basis. Thus, if fully converted, the Series A Preferred Stock is convertible into 1,677,000 shares of Common Stock.

New Class A Warrants.

          The Class A Warrants of New Aladdin will give the holders thereof the right to purchase one share of New Aladdin Common
Stock at a price of $1.50 per share at any time on or before December 31, 1999. Class A Warrants will not give the holders thereof any rights as shareholders of New Aladdin until such time as they are exercised. In conjunction with completion of the Merger, Buffalo will issue 1,088,500 Class A stock purchase warrants on a one-for-one exchange basis with current holders of Class A Warrants of Old Aladdin. Thus, a total of 1,088,500 shares of New Aladdin Common Stock would be issued if every Class A Warrant is exercised resulting in gross proceeds of $1,632,750 to New Aladdin.

New Class B Warrants.

          The Class B Warrants of New Aladdin will give the holders thereof the right to purchase one share of New Aladdin Common
Stock at a price of $1.00 per share at any time on or before December 31, 1999. Class B Warrants will not give the holders thereof any rights as shareholders of New Aladdin until such time as they are exercised. In conjunction with completion of the Merger, Buffalo will issue 1,688,000 Class B stock purchase warrants on a one-for-one exchange basis with current holders of Class B Warrants of Old Aladdin. Thus, a total of 1,688,000 shares of New Aladdin Common Stock would be issued if every Class B Warrant is exercised resulting in gross proceeds of $1,688,000 to New Aladdin.

Units.

          The Units will consist of one 12% Convertible Debenture of New Aladdin in the principal amount of $1,000, bearing interest at the rate of 12% per annum for one year from the original issuance date of each Unit, 625 Class A Warrants for purchase of one share of New Aladdin Common Stock at a price of $1.50 per share at any time on or before December 31, 1999, and 625 Class B Warrants for purchase of one share of New Aladdin at a price of $1.00 per share at any time on or before December 31, 1999. Interest on the Convertible Debentures is payable monthly, and such Debentures are convertible at any time on the basis of 1.25 shares of common stock for each $1.00 in face amount. In conjunction with completion of the Merger, Buffalo will issue 417.6 Units, on a one-for-one exchange basis with current holders of Old Aladdin Units. A total of 522,000 shares of New Aladdin Common Stock would be issued upon conversion of all outstanding debentures, and a total of 522,000 shares of New Aladdin Common Stock would be issued if every Class A and Class B warrant issued as a part of the Units is exercised, resulting in gross proceeds of $652,500 to New Aladdin.

Change of Name.

          As part of the Agreement, Buffalo will change its name to Aladdin Oil Corporation at the time of closing.

Board of Directors.

          A change in control of Buffalo will occur as a result of completion of the Merger. In conjunction with such change in control, the existing directors of Buffalo have agreed to resign and to appoint the current members of the board of directors of Old Aladdin as their successors.

Sale and Cancellation of Existing Class A and Class B Warrants.

          As part of the Agreement, Old Aladdin will purchase all of the issued and outstanding Class A and Class B Warrants of Buffalo from the current holders thereof for a purchase price of $125,000 prior to consummation of the Merger. In conjunction with consummation of the Merger, Buffalo will cause such existing warrants to be cancelled.

Articles of Incorporation and Bylaws.

          The articles of incorporation and the bylaws of Buffalo, amended in the manner specified herein, shall be the articles of incorporation and the bylaws of New Aladdin following the date of closing of the Merger. A vote in favor of the Merger will be considered your assent to the amendment of the Buffalo Articles of Incorporation and Bylaws, as set forth in Appendix C. The substantive changes to these documents are as follows: First, the name has been changed to Aladdin Oil Corporation. Second, they have been modified to clarify that cumulative voting is not allowed on any matter. Third, the number of shareholders required to constitute a quorum has been increased from one-third to the holders of at least a majority of the shares entitled to vote. The effect of this change is that holders of at least 50.1% of the shares entitled to vote on a particular matter must be present, in person or by proxy, in order to act on that matter. Fourth, the number of directors has been changed to be no less than two and no more than seven.

Representations and Warranties.

          Under the terms of the Agreement, Old Aladdin makes a number of representations and warranties to and for the benefit of New Aladdin. Such representations and warranties are consistent with those normally given in transactions involving oil and gas assets and include representations to the effect that Old Aladdin has clear title to all of its assets, that there are no undisclosed liabilities and no undisclosed litigation or claims that adversely affect such assets, that Old Aladdin has materially complied with the leases, contracts and governmental regulations affecting its assets, and that Old Aladdin has the power and authority to enter into the Agreement.

Conditions to Old Aladdin's Obligation to Close.

          Pursuant to the Agreement, Old Aladdin is obligated to close and to consummate the transactions described therein, subject only to the following: the accuracy of the representations and warranties given by Buffalo and performance by Buffalo of its obligations under the Agreement, the absence of any proceeding to prohibit the consummation of such transactions, and necessary shareholder approval by the shareholders of Old Aladdin and by the shareholders of Buffalo.

Conditions to Buffalo's Obligations to Close.

          Pursuant to the Agreement, Buffalo is obligated to close and to consummate the transactions described therein, subject only to the following: the accuracy of the representations and warranties of Old Aladdin and performance by Old Aladdin of its obligations under the Agreement, the absence of any proceeding to prohibit the consummation of such transactions, and necessary shareholder approval by the shareholders of Buffalo and the shareholders of Old Aladdin.

Termination.

          The Agreement may be terminated at any time prior to its Effective Date (i) by mutual agreement of the parties, (ii) by either party in the event of any material misrepresentation or breach by the other party, unless such misrepresentation or breach is cured or resolved prior to the closing date to the reasonable satisfaction of the non-breaching party, (iii) by either party if any condition to consummation of the Merger becomes impractical to be fulfilled, (iv) by either party in the event of entry of a permanent injunction or other court order preventing consummation of the Merger, or (v) by either party if the Merger has not become effective on or before December 31, 1998.

Government and Regulatory Approvals.

          Buffalo is not aware of any federal or state regulatory requirements which must be complied with or any federal or state regulatory approval which must be obtained in connection with consummation of the Agreement, other than proxy solicitation requirements under federal and state securities laws.

Buffalo's Reasons for the Transaction.

          Buffalo's Board of Directors believes that the terms of the Agreement are fair to the stockholders of Buffalo and that consummation of the Merger with Old Aladdin is consistent with Buffalo's business plan and is in the best interest of the shareholders of Buffalo. Consummation of the Agreement will result in an immediate increase in the assets and revenues of Buffalo. In addition, Buffalo's Board of Directors believes that Old Aladdin has a sound business plan, qualified management, and a reasonable opportunity to grow into a larger oil and gas exploration and production company.
The Board of Directors believes that there will be no adverse tax consequences to shareholders of Buffalo as a result of this Merger. Buffalo's Common Stock will continue to be listed on the over-the-counter Bulletin Board following completion of the Merger, although its trading symbol will be changed to reflect its new name. For the reasons described herein, subject to the requisite vote of Buffalo's stockholders which is solicited hereby, approving consummation of the Merger through the issuance of shares, and other items included in this proxy statement, the members of the Board of Directors have unanimously approved the Agreement and consummation of the Merger described therein.

THE BOARD OF BUFFALO RECOMMENDS THAT THE
STOCKHOLDERS VOTE FOR APPROVAL OF THE
CONSUMMATION OF THE PROPOSED MERGER AND
RELATED TRANSACTIONS DESCRIBED IN THE AGREEMENT
AND PLAN OF MERGER AND REORGANIZATION BY AND
BETWEEN BUFFALO AND ALADDIN OIL CORPORATION
DATED NOVEMBER 23, 1998.


DISCLOSURE REGARDING FORWARD-LOOKING STATEMENT

          This Proxy Statement includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "securities Act') and Section 21 E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical fact included in this Proxy Statement regarding reserve estimates, planned capital expenditures, future oil and gas production and prices, future drilling activity, financial position of Buffalo, Old Aladdin or New Aladdin, business strategy and other plans and objectives for future operations, are forward-looking statements. Although Buffalo, Old Aladdin and New Aladdin believe that the expectations reflected in such forward-looking statements are reasonable, Buffalo can give no assurance that such expectations will prove to be correct. There are numerous uncertainties inherent in estimating quantities of proved oil and natural gas reserves and in projecting future rates of production and timing of development expenditures, including many factors beyond the control of the participating entities. Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. As a result, estimates made by different engineers often vary from one another.
In addition, results of drilling, testing and production subsequent to the date of an estimate may justify revisions of such estimate and such revisions, if significant, would change the schedule of any further production and development drilling. Accordingly, reserve estimates are generally different from the quantities of oil and natural gas that are ultimately recovered. Additional important factors that could cause actual results to differ materially from the expectations described herein include changes in oil and gas prices, changes in regulatory or environmental policies, production difficulties, transportation difficulties and future drilling results. All subsequent written and oral forward-looking statements attributable to Buffalo, Old Aladdin or New Aladdin, or persons acting on their behalf are expressly qualified in their entirety by such factors.

RISK FACTORS

          In determining whether to vote in favor of the proposals described in this Proxy Statement, Buffalo's shareholders should consider all of the risks associated with the transactions and with the planned business operations of New Aladdin following consummation of the Merger. Unforeseen conditions and unexpected events may arise, and the following list may not be all-inclusive. Buffalo's shareholders should consider all of the risks associated with the proposed transactions and with the planned business operations following consummation of the proposed Merger, including the following risk factors:

Market Conditions and Prices

          New Aladdin's success will depend heavily upon its ability to market its oil and gas production at favorable prices, of which there can be no assurance. In recent decades, there have been both periods of worldwide overproduction and underproduction of hydrocarbons and periods of increased and relaxed energy conservation efforts.
Such conditions have resulted in periods of excess supply of, and reduced demand for, crude oil on a worldwide basis and for natural gas on a domestic basis; these periods have been followed by periods of short supply of, and increased demand for, crude oil and, to a lesser extent, natural gas. The excess or short supply of oil and gas has placed pressures on prices and has resulted in dramatic price fluctuations.

Change in Control; Concentration of Ownership in the Robins Family; Ability to Influence Election of Directors and Other Matters
Submitted to Stockholders

          In the event of consummation of the Merger, there will be a change in control of Buffalo. The current shareholders of Buffalo will own only approximately 7% of the issued and outstanding
Common Stock of New Aladdin on a fully diluted basis following completion of the Merger, and the current officers and directors of Buffalo will resign and be replaced by the persons who are the current officers and directors of Old Aladdin. Following consummation of the Merger, Ms. Meghan Robins and her affiliates and family members collectively will own an aggregate of 3,049,101 shares of Common Stock, representing approximately 74% of the issued and outstanding shares (not including options or warrants) of New
Aladdin. Accordingly, such persons will be able to exercise substantial influence over the business and affairs of New Aladdin, including the election of directors and other matters submitted to a vote of stockholders, and will essentially control New Aladdin. There are no voting or similar agreements among such persons. See "Ownership of Capital Stock."

Historical Operating Losses and Variability of Operating Results

          Old Aladdin has incurred net losses since its inception and there can be no assurance that New Aladdin will be profitable in the future following completion of the Merger. In addition, the future operating results of New Aladdin may fluctuate significantly depending upon a number of factors, including industry conditions, prices of oil and gas, rates of production, timing of capital expenditures and drilling success. This variability could have a material adverse effect on the business, financial condition and results of operations of New Aladdin. See "Selected Historical Consolidated Financial Data" and "Management's Discussion and Analysis of
Financial Condition and Results of Operations."

Uncertainty of Estimates of Oil and Gas Reserves

          The proven oil and gas reserves of Old Aladdin, and the estimated future net revenues therefrom to be received by New
Aladdin, rely upon various assumptions, including assumptions as to oil and gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. The process of estimating oil and gas reserves is complex, requiring significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each reservoir. As a result, such estimates are inherently imprecise. Actual future production, oil and gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves may vary substantially from those estimated in the reports obtained from reserve engineers. Any significant variance in these assumptions could materially affect the estimated quantities and present value of the estimated reserves. In addition, the proven reserves of New Aladdin may be subject to downward or upward revision based upon production history, results of future exploitation and development, prevailing oil and gas prices and other factors, many of which will be beyond the control of New Aladdin. Actual production, revenues, taxes, development expenditures and operating expenses with respect to the such reserves will likely vary from the estimates used, and such variances may be material.

Replacement of Reserves

          In general, the volume of production from oil and gas properties declines as reserves are depleted. Except to the extent New Aladdin acquires properties containing additional proven reserves or conducts successful development and exploitation activities, or both, the proven reserves and the volume of production from proven reserves of New Aladdin will decline as a result of production from its existing properties. The future oil and gas production of New Aladdin will, therefore, be highly dependent upon its level of success in finding or acquiring additional reserves. The business of acquiring, enhancing or developing reserves is capital intensive. To the extent cash flow from operations is reduced and external sources of capital become limited or unavailable, the ability of New Aladdin to make the necessary capital investment to maintain or expand its asset base of oil and gas reserves would be impaired. In addition, there can be no assurance that the future acquisition and development activities of New Aladdin will result in additional proven reserves or that New Aladdin will be able to drill productive wells at acceptable costs.

Reserve Concentration Risk

          At the time of completion of the Merger, substantially all of the reserves of Old Aladdin will be located in Ohio and California.
Any interruption in the production from these reserves following completion of the Merger could materially adversely affect the operations of New Aladdin.

Industry Risks

          Oil and gas drilling and production activities are subject to numerous risks, many of which will be beyond the control of New
Aladdin. These risks include the risk that no commercially productive oil or gas reservoirs will be encountered, that operations may be curtailed, delayed or canceled, and that title problems, weather conditions, compliance with governmental requirements, mechanical difficulties or shortages or delays in the delivery of drilling rigs and other equipment may limit the ability of New Aladdin to develop, produce and market its reserves. There can be no assurance that new wells drilled by New Aladdin will be productive or that New Aladdin will recover all or any portion of its investment. Drilling for oil and gas may involve unprofitable efforts, not only from dry wells but also from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs. In addition, the properties of New Aladdin may be susceptible to hydrocarbon drainage from production by other operators on adjacent properties.

          Industry operating risks include the risks of fire, explosions, blow-outs, pipe failure, abnormally pressured formations and environmental hazards, such as oil spills, natural gas leaks, ruptures or discharges of toxic gases, the occurrence of any of which could result in substantial losses to New Aladdin due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, clean-up responsibilities, regulatory investigation and penalties and suspension of operations. In accordance with customary industry practice, it is anticipated that New Aladdin will maintain insurance against some, but not all, of the risks described above. There can be no assurance that any insurance will be adequate to cover losses or liabilities. It is not possible for New Aladdin to predict the continued availability of insurance at premium levels that justify its purchase.

Acquisition Risks

          The growth of New Aladdin following consummation of the proposed Merger is expected to be attributable largely to acquisitions of producing oil and gas properties containing proven reserves. In conjunction with acquisition of such properties, New Aladdin will make an effort to assess recoverable reserves, future oil and gas prices, operating costs, potential environmental and other liabilities and other factors. However, such assessments are necessarily inexact and their accuracy inherently uncertain, in part because many of the factors being assessed are not subject to control. In connection with making such an assessment, it is anticipated that New Aladdin will perform a review of the subject properties that it believes to be generally consistent with industry practices. Such a review, however, will not reveal all existing or potential problems, nor will it permit New Aladdin to become sufficiently familiar with the properties to fully assess their deficiencies and capabilities. Inspections may not always be performed on every well, and structural and environmental problems are not necessarily observable even when an inspection is undertaken. In most cases, it is anticipated that New Aladdin will not be entitled to contractual indemnification for pre-closing liabilities, including environmental liabilities, and that it will generally acquire interests in the properties on an "as is" basis with limited remedies for breaches of representations and warranties. In those circumstances in which New Aladdin is able to negotiate contractual indemnification rights for pre-closing liabilities, there can be no assurance that the seller will be able to fulfill its contractual obligations. In addition, competition for producing oil and gas properties is intense and many of New Aladdin's competitors will have financial and other resources which are substantially greater than those available to New Aladdin. Therefore, no assurance can be given that New Aladdin will be able to acquire producing oil and gas properties which contain economically recoverable reserves or that it will make such acquisitions at acceptable prices.

Substantial Capital Requirements

          It is currently anticipated that New Aladdin will continue to make substantial capital expenditures in its exploration and development projects. Initially, New Aladdin intends to finance these capital expenditures with the cash flow from operations and its existing financing arrangements. However, it is anticipated that additional financing may be required in the future to fund the developmental and exploration activities of New Aladdin. No assurance can be given as to the availability or terms of any such additional financing that may be required or that financing will continue to be available under any existing or new financing arrangements. If additional capital resources are not available to New Aladdin, its developmental and other activities may be curtailed and its business, financial condition and results of operations could be materially adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Financial Condition and Capital Resources."

Marketability of Production

          The marketability of the natural gas production of New Aladdin will depend in part upon the availability, proximity and capacity of natural gas gathering systems, pipelines and processing facilities. Most of the natural gas produced by New Aladdin is expected to be delivered through natural gas gathering systems and natural gas pipelines that will not be owned by New Aladdin.
Federal, state and local regulation of oil and gas production and transportation, tax and energy policies, changes in supply and demand and general economic conditions all could adversely affect the ability of New Aladdin to produce and market its oil and gas. Any dramatic change in market factors could have a material adverse effect on the financial condition and results of operations of New Aladdin. See "Business and Properties" and "Governmental Regulation."

Dependence on Key Personnel

          The business of New Aladdin will depend on the continued services of its president and chief executive officer, Meghan Robins. Effective as of January 5, 1998, Old Aladdin entered into an employment agreement with Ms. Robins for a period of 5 years which will be assumed by New Aladdin following completion of the Merger. The loss of the services of Ms. Robins would be particularly detrimental to New Aladdin because of her background and experience in the oil and gas industry.

Competition

          The oil and gas industry is highly competitive in all its phases. Competition is particularly intense with respect to the acquisition of desirable producing properties, the acquisition of oil and gas prospects suitable for enhanced production efforts, and the hiring of experienced personnel. The competitors of New Aladdin in oil and gas acquisition, development, and production include the major oil companies, in addition to numerous independent oil and gas companies, individual proprietors, and drilling programs. Many of these competitors possess and employ financial and personnel resources substantially in excess of those which will be available to New Aladdin and may, therefore, be able to pay more for desirable producing properties and prospects and to define, evaluate, bid for, and purchase a greater number of producing properties and prospects than the financial or personnel resources of New Aladdin will permit.
The ability of New Aladdin to generate reserves in the future will be dependent on its ability to select and acquire suitable producing properties and prospects in competition with these companies.

Governmental Regulation

          Domestic exploration for, and production and sale of, oil and gas are extensively regulated at both the federal and state levels. Legislation affecting the oil and gas industry is under constant review for amendment or expansion, frequently increasing the regulatory burden. Also, numerous departments and agencies, both federal and state, are authorized by statute to issue, and have issued, rules and regulations affecting the oil and gas industry which often are difficult and costly to comply with and which carry substantial penalties for noncompliance. State statutes and regulations require permits for drilling operations, drilling bonds, and reports concerning operations. Most states in which New Aladdin will operate also have statutes and regulations governing conservation matters, including the unitization or pooling of properties and the establishment of maximum rates of production from wells. Many state statutes and regulations may limit the rate at which oil and gas could otherwise be produced from acquired properties. Some states have also enacted statutes prescribing ceiling prices for natural gas sold within their states. The operations of New Aladdin will also be subject to numerous laws and regulations governing plugging and abandonment, the discharge of materials into the environment or otherwise relating to environmental protection. The heavy regulatory burden on the oil and gas industry increases its costs of doing business and consequently affects its profitability. Although Old Aladdin believes it is currently in compliance with such laws, rules and regulations, there can be no assurance that a change in such laws, rules or regulations, or the interpretation thereof, will not have a material adverse effect on the financial condition or results of operations of New Aladdin following completion of the Merger.

Lack of Active Trading Market

          Buffalo has voluntarily registered under the 34 Act, and its Common Stock is approved for trading in the over-the-counter market on the NASD Bulletin Board. However, no actual trading activity has occurred with respect to such shares. Following completion of the Merger, the shares of Common Stock of New Aladdin will continue to be approved for trading in the over the counter market on the NASD Bulletin Board. There can be no assurance that a trading market will develop for such shares, that holders of such shares will ever enjoy the benefit of liquidity created as a result of an active trading market, or that the trading price for such shares in the public market will accurately reflect the value of such shares as calculated through traditional means involving book value, earnings per share, and the like.

Regulation of Penny Stocks

          It is anticipated that immediately following completion of the Merger, and for an indefinite period of time thereafter, any trading market which may develop for the common stock of New Aladdin will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell low-priced securities (commonly referred to as "penny stocks") to persons other than established customers or accredited investors. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of the shareholders of New Aladdin to sell their securities in any market that might develop therefor.

          Shareholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Although the management of New Aladdin will use its best efforts, within the confines of practical limitations to prevent the described patterns from being established with respect to its securities, there can be no assurance that some or all of such abuses will not occur in any trading market which may develop with respect to the securities of New Aladdin.

Shares Eligible for Future Sale

          Immediately following completion of the Merger, New Aladdin will have 4,124,419 shares of its Common Stock issued and outstanding. The 3,718,320 shares to be issued pursuant to the terms of the Agreement will all constitute restricted securities as that term is defined in Rule 144 adopted under the Securities Act of 1933, and will not be eligible for resale without registration under the Securities Act and applicable state securities laws or an exemption therefrom. A substantial majority of the 406,099 shares of Common Stock to be owned by the current shareholders of Buffalo following completion of the Merger will also constitute restricted securities. Although most of such shares may be available for immediate resale under Rule 144 because the holders of such shares will have satisfied applicable holding period requirements under Rule 144, a total of approximately 320,000 of such shares, which will be owned by persons who are currently principal shareholders of Buffalo, are expected to be subject to standstill agreements for a period of up to 12 months. The standstill restrictions are being imposed because resale of significant quantities of such shares could have an adverse effect on the market price of the Common Stock of New Aladdin.

          In general, under Rule 144 as currently in effect, a person (or persons) whose shares are aggregated, who has beneficially owned shares for at least one year (including in certain cases, the holding period of any prior owner except an affiliate), is entitled to sell in "broker's transactions" or to market makers, within any three-month period, a number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock or (ii) generally, the average weekly trading volume in the Common Stock during the four calendar weeks preceding the sale and certain other limitations and restrictions. Under Rule 144(k), a person who is not deemed to have been an affiliate of the company at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, would be entitled to sell such shares without having to comply with the manner of sale, volume limitation or notice filing provisions described above.

          Certain of the holders of Series A Preferred Stock and the Class A and Class B Warrants of New Aladdin to be issued in conjunction with consummation of the Merger, will have demand registration rights with respect to the shares of Common Stock issuable upon the exercise of their warrants or conversion of their Series A Preferred Stock. Holders of demand registration rights may, under certain circumstances and subject to customary limitations, require New Aladdin to use its best efforts to register the resale of the shares of Common Stock held by such holder when New Aladdin otherwise files a registration statement with the SEC registering shares of its Common Stock.

Preferred Stock

          In accordance with the provisions of the articles of incorporation of New Aladdin, the Board of Directors will be authorized, without shareholder action, to issue Preferred Stock in one or more series and to designate the dividend rate, voting rights and other rights, preferences and restrictions of each such series. It will not be possible to state the actual effects, if any, of the potential issuance of additional Preferred Stock upon the rights of holders of Common Stock of New Aladdin, unless and until the Board of Directors of New Aladdin determines to issue additional preferred stock and establishes the specific rights, preferences and restrictions of the class of Preferred Stock to be issued. Such effects might include restricting dividends on the Common Stock, diluting the voting power of the Common Stock, impairing the liquidation rights of the Common Stock, and delaying or preventing a change in control of New Aladdin without further action by the shareholders. See "Description of Securities - Preferred Stock."

Investment Risks as to Minority or Royalty Interest Purchases

          New Aladdin may in the future acquire interests in oil and gas properties which consist of less than a controlling working interest, or which consist of an overriding (or other form of) royalty interests. In such cases, it is likely that these properties would not be operated by New Aladdin. It is anticipated that New Aladdin will seek to limit such acquisitions to properties operated by competent entities with which New Aladdin has discussed the operator's plans for the properties, but New Aladdin will not have complete control over decisions affecting such properties.

Environmental Liability

          Oil and gas activities can result in liability under federal, state and local environmental regulations for activities involving, among other things, water pollution and hazardous waste transport, storage, and disposal. Such liability can attach not only to the operator of record of the well, but also to other parties that may be deemed to be current or prior operators or owners of the wells or the equipment involved. See "Business and Properties-Environmental Matters."

No Dividends on Common Stock

          The Board of Directors of Old Aladdin has indicated that following its appointment as the Board of Directors of New Aladdin, it intends to retain all of the earnings of New Aladdin for the expansion of its business, except as required by the terms of the issued and outstanding Preferred Stock. New Aladdin therefore does not anticipate the distribution of cash dividends on its Common Stock in the foreseeable future. Any future decision of the Board of Directors of New Aladdin to pay cash dividends will depend, among other factors, upon its earnings, financial position, and cash requirements at the time such decision is made. See "Price Range of Common Stock and Dividend Policy."

Cumulative Voting, Preemptive Rights, and Control

          The persons who are holders of the Common Stock of New
Aladdin following completion of the Merger will have no preemptive rights in connection with such shares. As a result, the shareholders of New Aladdin may be further diluted in their percentage ownership of New Aladdin if additional shares of Common Stock are issued by New Aladdin in the future. Cumulative voting in the election of directors for New Aladdin will also be prohibited. Accordingly, the holders of a majority of the shares of Common Stock of New Aladdin present, in person or by proxy, will be able to elect all the members of the Board of Directors of New Aladdin. See "Description of Securities."




BUSINESS AND PROPERTIES OF BUFFALO

General

          Buffalo was incorporated under the laws of the State of Colorado on September 19, 1997, and remains in the developmental stage. Its only activities to date have been organizational ones, and activities related to completing the proposed Merger with Old
Aladdin.

          Buffalo was formed as a "blind pool" or "blank check" company, with a business plan of seeking to acquire one or more properties or businesses, and it voluntarily elected to file a registration statement on Form 10-SB under the 34 Act in order to become a reporting company. The registration statement became effective on or about May 4, 1998, and since that date, Buffalo has filed all required periodical reports and remained current in its reporting obligations.

          In accordance with Buffalo's business plan, its acquisition of a business opportunity could be made by purchase, merger, exchange of stock, or otherwise, and may encompass assets or a business entity, such as a corporation, joint venture, or partnership. Buffalo's business plan also provided that its discretion in selection of business opportunities would be unrestricted, subject to the availability of such opportunities, economic conditions, and other factors. However, its search for a business acquisition was intended to be directed toward small and medium-sized enterprises having a desire to become a public corporation and which may be able to satisfy, or anticipate, within a reasonable period of time following completion of a merger or acquisition with Buffalo, being able to satisfy the minimum asset requirements in order to qualify shares for trading on the National
Market System, or on an exchange such as the American Stock
Exchange. It was also intended that Buffalo would concentrate its acquisition efforts on properties or businesses that it believed to be undervalued or that it believed could realize a substantial benefit from being publicly owned with a public trading market for their securities.

          The types of factors to be considered by Buffalo in selecting a business opportunity included the following:

          (1) Potential for growth and profitability, indicated by new technology, anticipated market expansion, or new products;

          (2) Buffalo's perception of how any particular business opportunity would be received by the investment community and by Buffalo's stockholders;

          (3) Whether, following the business combination, the financial condition of the business opportunity would be, or would have a significant prospect in the foreseeable future of becoming sufficient to enable its securities to qualify for listing on an exchange or on a national automated securities quotation system, such as NASDAQ, so as to permit the trading of such securities to be exempt from the restrictions imposed on broker-dealers by the Securities and Exchange Commission in conjunction with dealings in penny stocks. (See "Risk Factors - Buffalo - Regulation of Penny Stocks").

          (4) Capital requirements and anticipated availability of re-quired funds, to be provided from operations, through the sale of additional securities, through joint ventures or similar arrangements, or from other sources;

          (5) Competitive position as compared to other companies of similar size and experience within the industry segment as well as within the industry as a whole;

          (6) Strength and diversity of existing management, or man-agement prospects that are scheduled for recruitment; and,

          (7) The accessibility of required management expertise, per-sonnel, raw materials, services, professional assistance, and other required items.

Form and Terms of Acquisition

          Buffalo had a substantial amount of discretion in negotiating both the form and the terms of its proposed Merger with Old Aladdin.
The possibility of structuring the Merger as an asset purchase or as a share exchange, in which Aladdin would have become a wholly owned subsidiary of Buffalo, were both considered. However, based primarily upon the desire of Old Aladdin to structure the Merger as a tax-free reorganization, and the desire of Old Aladdin to include various types of securities, including preferred stock, warrants and debentures, as part of the consideration, the parties agreed to structure the proposed transaction as a statutory merger. The number of shares to be retained by the current shareholders of Buffalo and the cash consideration to be paid by Old Aladdin for purchase of the outstanding warrants of Buffalo, were determined by arms length negotiations with Old Aladdin.

          In conjunction with completion of the proposed Merger, it was determined that it would be in the best interest of the Buffalo shareholders for Buffalo's officers and directors to resign and to nominate the current Board of Directors of Old Aladdin as their successors on the Board of Directors of New Aladdin. None of the current officers or directors of Buffalo has experience in the operation of an oil and gas business, and Old Aladdin represented that it had an experienced group of officers and directors which would be capable of managing the on-going business operations of New Aladdin.

Administrative Offices

          Buffalo currently maintains a mailing address at 7331 S.
Meadow Court, Boulder, Colorado 80301, which is the office address of its President. The Company's telephone number there is (303)
530-3353. Other than this mailing address, the Company does not currently maintain any other office facilities, and does not anticipate the need for maintaining office facilities at any time in the foreseeable future. Following completion of the proposed Merger, this mailing address will be closed and all operations and activities will be transferred to the offices of New Aladdin.

Employees

          Buffalo currently has no employees. It has used consultants, attorneys and accountants as necessary to assist in completion of its organizational activities and for purposes of negotiating the terms and conditions of the proposed business combination transaction with Old Aladdin. Following completion of the proposed Merger, all employees of New Aladdin will be persons currently employed by Old Aladdin or persons hired by New Aladdin following completion of the Merger.

Legal Proceedings

          Buffalo is not a party to any legal proceedings, and its board of directors is not aware of any threatened proceedings that can reasonably be expected to have a material adverse effect on the Buffalo's properties or financial condition, or its ability to complete the proposed Merger.

BUSINESS AND PROPERTIES OF ALADDIN

General
          Old Aladdin was incorporated under the laws of the State of Nevada on January 17, 1997. It is an independent oil and gas company engaged in the acquisition and exploration of oil and gas within the United States. Since its inception, Old Aladdin has focused its business strategy on the acquisition of producing oil and gas properties in geographic areas where fragmented ownership should create the opportunity for a consolidation or "roll-up of these assets. Furthermore, these assets generally would provide for increases in reserves, or production as a result of enhancement, better field management, and tighter financial controls.

          In addition, Old Aladdin holds certain exploration sub-surface easements within the Los Angeles Basin of California, which encompass several portions of the producing Salt Lake Field.
Following completion of the Merger, New Aladdin intends to develop these pass-through easements into a drilling district, followed by the drilling and exploration for potential oil and natural gas. In addition, Old Aladdin recently acquired interests in 16 natural gas wells in the state of Ohio, the operations of which are more specifically described below. Finally, Old Aladdin seeks to apply modern exploration technology and applications to certain producing oil and gas basins where such technology has yet to be applied.

Appalachian Operations

          Effective June 30, 1998, Old Aladdin acquired interests in 16 natural gas wells within the counties of Morgan and Muskingham, Ohio, from Industrial International, Inc., an Ohio corporation ("Industrial International") in exchange for issuance of 419,219 shares of Common Stock of Old Aladdin. Industrial International was previously owned by Mr. Max P. Lammers, who is an officer and director of Old Aladdin. The natural gas wells purchased from Industrial International comprise the Appalachian Operations, which are being operated by Aladdin - International, Inc., an Ohio corporation ("Aladdin International"), a subsidiary of Old Aladdin.

          As the time the Appalachian Operations were acquired from Industrial International, Old Aladdin entered into a management agreement with Mr. Lammers (the "Lammers Management
Agreement") pursuant to which Mr. Lammers is to act as Vice President - Appalachian Region on behalf of Old Aladdin. To provide Mr. Lammers with certain assurances, the Lammers Management Agreement provides that if New Aladdin is not a "public reporting" company as defined by the 34 Act, and the Common Stock of New Aladdin is not publicly quoted prior to June 30, 1999, Mr. Lammers will have the right to purchase 100% of the outstanding shares of Common Stock of Aladdin International for the sum of $1.00.

          Old Aladdin believes that the Merger will in fact qualify New Aladdin as a "public reporting" company as defined by the 34 Act, and that following completion of the Merger, the Common Stock of New Aladdin will be publicly quoted. As a result, Old Aladdin believes that the consummation of the Merger will extinguish the right of Mr. Lammers to purchase the shares of Aladdin International.

California Operations

          In its California operations, Old Aladdin has specialized in development and production of oil and gas from leases on town lots located in areas within the Los Angeles Basin, including Culver City, Cheviot Hills, Sawtelle, Santa Monica and West Salt Lake. After acquiring leases from landowners, Old Aladdin has coordinated production arrangements with major petroleum companies. Following completion of the Merger, it is anticipated that New Aladdin will continue to seek to capitalize on development and production of town-lot oil leases in the urban Los Angeles area.

Operator Activities

          Old Aladdin currently acts as the operator of the 16 oil and/or natural gas wells acquired from Industrial International. To facilitate these activities, Old Aladdin has established a field office in Cleveland, Ohio, and utilizes certain contract service providers for the day to day operation, upkeep, and maintenance of these properties.

Drilling Activities

          To date, Old Aladdin has not drilled any wells. It has, however, established a capital expenditure budget for the 3rd quarter of 1998 to enhance and work over certain of the 16 wells acquired from Industrial International.

          Old Aladdin currently anticipates that it will commence and/or participate in one or more developmental drilling programs on certain acreage within the Appalachian Basin.

Marketing

          Old Aladdin does market its production based upon the applicable operating agreement for each property and/or well. Old Aladdin or its agents sell its production, as well as the production of other interest owners' in each property on the spot market and by entering into marketing arrangements, processing agreements, transportation agreements and oil and natural gas condensate agreements. Old Aladdin does not charge itself marketing fees for its own activities, but it does pay for its pro rata share of transportation and processing expenses.

Title to Properties

          As is customary in the natural gas and oil industry, Old
Aladdin makes only a cursory review of title to farm-out acreage and to undeveloped natural gas and oil leases upon the execution of contracts. In the case of acquisitions, a thorough title examination is conducted and curative work is performed with respect to significant defects at prospective properties. To the extent title opinions or other investigations reflect title defects, the seller of the properties, rather than Old Aladdin is responsible to cure any such title defects at its expense. Old Aladdin has obtained title on substantially all of its producing properties and believes that it has satisfactory title to such properties in accordance with standards generally accepted in the oil and gas industry. Old Aladdin's natural gas and oil properties are subject to customary royalty interests, liens for current taxes and other burdens that Old Aladdin believes do not materially interfere with the use of, or affect the value of, such properties.

Operational Risks and Insurance

          Old Aladdin's operations are subject to the usual hazards incident to the drilling and producing of oil and natural gas, such as blowouts, cratering, explosions, uncontrollable flows of oil, natural gas or well fluids, fires, formations with abnormal pressures, pollution, releases of toxic gases and other environmental hazards and risks. These hazards can cause personal injury and loss of life, severe damage to and destruction of property and equipment, pollution or environmental damages and suspension of operations. As a result, Old Aladdin could incur substantial liabilities to third parties or governmental entities, the payment of which could reduce or eliminate the funds available for development, acquisitions or exploration, or result in the loss of Old Aladdin's properties.

          Old Aladdin is covered by various types of insurance policies with the minimum being a $1,000,000 liability policy and a $5,000,000 umbrella policy. Old Aladdin is also covered under additional insurance, including both commercial property and workers compensation policies. This insurance coverage does not cover every potential risk associated with the drilling and production of oil and natural gas. Among other things, coverage is not obtainable for certain types of environmental hazards. The occurrence of a significant adverse event, the risks of which are not fully covered by insurance, could have a material adverse effect on Old Aladdin's financial condition and results of operation. Moreover, there can be no assurances that Old Aladdin's insurance coverage will be adequate to cover any losses or exposure to liability or that Aladdin will be able to maintain adequate insurance coverage in the future at rates it considers reasonable.

Regulatory and Environmental Matters

          Old Aladdin's business and properties are subject to substantial governmental regulation, including regulations affecting production, transportation and environmental matters.

Legal Proceedings

          Old Aladdin is not a party to any legal proceedings, and its board of directors is not aware of any threatened proceedings that can reasonably be expected to have a material adverse effect on Old
Aladdin's properties or financial condition.

Employees

          Old Aladdin currently has three full-time employees and one part-time office assistant. It also pays for a percentage of certain office expenses incurred in Ohio, including office staff.

Offices
          Old Aladdin currently maintains its corporate offices at 11911 San Vicente Blvd., Suite 385, Los Angeles California 90049, where it has entered into a two-year lease with an option for an additional two years. The lease covers approximately 3,400 square feet and requires payment of monthly rental of $4,250. In addition, Old
Aladdin pays $2,500 per month toward office expenses in Ohio.
These expenses are broken down between office expenses and clerical staff support.


SELECTED FINANCIAL INFORMATION OF BUFFALO

          Set forth below is certain selected financial information of Buffalo for the periods and as of the dates indicated. The information is derived from and should be read in conjunction with, the financial statements of Buffalo, including the Notes thereto, which have been incorporated by reference in this Proxy Statement.

                                                Year ended                   Nine months
                                                12/31/97                     ended 9/30/98
                                                (audited)                    (unaudited)
STATEMENT OF OPERATIONS DATA
Revenues                                        -                            -
Net Loss                                        (10,184)                     (23,195)
Net Loss Per Share                              nil                          (0.01)
Weighted Average Shares
  Outstanding                                   1,020,000                    2,011,900

                                                12/31/97                     9/30/98
                                                (audited)                    (unaudited)
BALANCE SHEET DATA
Total Assets                                    7,366                        1,699
Total Liabilities                               -                            -
Deficit Accumulated During
  Development Stage                             (10,184)                     (33,379)
Stockholders Equity (deficit)                   7,366                        1,699

This Proxy Statement incorporates by reference certain documents not presented herein or delivered herewith. Buffalo will provide without charge to each shareholder on the written request of such shareholder a copy of any such documents. Request should be addressed to Grant
W. Peck, President, 7331 S. Meadow Court, Boulder, Colorado
80303, telephone number (303) 530-3353.

The following documents filed with the Securities and Exchange
Commission by Buffalo are incorporated by reference:

          1.        Registration Statement on Form 10-SB filed on March
4, 1998

          2. Quarterly Report on Form 10-QSB for the quarter ended June 30, 1998, filed August 14, 1998.

          3. Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998, filed November 12, 1998.


BUFFALO CAPITAL V, LTD. MANAGEMENTS'S DISCUSSION
AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
OF OPERATIONS

Liquidity and Capital Resources

          Buffalo remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or stockholder's equity other than the receipt of proceeds in the amount of $7,500 from its inside capitalization funds. Buffalo's balance sheet as of September 30, 1998, reflects current assets of $1,169 in the form of cash, and a total asset value of $1,699.

          Buffalo believes that it has sufficient liquidity and capital resources to meet its cash needs until completion of the proposed
Merger with Old Aladdin.  However, in the event the proposed
Merger is not approved, or is not completed in a timely manner, it is anticipated that Buffalo will require additional capital in order to meet its cash needs. Completion of the proposed Merger with Old Aladdin will result in a substantial increase in the capital resources of the company.

Results of Operations

          During the period from September 19, 1997 (inception) through September 30, 1998 (the latest date for which financial information concerning Buffalo is available), Buffalo has engaged in no significant operations other than organizational activities, acquisition of capital and preparation for registration of its securities under the 34 Act, as amended, and activities related to negotiating and completing the proposed Merger with Old Aladdin. No revenues were received by Buffalo during this period.

          For the current fiscal year, Buffalo anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the 34 Act, and expenses associated with locating, evaluating, negotiating and completing the proposed Merger with Old Aladdin. The consolidated results of operations of Buffalo and Old
Aladdin for the current fiscal year, will primarily reflect the results of operation of Old Aladdin.


Need for Additional Financing

          Buffalo believes that its existing capital will be sufficient to meet its cash needs, including the costs of compliance with the continuing reporting requirements of the Securities Exchange Act of 1934, as amended, and the cost of completing the proposed Merger, in the event that the Merger is completed in a timely manner.
Accordingly, in the event the Company is able to complete the proposed Merger prior to December 31, 1998, it anticipates that its existing capital will be sufficient to allow it to accomplish the goal of completing a business combination. Once the proposed Merger is completed, the needs of the company for additional financing will increase substantially.

          No commitments to provide additional funds have been made by management or other stockholders, and Buffalo has no plans, proposals, arrangements or understandings with respect to the sale or issuance of additional securities prior to completion of the proposed Merger. Accordingly, in the event that additional funds are required prior to completion of the proposed Merger, there is no assurance that they will be available. Old Aladdin has agreed to reimburse Buffalo for up to $5,000 of expenses it incurs in conjunction with the completion of the proposed Merger.

SELECTED HISTORICAL FINANCIAL DATA OF OLD
ALADDIN

          Set forth below is certain selected financial information of Old Aladdin for the periods and as of the dates indicated. The information is derived from and should be read in conjunction with, the financial statements of Old Aladdin, including the Notes thereto, included elsewhere in this Proxy Statement.

                                                6/30/98
                                                (audited)
STATEMENT OF OPERATIONS DATA:
Revenues                                        -
Net Loss                                        (620,101)
Net Loss Per Share                              (0.21)

BALANCE SHEET DATA:
Total Assets                                    925,427
Total Liabilities                               160,578
Accumulated Deficit                             (620,101)
Stockholders' Equity                            764,849

The audited financial statements of Old Aladdin for its fiscal year ended June 30, 1998, are attached hereto as Appendix D and incorporated herein by this reference.


ALADDIN MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

          The following discussion is intended to assist in the understanding of Old Aladdin's historical financial position and results of operations. Old Aladdin is an independent oil and gas company engaged in the development, production and acquisition of, and the exploration for, natural gas and oil. Old Aladdin owns working interest in 16 wells in Ohio, and sub surface pass through easements in several proven producing fields in the Los Angeles basin. Old Aladdin was formed in January 1997, but did not conduct any business operations until July 1, 1997, when the company acquired the oil and gas assets of the Murray Metzenbaum Trust. Since inception, Old Aladdin has been incurring operating losses, due in part to its stage of development, and the on-going process of implementing its business strategy. Old Aladdin intends to grow through the acquisition of producing properties, wherein it can utilize its financial resources for further exploration to increase production volumes and cash flow. Old Aladdin has completed one acquisition in Ohio, through the purchase of the oil and gas assets of Industrial International, Inc. effective June 30, 1998.

          The Selected Historical Financial Data for the period presented represents the revenues and direct operating expenses of the operations of Old Aladdin. For purposes of this discussion, Old
Aladdin commenced operations in July of 1997, and therefore, the financial information presented represents the only year of operations for Old Aladdin.

          The future results of Old Aladdin will depend on its ability to locate and develop additional natural gas and oil properties. Due to the nature of Old Aladdin's business activities and the general risks relating to exploration for and production of natural gas and oil, including volatility of prices for natural gas and oil products, there can be no assurances that these efforts will be successful.

          Historically, the markets for natural gas and oil have been volatile and are likely to continues to be volatile in the future. Although the price of natural gas has recently declined, such decline has not had material adverse effects on Old Aladdin. However, lower oil and natural gas prices in the future may reduce the amount of Old Aladdin's natural gas and oil reserves that are economical to produce and accordingly negatively impact Old Aladdin's cash flow.

          On November 23, 1998, Old Aladdin entered into the Agreement with Buffalo. Under the terms of the Agreement, Old Aladdin will merge into Buffalo in exchange for the issuance of 3,718,320 shares of Common Stock and the exchange, on a one-for-one basis, of certain additional securities.

Results of Operations for the Year Ended June 30, 1998

Revenues.

          All of Old Aladdin's activities for the year ended June 30, 1998 were based upon the establishment of Old Aladdin, the acquisition of the oil and gas assets from the Metzenbaum Trust, and the formulation and execution of its business strategy. As a result, Old Aladdin recognized no revenues for the year ended June 1998.

General and administrative.

          For the year ended June 30, 1998, Old Aladdin incurred general and administrative expenses of $337,676. These expenses were the result of the commencement of operations, including the establishment of corporate offices, the retention of certain personnel, and the preparation of certain geological studies and reports. Old Aladdin also incurred legal and accounting expenses of $136,436 related to its corporate formation, the acquisition of certain oil and gas assets, and the raising of initial seed capital. Management believes that these expenses will be reduced in 1998, based in part on lower legal and accounting activities.

Depreciation, depletion, and amortization.

          Deprecation, depletion and amortization expenses equaled $10,761 for the year ended June 30, 1998. The bulk of these expenses were related to equipment purchased by Old Aladdin during the year. Management anticipates that deprecation, depletion and amortization expense will increase in fiscal 1999 as a result of the recent acquisition of certain producing properties.

Interest Expense.

          Interest expense of $114,484 was the result of the interest payable on the debentures sold by Old Aladdin to raise its initial seed capital. These debentures have since been converted into Series A Preferred stock, paying an annual dividend, which ceases on June 30, 1999. It is anticipated by management that interest and dividend expenses will increase for fiscal 1999 as a result of certain financing activities to be undertaken by Old Aladdin.

Taxes.

          Old Aladdin paid no taxes in 1998, and anticipates that little or no taxes will be paid in 1999, with the exception of production taxes, and the like, associated with its oil and gas operations.

Liquidity and Capital Resources

          Net cash provided by operating activities was ($448,762) for the year ended June 30, 1998. These losses resulted from expenses related to the formation of Old Aladdin and the initial expenses related to the establishment of corporate offices, the retention of personnel and the preparation of certain geological studies and reports.

          During the year ended June 30, 1998, Old Aladdin received net proceeds of $983,000 from the issuance of securities. These proceeds were utilized by Old Aladdin to cover its net operating losses and to position itself to commence acquisition of certain producing properties. As of June 30, 1998, Old Aladdin had working capital of $147,785.

          After the Effective Date of the Merger, New Aladdin may seek to raise additional capital of up to $1,000,000 through a private placement of debentures.

Other Matters

          Old Aladdin has certain obligation based on federal, state and local laws relating to the protection of the environment. Costs of compliance through June 30, 1998 have not been material and currently Old Aladdin does not anticipate that such costs will become material in the near term.

          Inflation has not had a significant effect on Old Aladdin's financial condition or earnings since inception.


MARKET PRICE OF BUFFALO CAPITAL STOCK

          Buffalo Common Stock is currently approved for trading over the counter on the NASD Bulletin Board under the symbol "BUFH".
After completion of the proposed Merger, it is expected that the Common Stock of New Aladdin will continue to trade over the counter, but it is likely that the trading symbol will be changed to be consistent with the new name, Aladdin Oil Corporation. Although Buffalo's Common Stock is approved for trading, no reported transactions have occurred, and as a result, there are no bid or ask prices to report. It is not anticipated that there will be a public market for either the Series A Preferred Stock or the Class A or Class B Warrants of New Aladdin.

          There are currently approximately 60 holders of record of Buffalo Common Stock.

          Buffalo did not declare or pay any cash dividends on its Common Stock during the periods indicated.


MANAGEMENT OF NEW ALADDIN AFTER THE EFFECTIVE
DATE

          Upon closing under the terms of the Agreement, the Board of Directors of New Aladdin will consist of four persons, all four of whom currently serve as directors of Old Aladdin. The terms of office of the directors expire at the annual meeting of stockholders on an annual basis. The officers are elected by, and serve until their successors are elected by, the Board of Directors.

          Set forth below is certain information with respect to those individuals who will serve as members of the Board of Directors and executive officers of New Aladdin after consummation of the proposed Merger:

Name                         Age                 Position with the Company

Meghan R. Robins             50                  Chairman of the Board, President
                                                 Chief Executive Officer
Max P. Lammers               69                  Vice President, Director
Haskell Robins               73                  Director
Amy R. Montano               30                  Director

          Meghan Robins is President and Founder of Old Aladdin, a Nevada Corporation, which was incorporated January 17, 1997. Prior to this, Ms. Robins was employed (since June 1965) by Aladdin Oil, a California corporation established in February, 1953 (the predecessor to Aladdin Oil Corporation of Nevada). Ms. Robins' responsibilities included title research, landowner liaisons, coordination of recordation data and permit requirements and filings. Ms. Robins is a graduate of the University of Southern California and is the wife of Haskell Robins.

          Mr. Max P. Lammers has served as a director of Old Aladdin since June of 1998 when Old Aladdin acquired substantially all of the oil and gas assets of Industrial International, Inc. Prior to this, Mr. Lammers was President and Chairman of Industrial International, Inc, from 1976 to June, 1998. Mr. Lammers continues to serve as President of Maxwell Capital Corporation a financial advisory and consulting firm which commenced operations in April of 1996. Prior to this, Mr. Lammers served as an account executive in the brokerage industry with Maxus Securities from January, 1996, to April, 1996, and with Robert Thomas Securities from April, 1995, to December,
1995. Mr. Lammers served as Vice President for the brokerage firm of A.T. Brod & Company from October 1, 1993, until March, 1995.

          Haskell Robins is President of H. Robins, Inc., a packaging distribution company he established in 1987 in Nevada. The company is a distributor of corrugated shipping containers and packaging supplies. It serves major national manufacturers and distribution centers across the commercial spectrum. Prior to establishing H. Robins, Inc., Mr. Robins was employed by Container Corporation of America from 1955 to 1987. Mr. Robins is a retired naval pilot. He joined the board of directors of Old Aladdin in July, 1998 and is the husband of Meghan Robins.

          Ms. Amy R. Montano has served as director of Old Aladdin since June of 1998. At this time, Ms. Montano also serves as the President of Investors Information Services, an investor relations firm headquartered in Irvine, California, which has serviced primarily smaller oil and gas companies since August of 1996. Ms. Montano also serves as an Officer and Director of C. K. Cooper & Company an investment banking firm focusing on smaller oil and gas companies, also headquartered in Irvine since July, 1996. From
April, 1995, to June, 1996, Ms. Montano served as Syndicate
Manager for Brookstreet Securities Corporation of Irvine, California. From August, 1992 to April, 1995 Ms. Montano served as Vice
President - Syndicate & Branch Operations for Montano Securities Corporation. Ms. Montano filed for personal bankruptcy in December, 1997, as a result of certain litigation resulting from employment as an officer of Montano Securities Corporation dating back to 1994.

Committees of the Board of Directors

          Upon consummation of the proposed Merger, New Aladdin will have no standing committees of the Board of Directors. However, following completion of the proposed Merger, it is anticipated that the Board will establish both a compensation committee and an audit committee. As of the date of this Proxy Statement, no committee members have been designated.

Compensation of Directors

General.

          For serving on New Aladdin's Board of Directors, each of the directors who are not also officers of the company, or its subsidiaries, will be paid $250 for each Board of Directors meeting attended. In addition, they will be entitled to reimbursement for their reasonable out-of-pocket expenses in connection with travel to and from meetings of the Board of Directors or committees thereof and to periodic grants of options to purchase Common Stock.

Executive Compensation

          As described above in "Business and Properties of Aladdin", Old Aladdin has three full time employees and several part-time staff people.

          Also from time to time Old Aladdin has engaged, and it is anticipated that New Aladdin will engage, independent consultants to provide evaluation work regarding geologic, engineering and environmental issues.

          Set forth below is certain information with respect to the compensation paid to Ms. Meghan Robins by Old Aladdin. Ms.
Robins is the Chairman of the Board of the Company and President and CEO. She will continue to serve in such positions after the consummation of the Merger.

Summary Compensation Table

LONG TERM COMPENSATION

Name and                              Awards              Payouts            All Other
Principal Position                                        LTIP               Compensation
Meghan Robins                         -                   -                  -
 Chief Executive Officer

ANNUAL COMPENSATION

Name and                              Year                Salary             Bonus              SARs
Principal Position                                        ($)                ($)                (#)
Meghan Robins                         1997                0                  0                  -
 Chief Executive Officer

Robins Employment Agreement

          Old Aladdin entered into the Robins Employment Agreement with Ms. Robins effective January 5, 1998 pursuant to which Ms.
Robins was employed as President and Chief Executive Officer of Old Aladdin and will be employed as President and Chief Executive
Officer of New Aladdin. She will devote her full-time attention to the affairs of New Aladdin at an initial base salary of $120,000 which will be increased by 10% per year throughout the term of the Robins Employment Agreement. The Robins Employment Agreement will have an initial term of five years and will be subject to automatic one year renewals unless terminated by either party thereto.

Employment and Consulting Agreements

          In connection with the acquisition of the oil and gas assets of Industrial International, Inc., Old Aladdin entered into a two year management agreement with Mr. Max Lammers pursuant to which Mr. Lammers will be employed as Vice President Appalachian Region for New Aladdin. Mr. Lammers will not devote his full-time attention to the affairs of New Aladdin and will not be compensated in the form of salary. Mr. Lammers will, however, be entitled to a monthly bonus equal to 25% of the net cash flow increase from any properties acquired or operated by New Aladdin in the Appalachian region. For purposes of calculating this monthly bonus, New Aladdin will establish a benchmark for net cash flow based upon production during the 30 days immediately prior to acquisition of any property by New Aladdin. The bonus amount payable to Mr. Lammers will be equal to 25% of the net cash flow received by New Aladdin each month in excess of the established benchmark.

          In addition, the Lammers Management Agreement will have an initial term of two years and will be subject to automatic one year renewals unless terminated by either party thereto.

Certain Relationships and Related Transactions

          In connection with the founding of Old Aladdin in January 1997, Old Aladdin entered into a Purchase and Sale Agreement with the Metzenbaum Trust (of which Meghan Robins is the trustee), wherein Old Aladdin acquired 100% of the oil and gas assets of the trust in exchange for 3,000,000 shares of Common Stock.

          Meghan Robins is the President and Chairman of the Board of Old Aladdin. She is married to Haskell Robins who is also a director and Corporate Secretary of Old Aladdin.

          In August, 1998, Old Aladdin retained Investors Information Services to act as independent investor relations counsel for Old Aladdin for a period of six months. The terms of the agreement include monthly compensation of $1,500 plus a non-refundable expense advancement of $1,500 upon engagement. The President of Investors Information Services is Amy R. Montano who also serves as a Director for Old Aladdin. Ms. Montano also is an officer of C. K. Cooper & Company, financial advisor to Old Aladdin.

          As noted above in "Business and Properties of Aladdin," Old Aladdin and Mr. Lammers, from whom Old Aladdin purchased
Industrial International, have entered into the Lammers Management Agreement, which provides that if New Aladdin is not a "public reporting" company as defined by the 34 Act, and the Common Stock of New Aladdin is not publicly quoted by June 30, 1999, Mr.
Lammers will have the right to purchase 100% of the outstanding shares of Common Stock of Aladdin International for the sum of $1.00. Old Aladdin believes that the Merger will qualify New
Aladdin as a "public reporting" company as defined by the 34 Act, and that the Common Stock of New Aladdin will be publicly quoted following completion of the Merger. As a result, Old Aladdin believes that the consummation of the Merger will extinguish the right of Mr. Lammers to purchase the shares of Aladdin International.


OWNERSHIP OF CAPITAL STOCK

Ownership of the Capital Stock of the Company After the Effective
Date

          Buffalo currently has 4,620,000 shares of Common Stock issued and outstanding. As discussed above (See "Proposal I"), the number of issued and outstanding shares of Buffalo Common Stock must be reduced to 406,099 shares prior to consummation of the proposed Merger. Upon consummation of the proposed Merger, Buffalo will issue an additional 3,718,320 shares of its Common Stock to the existing holders of Old Aladdin Common Stock, on a one for one basis. The following table sets forth the amount of Common
Stock expected to be beneficially owned immediately after the closing of the Merger by (i) each person who is known to Old Aladdin who will own 5% or more of the outstanding shares of Common Stock of New Aladdin immediately after the closing, (ii) each person who will be a director or officer of New Aladdin immediately after the closing, and (iii) all directors and officers of New Aladdin as a group. Unless otherwise indicated, the information in the table is based upon the listed person's current ownership of Common Stock of Old Aladdin.

                                      Number of Shares             Percent of
Name of Beneficial Owner              Beneficially Owned           Class
Meghan R. Robins <F1>                           3,049,101          74%
Max P. Lammers <F2>                             419,219            10%
Haskel R. Robins <F1>                           -                  -
Amy R. Montano                                  -                  -
Metzenbaum Trust <F1>                           3,000,000          73%
Directors and Executive
  Officers as a Group                           3,468,320          84%
Behrooz Sarafraz                                250,000            6%

<F1>  As to Meghan Robins includes 3,000,000 shares held by the
Metzenbaum Trust, a trust in which Ms. Robins serves as Trustee. Meghan Robins and Haskell Robins are husband and wife.
<F2>  Includes 419,219 owned by Industrial International, Inc. of which
Max P. Lammers serves as President and Chairman, and is the sole shareholder.

Ownership of Buffalo Capital Stock

          The following table reflects the current ownership of Buffalo Common Stock and the ownership of New Aladdin Common Stock following completion of the proposed Merger, by (i) persons or groups who are known to Buffalo to be the beneficial owners of more than 5% of the outstanding shares of Buffalo Common Stock, (ii) each director and (iii) all directors and executive officers as a group. The share ownership reflected in this table has been adjusted to take into effect the reduction in the number of shares of Buffalo to be issued and outstanding, as a result of completion of the proposed 1:2 reverse stock split, and the agreed-upon voluntary surrender of shares for cancellation by certain persons following approval of the proposed 1:2 reverse stock split. Buffalo believes that, except as noted, the stockholders listed below have sole investment and voting power with respect to Buffalo Common Stock beneficially owned by them.

                                                                   % of Class          % of Class
                                      # Shares                     Prior to            Following
Name of Beneficial Owner              Beneficially Owned           Merger              Merger
Grant Peck <F1, F2>                   81,830                       20.15%              1.98%
Dean Sessions <F1, F3>                81,830                       20.15%              1.98%
Gary Joiner <F3>                      81,830                       20.15%              1.98%
Mark DiSalvo <F4>                     75,000                       18.47%              1.82%
All Officers and
 Directors as a Group
 (2 in number)                        163,660                      40.30%              3.97%

<F1>  The person listed is an officer, a director, or both, of the Company
<F2>  Reflects ownership after completion of 1:2 reverse stock split and voluntary surrender for cancellation of 572,750 shares. Prior to completion of the 1:2 reverse stock split and the voluntary surrender of shares for cancellation, Mr. Peck was the owner of 1,308,800 shares of Buffalo common stock representing approximately 28.33% of its outstanding common stock.
<F3>  Reflects ownership after completion of 1:2 reverse stock split and voluntary surrender for cancellation of 572,970 shares. Prior to completion of the 1:2 reverse stock split and the voluntary surrender of shares for cancellation, Mr. Sessions and Mr. Joiner each owned 1,309,600 shares of Buffalo common stock representing approximately 28.35% of its outstanding common stock.
<F4>  Reflects ownership after completion of 1:2 reverse stock split and voluntary surrender for cancellation of 141,000 shares. Prior to completion of the 1:2 reverse stock split and the voluntary surrender of shares for cancellation, Mr. DiSalvo was the owner of 432,000 shares of Buffalo
Common Stock, representing approximately 9.35% of its outstanding common stock.

DESCRIPTION OF NEW ALADDIN COMMON STOCK

          The authorized capital stock of New Aladdin upon completion of the Merger will consist of 20,000,000 shares of Common Stock, $0.01 par value, and 4,000,000 shares of Preferred Stock, $0.01 par value. The following description is a summary of the material terms of the capital stock of New Aladdin. For a complete description of the terms of the capital stock, reference is made to the Old Aladdin's Articles of Incorporation and Bylaws which are attached hereto as Appendix C.

Common Stock

          Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Holders of Common Stock do not have the right to cumulate their votes in the election of directors. Holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors of New Aladdin out of funds legally available therefor, subject to any dividend preferences of any outstanding shares of Preferred Stock. In the event of the liquidation, dissolution or winding up of New Aladdin, holders of Common Stock have the right to share ratably in any assets remaining after the satisfaction in full of the liabilities of New Aladdin and of all liquidation preferences on any outstanding shares of Preferred Stock. Holders of Common Stock have no preemptive or preferential rights to purchase or subscribe for any part of any additional securities or rights to convert their Common Stock into other securities and are not subject to future calls or assessments by the Company. All shares of Common Stock to be issued and outstanding following completion of the Merger and all shares of Common Stock which may be issued in the future upon conversion of the Series A Preferred Stock will be fully paid and nonassessable.

PREFERRED STOCK

Generally

          Under the Articles of Incorporation of New Aladdin, the Board of Directors is authorized, without further action by the stockholders, to issue up to 4,000,000 shares of Preferred Stock and to fix and determine the designations, series, powers, preferences, rights, qualifications, limitations and restrictions of the Preferred Stock. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any such Preferred Stock issued from time to time. The issuance of any new series of Preferred Stock by New Aladdin could have the effect of delaying, deferring or preventing a change of control of New Aladdin.

Series A Convertible Preferred Stock.

          In conjunction with completion of the Merger, New Aladdin will issue 1,677,000 shares of Series A Convertible Preferred Stock in exchange for outstanding shares of Old Aladdin Preferred Stock. The terms and provisions of the Preferred Stock are substantially identical to those of the Old Aladdin Preferred. The Preferred Stock will rank senior to the Common Stock with respect to dividends and distributions of assets upon the liquidation, dissolution or winding up of New Aladdin. No shares of Preferred Stock are outstanding as of the date hereof.

          Holders of shares of Preferred Stock will be entitled to receive, when as and if declared by the Board of Directors of the Company, out of any funds legally available therefor, cash dividends at the annual rate of 12%, or $0.09 per share, accruing without interest and cumulative from the date of first issuance, payable monthly. Dividends and distributions (other than dividends payable solely in junior ranking capital stock) may not be declared, paid or set apart for payment or for purchase, redemption or other acquisition of shares of Common Stock or other junior ranking capital stock unless all accrued and unpaid dividends on the Preferred Stock have been paid or declared, or funds have been set apart for payment.

          In the event of a voluntary or involuntary liquidation, dissolution or winding up of New Aladdin, holders of shares of Series
A Preferred Stock will be entitled to receive, out of the assets of New Aladdin legally available therefor, a sum equal to $0.75 per share of Preferred Stock, subject to adjustments for stock splits or combinations, plus all dividends, if any, accrued and unpaid to the distribution date.

          Holders of shares of Series A Preferred Stock will have no voting rights, except as required by law.

          The Holders of shares of Preferred stock will have the right, at the holder's option, to convert any or all such shares into Common
Stock at any time prior to redemption.  Each share of Series A
Preferred Stock will be convertible into shares of Common Stock at a conversion rate which is equal to the then liquidation preference of the shares of Series Preferred Stock, divided by the conversion price
(which is currently $0.75, but is subject to customary adjustments).
Thus, as of the date hereof, the Series A Preferred Stock is convertible into shares of Common Stock on a one-for-one basis.

Transfer Agent

The transfer agent for New Aladdin is:

Corporate Stock Transfer, Inc.
370 17th Street, Suite 2350
Denver, CO 80202

RIGHTS OF DISSENTING SHAREHOLDERS

          Under Colorado Law, dissenting shareholders of Buffalo will be entitled to dissenters' rights if the proposed Merger is consummated. Any shareholder who desires to exercise such dissenters' rights must strictly comply with the requirements of
Article 113 of the Colorado Business Corporation Act; failure to so comply may result in the loss of such dissenters' rights. A copy of
Article 113 is attached hereto as Appendix A, and shareholders are referred to Appendix A for a full statement of its provisions.

          In general, Article 113 requires a shareholder seeking to enforce dissenter's right to:

          (a) file with Buffalo, prior to the vote, a written statement that the shareholder intends to demand payment for his or her share if the Merger is effectuated:

          (b)       not vote in favor of the Merger; and

          (c) file with Buffalo, within 30 days after receipt of a notice from Buffalo stating that the Merger was approved by Buffalo's shareholders, a written notice to demand payment in compliance with
Article 113 and to deposit with the company the shareholder's certificate(s) representing shareholder's shares. After filing the demand payment notice, the shareholder will retain all the rights of a shareholder, except for the ability to transfer Shares, until the effective date of the Merger, upon which date all shareholders' rights as a shareholder shall terminate except only to receive the fair value of the shares.

          Upon receipt of the shareholders' notice, in the event that Buffalo and the shareholder do not agree on the fair market value of such shareholders' Common Stock, Buffalo or the Shareholder may institute a special court proceeding to determine the rights of the dissenting shareholder and to fix the fair value of shareholder's shares of the Common Stock.

          A vote against the Merger will not satisfy the notice requirement under Colorado Law. Any shareholder wishing to enforce his rights under Article 113 must file a separate notice of election to exercise dissenter's rights, in the manner and within the time frames, specified in Article 113. All such notices may be sent to the Company at 7331 S. Meadow Court, Boulder, Colorado 80301.

          FAILURE TO COMPLY WITH ANY OF THE
PROCEDURAL REQUIREMENTS OF ARTICLE 113 MAY
RESULT IN A TERMINATION OR WAIVER OF DISSENTERS'
RIGHTS UNDER ARTICLE 113.

OTHER MATTERS

          Buffalo is not aware of any business to be presented for consideration at the Meeting, other than that specified in the Notice of Special Meeting. If any other matters are properly presented at the Meeting, it is the intention of the persons named in the enclosed
Proxy to vote in accordance with their best judgment.

SHAREHOLDER PROPOSALS

          New Aladdin has not determined when it plans to hold its annual meeting each year. As soon as that determination is made, it will notify shareholders and advise them of the deadline for submitting shareholder proposals to be considered at the next annual meeting.

NOTICE TO BANKS, BROKER-DEALERS AND VOTING
TRUSTEES AND THEIR NOMINEES

          Please advise Buffalo whether other persons are the beneficial owners of the Shares for which proxies are being solicited from you, and, if so, the number of copies of this Proxy Statement and other soliciting materials you wish to receive in order to supply copies to the beneficial owners of the shares.

IT IS IMPORTANT THAT PROXIES BE RETURNED
PROMPTLY.  SHAREHOLDERS, WHETHER OR NOT THEY
EXPECT TO ATTEND THE MEETING IN PERSON, ARE
REQUESTED TO COMPLETE, DATE AND SIGN THE
ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN
THE ENVELOPE PROVIDED FOR THAT PURPOSE.  BY
RETURNING YOUR PROXY PROMPTLY YOU CAN HELP
BUFFALO AVOID THE EXPENSE OF FOLLOW-UP MAILINGS
TO ENSURE A QUORUM SO THAT THE MEETING CAN BE
HELD.  SHAREHOLDERS WHO ATTEND THE MEETING MAY
REVOKE A PRIOR PROXY AND VOTE THEIR PROXY IN
PERSON AS SET FORTH IN THIS PROXY STATEMENT.

By Order of the Board of Directors

Grant W. Peck
Chairman of the Board

Boulder, Colorado
____, 1998.
APPENDIX A - Dissenters' Rights Statute

PART I - Right of Dissent - Payment for Shares

7-113-101  Definitions.  For the purpose of this article:

          (1) "Beneficial shareholder means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

          (2) "Corporation" means the issuer of the shares held by a dissenter before the corporation action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

          (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

          (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

          (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

          (6) "Record Shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

          (7) "Shareholder" means either a record shareholder or a beneficial shareholder.

7-113-102  Right to Dissent.

          (1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of his or her shares in the event of any of the following corporate actions:

                    (a) Consummation of a plan of merger to which the corporation is a party if:

                             (I)       Approval by the shareholders of that
corporation is required for the merger by section 7-111-103 or 7-111-
104 or by the articles of incorporation; or

                             (II)      The corporation is a subsidiary that is
merged with its parent corporation under section 7-111-104;

                    (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

                    (c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102(1); and

                    (d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102(2).

          (2) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of:

                    (a) An amendment to the articles of incorporation that materially and adversely affects rights in respect to the shares because it:

                             (I)       Alters or abolishes a preferential right
of the shares; or

                             (II)      Creates, alters, or abolishes a right in
respect to redemption of the shares, including a provision respecting a sinking fund for their redemption or repurchase; or

                    (b) An amendment to the articles of incorporation that affects rights in respect of the shares because it:

                             (I)       Excludes or limits the right of the
shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

                             (II)      Reduces the number of shares owned by
the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voted under Section 7-106-104.

          (3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution by the board of directors.

          (4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

7-113-103  Dissent by Nominees and Beneficial Owners.

          (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the share as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

          (2) A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf, only if:

                    (a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

                    (b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

          (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.

PART 2  Procedure for Exercise of Dissenters' Rights

7-113-201 Notice of Dissenters' Rights.

          (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 and 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) to shareholders not entitled to vote shall not affect any action taken at the shareholders' meeting for which the notice was to have been given.

          (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under article 101 and 117 of this title, would have been required to be given to a shareholder entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection (1) to shareholders not entitled to vote shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given.

7-113-202  Notice of Intent to Demand Payment.

          (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights shall:

                    (a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and

                    (b) Not vote the shares in favor of the proposed corporate action.

          (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.

          (3) A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to demand payment for the shareholder's shares under this article.

7-113-203  Dissenters' Notice.

          (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written dissenter's notice to all shareholders who are entitled to demand payment for their shares under this article.

          (2) The dissenter's notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-
102 and shall:

                    (a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

                    (b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certified shares must be deposited.

                    (c) Inform holders of uncertified shares to what extent transfer of the shares will be restricted after the payment demand is received.

                    (d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

                    (e) Set the date by which the corporation must receive the payment demand and certificates for certified shares, which date shall not be less than thirty days after the date of the notice required by subsection (1) of this section is given;

                    (f) State the requirement contemplated in section 7-113-103(3), if such requirement is imposed; and

                    (g)      Be accompanied by a copy of this article.

7-113-204  Procedure to Demand Payment.

          (1) A shareholder who is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:

                    (a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203(2)(d), duly completed, or may be stated in another writing; and

                    (b) Deposit the shareholder's certificates for certified shares.

          (2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

          (3)       Except as provided in section 7-113-207 or 7-113-209
(1)(b), the demand for payment and deposit of certificates are irrevocable.

          (4) A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.

7-113-205  Uncertificated Shares.

          (1) Upon receipt of a demand for payment under Section 7-113-204 from a shareholder holding uncertified shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

          (2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

7-113-206  Payment.

          (1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

          (2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

                    (a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited:

                    (b) A statement of the corporation's estimate of the fair value of the shares;

                    (c)      An explanation of how the interest was
calculated;

                    (d) A statement of the dissenter's right to demand payment under section 7-113-209; and

                    (e)      A copy of this article.

7-113-207  Failure to Take Action.

          (1) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertified shares.

          (2) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of section 7-113-204 and 7-113-
209 shall again be applicable.

7-113-208  Special Provisions Relating to Shares Acquired After
Announcement of Proposed Corporate Action.

          (1) The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter's payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

          (2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206(2).

7-113-209  Procedure if Dissenter is Dissatisfied with Payment or
Offer.

          (1) A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

                    (a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

                    (b)      The corporation fails to make payment under
section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

                    (c) The corporation does not return the deposit certificates or release the transfer restrictions imposed on uncertified shares as required by section 7-113-207(1).

          (2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by section (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

PART 3  Judicial Appraisal of Shares.

7-113-301  Court Action.

          (1) If demand for payment under section 7-113-209 remains unsolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

          (2) The corporation shall commence the proceeding described in subsection (1) of this section in the district court of the county in this state where the corporation's principal office is located or, if it has no principal office in this state, in the district court of the county in which its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.

          (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, or as provided by law.

          (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more person as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

          (5) Each dissenter made a part to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.

7-113-302  Court Costs and Counsel Fees.

          (1)       The court in an appraisal proceeding commenced under
section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

          (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

                    (a) Against the corporation and in favor or any dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or

                    (b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

          (3) The court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

Appendix B - Agreement and Plan of Merger and Reorganization
What do you want to do about the page numbers on this table, since they do not match the ongoing page numbering of the entire proxy?
AGREEMENT AND PLAN OF MERGER
AND REORGANIZATION
BY AND BETWEEN
ALADDIN OIL CORPORATION
AND
BUFFALO CAPITAL V, LTD.
Dated as of November 23, 1998

TABLE OF CONTENTS

ITEM                                                                PAGE
ARTICLE 1  - THE MERGER                                             4
1.1       The Merger                                                4
1.2       Articles of Incorporation and Bylaws
          of the Surviving Corporation                              4
1.3       Surrender and Exchange of Aladdin
          Common Stock                                              5

ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF
                    ALADDIN                                         6
2.1       Organization; Qualification                               6
2.2       Subsidiaries                                              6
2.3       Authority Relative to this Agreement                      7
2.4       Capitalization                                            7
2.5       Governmental Consents and Approvals                       7
2.6       No Violations                                             7
2.7       Litigation                                                8
2.8       Absence of Changes                                        8
2.9       Information for Filings                                   8
2.10      Records                                                   8
2.11      No Default                                                8
2.12      Copies of Documents; Accuracy of
          Information Furnished                                     9
2.13      Financial Statements                                      9

ARTICLE 3           REPRESENTATIONS AND WARRANTIES OF
                    BUFFALO                                         9
3.1       Organization; Qualification                               9
3.2       Authority Relative to this Agreement
3.3       Capitalization                                            10
3.4       Validity of Shares to be Issued                           10
3.5       SEC Filing                                                10
3.6       Governmental Consents and Approvals                       10
3.7       No Violations                                             11
3.8       Litigation                                                11
3.9       Absence of Changes                                        11
3.10      Information of Filings                                    11
3.11      No Default                                                11
3.12      Copies of Documents; Accuracy of
          Information Furnished                                     12
3.13      Financial Statements                                      12

ARTICLE 4            ADDITIONAL AGREEMENTS
4.1       Purchase of Buffalo Warrants                              12
4.2       Confidentiality                                           12
4.3       Disclosure                                                13
4.4       Legal and Other Fees                                      13
4.5       Agreement to Consummate                                   13
4.6       Aladdin Shareholders' Approval                            13
4.7       Buffalo Shareholders' Approval                            13
4.8       Articles of Merger                                        14

ARTICLE 5            CONDITIONS PRECEDENT TO CLOSING AND
          POST-CLOSING COVENANTS
5.1       General Conditions                                        14
5.2       Conditions to Closing in Favor of Aladdin                 14
5.3       Conditions to Closing in Favor of Buffalo                 15
5.4       Post-Closing Covenants                                    16

ARTICLE 6            TERMINATION, AMENDMENT AND WAIVER
6.1       Termination                                               17
6.2       Effect of Termination                                     17
6.3       Amendment                                                 17
6.4       Extension; Waiver                                         17

ARTICLE 7            GENERAL PROVISIONS
7.1       Notices                                                   18
7.2       Interpretation                                            19
7.3       Counterparts                                              19
7.4       Miscellaneous                                             19
7.5       Effectiveness for Bookkeeping Purposes;
          Closing                                                   19

EXHIBIT A - Form of Confidentiality Agreement
EXHIBIT B - Form of Buffalo Legal Opinion
EXHIBIT C - Form of Aladdin Legal Opinion
EXHIBIT D - Rights, Preferences and Privileges of
          Buffalo Preferred Stock
EXHIBIT E - Purchase Date of Convertible Debentures

SCHEDULE A - Aladdin Disclosure Schedule
SCHEDULE B - Buffalo Disclosure Schedule

AGREEMENT AND PLAN OF MERGER AND
REORGANIZATION

          This AGREEMENT AND PLAN OF MERGER AND
REORGANIZATION ("Agreement") is made as of November 23, 1998, by and between Aladdin Oil Corporation, a Nevada corporation ("Aladdin") and Buffalo Capital V, Ltd., a Colorado corporation
("Buffalo" or "Surviving Corporation").

RECITALS OF THE PARTIES:

          A. The respective Boards of Directors of Aladdin and Buffalo have approved the merger (the "Merger") of Aladdin with and into Buffalo in accordance with the laws of the States of Nevada and Colorado, respectively, and the provisions of this Agreement.

          B. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

          C. Aladdin and Buffalo desire to make certain representations, warranties and agreements in connection with, and to establish various conditions precedent to, the Merger.

          NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

                                            ARTICLE 1
                                           THE MERGER

          1.1 The Merger. Pursuant to the terms and conditions of this Agreement, Aladdin will be merged with and into Buffalo pursuant to the laws of the States of Nevada and Colorado, respectively, and in the manner and with the effect set forth herein.

          1.2 Articles of Incorporation and Bylaws of the Surviving Corporation. The Articles of Incorporation of Buffalo as in effect on the Effective Date of the Merger (as defined hereafter) shall be the Articles of Incorporation of the Surviving Corporation until same shall be amended in accordance with law or the Articles of Incorporation except that after the Merger the Surviving Corporation shall operate as "Aladdin Oil Corporation." The Bylaws of Buffalo as in effect on the Effective Date of the Merger shall be the Bylaws of the Surviving Corporation until same shall thereafter be altered, amended or repealed in accordance with law, the Articles of Incorporation or said Bylaws.

          The directors of the Surviving Corporation following the Effective Date of the Merger shall be as follows: (1) Meghan Robins,
(2) Max Lammers, (3) Amy R. Montano and (4) Haskell Robins.
The officers of the Surviving Corporation at the Effective Date of the Merger shall be as follows: President, Meghan Robins; Vice
President, Max Lammers; Secretary, Haskell Robins; and Chief
Financial Officer and Treasurer, Meghan Robins.

          1.3 Surrender and Exchange of Aladdin Securities. Aladdin and Buffalo contemplate that upon the completion of the Merger, shareholders of Aladdin will receive shares equal to 93% ownership of Buffalo on a fully diluted basis. For purposes of this Agreement, "fully diluted" shall mean all shares of common stock issued and outstanding, plus the common shares that would be issued if 100% of the current preferred shares of Aladdin were converted into common stock.

          (a)       The surrender and exchange shall occur as follows:

                    (i) Preferred Stock. On the Effective Date, each holder of an outstanding certificate or certificates representing shares of Aladdin stock designated "Series A 12% Convertible Preferred
Stock, $0.01 Per Share" ("Aladdin Preferred Stock") shall surrender such stock certificate or certificates to Buffalo or to such agent or agents (the "Transfer Agent") as may be designated by Buffalo and shall receive in exchange therefor (upon satisfaction of customary delivery requirements and subject to applicable law), on a one-for-one basis, certificates representing the same number of whole shares of Buffalo Preferred Stock (as defined below), which shall have the same terms and conversion features as are contained in the Aladdin
Preferred Stock.

                    (ii) Common Stock. On the Effective Date, each holder of an outstanding certificate or certificates representing shares of Aladdin common stock ("Aladdin Common Stock") shall surrender such stock certificate or certificates to Buffalo or to the Transfer Agent and shall receive in exchange therefore (upon satisfaction of customary delivery requirements and subject to applicable law), on a one-for-one basis, certificates representing the same number of whole shares of Buffalo Common Stock (as defined below).


                    (iii) Warrants. On the Effective Date, each holder of an outstanding certificate or certificates representing stock purchase warrants in Aladdin stock as described in Section 2.4 hereof
("Aladdin Warrants") shall surrender such certificate or certificates to Buffalo or to the Transfer Agent and shall receive in exchange therefore (upon satisfaction of customary delivery requirements and subject to applicable law), on a one-for-one basis, certificates representing the same number of Buffalo Warrants (as defined below), which shall have the same rights and privileges as are contained in the Aladdin Warrants.

                    (iv) Units. On the Effective Date, each holder of an outstanding Aladdin Unit (as defined in Section 2.4 hereof) shall surrender such Unit to Buffalo or to the Transfer Agent and shall receive in exchange therefore (upon satisfaction of customary delivery requirements and subject to applicable law), on a one-for-one basis, the same number of Buffalo Units, which shall have the same rights and privileges as are contained in the Aladdin Units.

          (b) If any certificate evidencing shares of Aladdin Preferred Stock, Aladdin Common Stock or Aladdin Warrants is to be issued in a name other than that in which such certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise be in proper form for transfer and that the person requesting such exchange pay to Buffalo or to the Transfer Agent any transfer or other taxes required by reason of the issuance of a certificate in any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Transfer Agent that such tax has been paid or is not payable.

          (c) After the Effective Date, until surrendered or exchanged, certificates representing Aladdin Preferred Stock, Aladdin Common Stock or Aladdin Warrants shall be deemed to be certificates representing a like number and type of shares or warrants, as the case may be, of Buffalo. If, after the Effective Date, previously unsurrendered certificates representing Aladdin Preferred Stock, Aladdin Common Stock or Aladdin Warrants are presented to Buffalo or the Transfer Agent for transfer or any other reason, such certificates shall be canceled and like certificates of Buffalo shall be substituted therefor.

                                            ARTICLE 2
                            REPRESENTATIONS AND WARRANTIES OF ALADDIN

          Except as expressly set forth in the disclosure schedule delivered to Buffalo by Aladdin contemporaneously with the execution hereof (the "Aladdin Disclosure Schedule"), Aladdin hereby represents and warrants to Buffalo as follows, which representations and warranties are made as of the date hereof and as of the Effective Date and shall survive the Effective Date regardless of what investigations, if any, Buffalo shall have made prior hereto.

          2.1 Organization; Qualification. Aladdin is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Aladdin has full corporate power and authority to own and lease all of the properties and assets it now owns and leases and to carry on its business as now being conducted.
Aladdin is duly qualified as a foreign corporation and is in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure so to qualify would not have a material adverse effect on the condition (financial or otherwise), business, assets, liabilities, capitalization, financial position, operations, results of operations or prospects (a "Material Adverse Effect") on Aladdin.

          2.2 Subsidiaries. The Aladdin Disclosure Schedule identifies all Aladdin subsidiaries ("Subsidiary" or "Subsidiaries"). Each Subsidiary has full corporate power and authority to own and lease all of the properties and assets it now owns and leases and to carry on its business as now being conducted. Each is duly qualified as a foreign corporation and is in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes qualification necessary, except where failure to so qualify, would not have a Material Adverse Effect on such Subsidiary. Except as set forth in the Aladdin Disclosure Schedule, (a) Aladdin has good and valid title, free and clear of all liens, to its equity interests in each Subsidiary,
(b) there are no outstanding subscriptions, warrants or other rights to purchase or otherwise acquire any equity securities of any Subsidiary,
(c) there are no securities of Aladdin or any of its affiliates convertible into or exchangeable for equity securities of or voting securities of any Subsidiary, and (d) there are no obligations of Aladdin or any of its affiliates to issue, deliver or sell any capital stock, voting securities or securities convertible into or exchangeable for equity securities of or voting securities of any Subsidiary. The outstanding equity securities of each Subsidiary are validly issued, fully paid and non-assessable. As used in this Agreement, "Subsidiary" or "Subsidiaries," with respect to any corporation, shall mean any other corporation of which at least a majority of the securities having by their terms ordinary voting power to elect a majority of the Board of Directors of such other corporation is at the time directly or indirectly owned or controlled by Aladdin.

          2.3 Authority Relative to this Agreement. Aladdin has full corporate power and authority to execute, deliver and perform this Agreement and, subject to approval by the holders of Aladdin
Common Stock, to consummate the transactions contemplated hereby.
The execution and delivery by Aladdin of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by the Board of Directors of Aladdin and, except for approval of the Merger by the holders of Aladdin Common
Stock, no other corporate proceedings on the part of Aladdin are necessary with respect thereto. This Agreement has been duly and validly executed and delivered by Aladdin and, subject to approval by the holders of Aladdin Common Stock, constitutes a legal, valid and binding obligation of Aladdin, enforceable against it in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity.

          2.4 Capitalization. The authorized capital stock of Aladdin consists of the following: (a) 20,000,000 shares of Aladdin Common
Stock, $0.01 par value, of which, as of the date hereof, 3,718,320 shares are validly issued and outstanding, fully paid and nonassessable; (b) 4,000,000 shares of Aladdin Preferred Stock, $0.01 par value, of which, as of the date hereof, 1,677,000 shares are validly issued and outstanding, fully paid and nonassessable; (c)
1,088,500 outstanding Aladdin Class A Warrants, with an expiration date of December 31, 1999, exercisable for one share of Aladdin
Common Stock at $1.50 (the "Aladdin Class A Warrants"); (d)
1,688,000 Aladdin Class B Warrants, with an expiration date of December 31, 1999, exercisable for one share of Aladdin Common
Stock at $1.00 (the "Aladdin Class B Warrants" and, together with
Aladdin Class A Warrants, the "Aladdin Warrants"); and (e) 417.6
Units, with each Unit consisting of (i) one 12% Convertible
Debenture in the principal amount of $1,000 bearing interest at 12% per annum for the first year of issuance only, and convertible at any time for 1.25 shares of Aladdin Common Stock for each $1.00 of such Convertible Debenture; (ii) one Aladdin Class A Warrant for each two shares of Aladdin Common Stock which may potentially be so converted; and (iii) one Aladdin Class B Warrant for each two shares of Aladdin Common Stock which may potentially be so converted (the "Aladdin Units"). No shares of Aladdin's capital stock have been issued in violation of any preemptive rights or applicable federal or state securities laws. Except pursuant to applicable law, there are no restrictions, including but not limited to self-imposed restrictions, on the retained earnings of Aladdin or on the ability of Aladdin to declare and pay dividends. There are no outstanding obligations of Aladdin to repurchase, redeem or otherwise acquire any capital stock or other securities of Aladdin.

          2.5 Governmental Consents and Approvals. Except as disclosed on the Aladdin Disclosure Schedule, the execution, delivery and performance by Aladdin of this Agreement and the consummation of the transactions contemplated hereby require no consent, approval, order or authorization of, action by or in respect of, or registration or filing with, any federal, state, municipal, foreign or other governmental department, commission, board, bureau, agency, instrumentality, court, or authority ("Governmental Body"), except the filing of those documents required to be filed with the Secretaries of State of Nevada or Colorado to effectuate the Merger.

          2.6 No Violations. Except as disclosed on the Aladdin Disclosure Schedule, the execution, delivery and performance of this Agreement by Aladdin, the consummation by Aladdin of the transactions contemplated hereby or compliance by Aladdin with any of the provisions hereof does not and will not (a) conflict with or result in any breach or violation of any provision of the Articles of Incorporation or Bylaws (or similar charter documents) of Aladdin,
(b) result in a default, or give rise to any right of termination, cancellation or acceleration or loss of any material benefit (with or without the giving of notice or lapse of time or both), or require the consent, approval, waiver or other action by any person under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, trust (constructive or otherwise), agreement, lease (of real or personal property) or other instrument or obligation to which Aladdin is a party or by which Aladdin may be bound, or
(c) result in the creation or imposition of any claim, lien, pledge, security interest, obligation, restriction or other encumbrance on any of the property of Aladdin.

          2.7 Litigation. Except as disclosed in the Aladdin Disclosure Schedule, there is no action, order, claim, suit, proceeding, litigation, investigation, inquiry, review or notice ("Proceeding") pending or threatened in writing, or to the best knowledge of Aladdin, threatened verbally, against, relating to or affecting Aladdin or any officer or director of Aladdin relating to, or arising from such person's activities as an officer or director of Aladdin, at law or in equity, before any Governmental Body nor, to the best of Aladdin's knowledge, is there any basis for commencing a Proceeding that could have a Material Adverse Effect on Aladdin.

          2.8 Absence of Changes. Since the date of the most recent Aladdin balance sheet, except as disclosed in the Aladdin Disclosure Schedule, the consolidated business of Aladdin has been operated in the ordinary course consistent with past practice and there has not been (a) any material adverse change in the business, operations, properties, condition (financial or otherwise), prospects, assets or liabilities (contingent or otherwise, whether due or to become due, known or unknown); (b) any dividend declared or paid or distribution made on capital stock, or any capital stock redeemed or repurchased;
(c) any incurrence of debt with a maturity greater than one year; (d) any salary, bonus or compensation increases to any officers, employees or agents; (e) any pending or, to the best knowledge of Aladdin, threatened litigation or disputes; or (f) any other change in the nature of, or the manner of conducting, the business, other than changes that neither have had, nor reasonably may be expected to have, a Material Adverse Effect on Aladdin.

          2.9 Information for Filings. None of the information supplied or to be supplied by Aladdin for inclusion in documents to be filed with any regulatory authority in connection with the transactions contemplated hereby, if any, will, at the respective times such documents are filed with any such regulatory authority, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading.

          2.10 Records. The respective minute books, books of account, stock record books and other records of Aladdin, all of which have been or will be made available to Buffalo, contain accurate and complete records of all corporate actions of the shareholders and Board of Directors (and committees thereof) during the periods of time in which such minute books were maintained.

          2.11 No Default. Aladdin is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under (a) its respective Articles of Incorporation or Bylaws (or other similar charter documents); (b) any mortgage, loan, agreement, contract, arrangement, lease, lease purchase, indenture or other evidences of indebtedness for borrowed money or other instrument to which Aladdin is now a party or by which Aladdin or any of its assets is bound which would have a Material Adverse Effect on Aladdin; or (c) to the best knowledge of Aladdin, any judgment, order, writ, injunction, or decree of any court, arbitrator, agency, official, authority or other Governmental Body.

          2.12 Copies of Documents; Accuracy of Information Furnished. Aladdin has delivered or made available to Buffalo complete and accurate copies of all documents listed on the Aladdin Disclosure Schedule, if any. All of the exhibits and schedules provided by Aladdin are true, correct and complete in all material respects and no written representation, warranty or statement made by Aladdin in or pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to Buffalo which is seeking complete and accurate information with respect to Aladdin.

          2.13      Financial Statements.  Aladdin has delivered to Buffalo:
(a) audited consolidated balance sheet of Aladdin for the fiscal year ended June 30, 1998, including the notes thereto, and the related consolidated statements of income, changes in stockholders' equity and cash flow for the fiscal year then ended, together with the report thereon of independent certified public accountants, and (b) unaudited consolidated balance sheet of Aladdin for the four months since the end of the last fiscal year and the related unaudited statements of income, changes in stockholders' equity, and cash flow for the same period, including in each case the notes thereto. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of Aladdin as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP.

                                            ARTICLE 3
                            REPRESENTATIONS AND WARRANTIES OF BUFFALO

          Except as expressly set forth in the disclosure schedule delivered to Aladdin by Buffalo contemporaneously with the execution hereof (the "Buffalo Disclosure Schedule"), Buffalo hereby represents and warrants to Aladdin as follows, which representations and warranties are made as of the date hereof and as of the Effective Date and shall survive the Effective Date regardless of what investigations, if any, Aladdin shall have made prior hereto:

          3.1 Organization; Qualification. Buffalo is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Buffalo has full corporate power and authority to own and lease all of the properties and assets it now owns and leases and to carry on its business as now being conducted.

          3.2 Authority Relative to this Agreement. Buffalo has full corporate power and authority to execute, deliver and perform this Agreement and, subject to stockholder approval or written consent, if permitted, to consummate the transactions contemplated hereby. The execution and delivery by Buffalo of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by the Board of Directors of Buffalo and, except for the approval of the Merger by the shareholders of Buffalo or by written consent, if permitted, no other corporate actions on the part of Buffalo are necessary with respect thereto. This Agreement has been duly and validly executed and delivered by Buffalo and constitutes a legal, valid and binding obligation of Buffalo enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity.

          3.3       Capitalization.   As of the date hereof, the authorized
capital stock of Buffalo consists of the following: (i) 100,000,000 shares of Buffalo common stock, $0.01 par value (the "Buffalo
Common Stock"), of which, 4,620,000 shares are currently issued and outstanding, fully paid and nonassessable, provided that no later than the Effective Date of the Merger, the number of shares of Common
Stock shall be reduced to 406,099; (ii) 1,020,000 Class A Warrants, with an expiration date of December 31, 2002, exercisable for one share of Buffalo Common Stock at $2.00; and (iii) 510,000 Class B
Warrants, with an expiration date of December 31, 2000, exercisable for one share of Buffalo Common Stock at $4.00.

          3.4 Validity of Shares to be Issued. The shares of Buffalo Preferred Stock, Common Stock and Buffalo Warrants to be issued to the stockholders of Aladdin as a result of the Merger have been duly authorized and, upon delivery thereof pursuant to the provisions of this Agreement, will be validly issued and outstanding, fully paid and non-assessable, not subject to any preemptive rights, and issued in compliance with applicable securities laws.

          3.5 SEC Filings. Buffalo has timely prepared and filed all documents required to be filed pursuant to the Securities Exchange
Act of 1934, as amended (the "Securities Exchange Act"), and all such filings were timely filed and are current as of the date hereof.

          3.6 Governmental Consents and Approvals. Except as set forth on the Buffalo Disclosure Schedule, the execution, delivery and performance by Buffalo of this Agreement and the consummation of the transactions contemplated hereby by Buffalo require no consent, approval, order or authorization of, action by or in respect of, or registration or filing with, any Governmental Body, court, agency, or authority, except the filing of those documents required to be filed with the Secretaries of State of Nevada or Colorado to effectuate the Mergers.

          3.7 No Violations. Except as set forth on the Buffalo Disclosure Schedule, the execution, delivery and performance of this Agreement by Buffalo, the consummation by Buffalo of the transactions contemplated hereby or compliance by Buffalo with any of the provisions hereof does not and will not (a) conflict with or result in any breach or violation of any provision of the Articles of Incorporation or Bylaws of Buffalo, (b) result in a default, or give rise to any right of termination, cancellation or acceleration, or loss of any material benefit (with or without the giving of notice or lapse of time or both), or require the consent, approval, waiver or other action of any person, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, trust (constructive or otherwise) agreement, lease or other instrument or obligation to which Buffalo is a party or by which Buffalo may be bound other than that which has been or will be obtained, or (c) result in the creation or imposition of any claim, lien, pledge, security interest, obligation, restriction or other encumbrance on any of the property of Buffalo.

          3.8 Litigation. Except as disclosed in the Buffalo Disclosure Schedule, there is no material Proceeding pending or, to the knowledge of Buffalo, threatened against, relating to or affecting Buffalo or any of its respective properties or assets or any officer or director of Buffalo relating to Buffalo at law or in equity, before any Governmental Body nor, to the best of Buffalo's knowledge, is there any basis for commencing a Proceeding that could have a Material Adverse Effect on Buffalo.

          3.9 Absence of Changes. Since the date of the most recent Buffalo balance sheet, except as disclosed in the Buffalo Disclosure Schedule, the consolidated business of Buffalo has been operated in the ordinary course consistent with past practice and there has not been (a) any material adverse change in the business, operations, properties, condition (financial or otherwise), prospects, assets or liabilities (contingent or otherwise, whether due or to become due, known or unknown); (b) any dividend declared or paid or distribution made on capital stock, or any capital stock redeemed or repurchased;
(c) any incurrence of debt with a maturity greater than one year; (d) any salary, bonus or compensation increases to any officers, employees or agents; (e) any pending or, to the best knowledge of Buffalo, threatened litigation or disputes; or (f) any other change in the nature of, or the manner of conducting, the business, other than changes that neither have had, nor reasonably may be expected to have, a Material Adverse Effect on Buffalo.

          3.10 Information of Filings. None of the information supplied or to be supplied by Buffalo for inclusion in documents to be filed with any regulatory authority in connection with the transactions contemplated hereby, if any, will, at the respective time such documents are filed with such regulatory authority, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading.

          3.11 No Default. Buffalo is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under (a) its respective Articles of Incorporation or Bylaws (or other similar charter documents); (b) any mortgage, loan, agreement, contract, arrangement, lease, lease purchase, indenture or other evidences of indebtedness for borrowed money or other instrument to which Buffalo is now a party or by which Buffalo or any of its assets is bound which would have a Material Adverse Effect on Buffalo; or (c) to the best knowledge of Buffalo, any judgment, order, writ, injunction, or decree of any court, arbitrator, agency, official, authority or other Governmental Body.

          3.12 Copies of Documents; Accuracy of Information Furnished. Buffalo has delivered or made available to Aladdin complete and accurate copies of all documents listed on the Buffalo Disclosure Schedule. All of the exhibits and schedules provided by Buffalo are true, correct and complete in all material respects and no written representation, warranty or statement made by Buffalo in or pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to Aladdin which is seeking complete and accurate information with respect to Buffalo.

          3.12      Financial Statements.  Buffalo has delivered to Aladdin:
(a) unaudited consolidated balance sheet of Buffalo for the fiscal year ended December 31, 1997, including the notes thereto, and the related consolidated statements of income, changes in stockholders' equity, and cash flow for the fiscal year then ended, together with the report thereon of independent certified public accountants, and (b) unaudited consolidated balance sheet of Buffalo for the nine months since the end of the last fiscal year and the related unaudited statements of income, changes in stockholders' equity, and cash flow for the same period, including in each case the notes thereto. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of Buffalo as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP.

                                            ARTICLE 4
                                      ADDITIONAL AGREEMENTS

          4.1 Purchase of Buffalo Warrants. Prior to the consummation of the Merger, Aladdin will purchase all of the issued and outstanding Buffalo Warrants from the current holders thereof for a purchase price of $125,000, $25,000 of which has been paid by Aladdin to Buffalo prior to the execution hereof. The remaining $100,000 shall be paid by Aladdin to an escrow agent mutually agreeable to Aladdin and Buffalo (the "Escrow Agent"), and may be paid in full on the closing date or pursuant to an installment plan mutually agreed upon by Aladdin and Buffalo. In conjunction with consummation of the Merger, Buffalo will cause such existing warrants to be cancelled.

          4.2 Designation of Preferred Stock. No later than the Effective Date of the Merger, Buffalo shall amend its Articles of Incorporation to provide for the authorization of 3,000,000 shares of preferred stock, 1,677,000 shares of which shall be designated with the rights, preferences and privileges set forth on Exhibit D hereto ("Buffalo Preferred Stock").

          4.3 Authorization of Buffalo Warrants. No later than the Effective Date of the Merger, Buffalo shall take such steps as are necessary or appropriate to provide for the authorization of no less than (a) 1,088,500 Class A Warrants ("Buffalo Class A Warrants"), with an expiration date of December 31, 1999, exercisable for one share of Buffalo Common Stock at $1.50; and (b) no less than 1,688,000 Class B Warrants, with an expiration date of December 31,
1999, exercisable for one share of Buffalo Common Stock at $1.00
("Buffalo Class B Warrants" and, together with the Buffalo Class A Warrants, the "Buffalo Warrants").

          4.4 Authorization of Buffalo Units. No later than the Effective Date of the Merger, Buffalo shall take such steps as are necessary to provide for the authorization of no less than 417.6 Units and the securities contained therein, which securities shall consist of
(a) one 12% Convertible Debenture in the principal amount of $1,000 bearing interest at 12% per annum for one year from the original issuance date of each Unit, as set forth on Exhibit E attached hereto, which interest shall be paid monthly, and which are convertible at any time for 1.25 shares of Buffalo Common Stock for each $1.00 of such Convertible Debenture; (b) one Buffalo Class A Warrant for each two shares of Buffalo Common Stock which may potentially be so converted; and (c) one Buffalo Class B Warrant for each two shares of Buffalo Common Stock which may potentially be so converted
("Buffalo Units").

          4.5 Confidentiality. Except as and to the extent required by law, neither Aladdin nor Buffalo shall disclose or use, nor direct its representatives or agents to disclose or use any Confidential
Information (as defined below) with respect to either Aladdin or Buffalo furnished, or to be furnished, by one party to the other, or its respective representatives, at any time or in any manner other than in connection with its evaluation of the Merger. For purposes of this
Section 4.2, "Confidential Information" means any information about
Aladdin or Buffalo stamped "confidential" or identified in writing as such by either Aladdin or Buffalo promptly following its disclosure, unless (a) such information is already known to the other party or its representatives or agents or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of the other party or its representatives or agents, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Merger, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. Upon written request of Aladdin or Buffalo to the other party, both Aladdin and Buffalo will promptly return to the other or destroy any Confidential Information in its possession and certify in writing to the other party that is has done so. Aladdin and Buffalo agree to execute a separate material confidentiality agreement in the form attached hereto as Exhibit A.

          4.6 Disclosure. Except as and to the extend required by law, without the prior written consent of the other party, neither Aladdin nor Buffalo will make, and each will direct its representatives and agents not to make, directly or indirectly, any public comment, statement, or communication with respect to the terms, conditions, or other aspects of the Merger contemplated herein. If either Aladdin or Buffalo is required by law to make any such disclosure, it must first provide to the other party the content of the proposed disclosure, the reasons that such disclosure is required by law and the time and place that the disclosure will be made.

          4.7 Legal and Other Fees. Aladdin shall bear all of its legal fees incurred in furtherance of the Merger as well as up to $5,000 of the legal fees incurred by Buffalo. Buffalo shall be responsible for the payment of any advisory and/or finder's fees owed by Buffalo. Aladdin shall be responsible for any and all expenses related to financial advisory, accounting, transfer agent, and/or regulatory fees related to the Merger.

          4.8 Agreement to Consummate. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use reasonable efforts to do all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, as soon as reasonably practicable, the Merger contemplated by this Agreement.

          4.9 Aladdin Shareholders' Approval. Within 60 business days after the execution of this Agreement by Aladdin and Buffalo, Aladdin shall hold a meeting of its shareholders for the purpose of voting upon the Merger. In connection with such meeting, Aladdin shall mail all required notices and other materials to its shareholders, and the Board of Directors of Aladdin shall recommend approval of the matters related to the Merger to be voted upon by the holders of Aladdin Common Stock at such shareholder meeting and shall use its best efforts to obtain such shareholder approval.

          4.10 Buffalo Shareholder's Approval. Within 60 business days after the execution of this Agreement by Aladdin and Buffalo, Buffalo shall either (a) hold a meeting of its shareholders for the purpose of voting upon the Merger, or (b) obtain approval of the Merger by written consent, if permissible. If a shareholder meeting is held, Aladdin shall mail all required notices and other materials (after receiving such notices and materials and the appropriate mailing addresses from Buffalo) to the Buffalo shareholders, and the Board of Directors of Buffalo shall recommend approval of the matters related to the Merger to be voted upon at such shareholder meeting and shall use its best efforts to obtain such shareholder approval.

          4.11 Articles of Merger. Buffalo (as the Surviving Corporation) shall comply with all requirements of section 92A.200 et seq. of the Nevada General Corporation Law and Article 111 of the Colorado Business Corporation Act with respect to the filing of Articles of Merger.

                                            ARTICLE 5
                                 CONDITIONS PRECEDENT TO CLOSING
                                   AND POST-CLOSING COVENANTS

          5.1       General Conditions.   Consummation of the Merger
shall be subject to the fulfillment at the Effective Date of each of the following conditions:

          (a) No Injunction. No court having jurisdiction shall have issued, to the knowledge of Aladdin or Buffalo, an injunction preventing the consummation of the Merger that shall not have been stayed or dissolved at the Effective Date.

          (b) Securities Law. Buffalo shall have filed all applicable federal and state securities law notices of issuance of Buffalo Common
Stock, if any, in connection with the Merger. In addition, Buffalo shall have prepared and filed all proxy materials required under Schedule A of the Securities Exchange Act, and shall have mailed all such proxy material in definitive form to all Buffalo shareholders in compliance with the Securities Exchange Act.

          (c) Corporate and Other Actions. All actions taken or to be taken in connection with the transactions contemplated hereby, and all documents incident thereto shall be reasonably satisfactory in form and substance to the parties and their counsel, and the parties and their counsel shall have received all such counterpart originals or certified or other copies of such documents as the parties or their counsel may reasonably request.

          5.2       Conditions to Closing in Favor of Aladdin.
Consummation of the Merger shall be subject to the fulfillment, to the satisfaction of Aladdin, or written waiver, at or before the Effective Date, of each of the following conditions:

          (a) Opinion of Counsel for Buffalo. Buffalo shall have furnished Aladdin with an opinion of Buffalo's counsel, dated the Effective Date, in the form attached hereto as Exhibit B.

          (b) Representations and Warranties of Buffalo. The representations, warranties and statements of Buffalo contained in this Agreement, shall be complete and accurate as of the date of this Agreement and shall also be complete and accurate at and as of the Effective Date, except for changes contemplated by this Agreement, as if made on the Effective Date; and Buffalo shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Date.

          (c) Buffalo Officers' Certificate. Buffalo shall have delivered to Aladdin an Officer's Certificate, dated the Effective Date, to the effect that (i) such officer is familiar with the provisions of this Agreement and (ii) the conditions specified in Section 5.1 and in paragraph (b) of this Section 5.2 have been satisfied in all material respects.

          (d) Governmental Consents, Authorizations, Etc. All material consents, authorizations, orders or approvals of, and filings or registrations with, and any permits, licenses or other authorizations required by any applicable Governmental Body in connection with the execution and delivery of this Agreement by Buffalo and the consummation by Buffalo of the transactions contemplated hereby shall have been obtained or made.

          (e) Buffalo Shareholder Approval. The requisite number of shareholders of Buffalo shall have voted in favor of the Merger.

          (f) Cancellation of Buffalo Warrants. Pursuant to section 5(a) of Buffalo's Warrant Agent Agreement (attached as Exhibit 3.1 to Buffalo's Form 10SB Registration Statement), Aladdin requires that Buffalo cancel the Buffalo Warrants in order to consummate the Merger. Accordingly, all such Buffalo Warrants shall have been cancelled.

          (g) Shareholder Approval of Reincorporation. If reincorporation of the Surviving Corporation in the State of Nevada will not require compliance with the regulation provisions of the Securities Act of 1933, such reincorporation in the State of Nevada is approved by the requisite number of shareholders of Buffalo. If reincorporation of the Surviving Corporation in the State of Nevada requires compliance with the regulation provisions of the Security Act of 1933, shareholder approval of such reincorporation need not be obtained in order to consummate the Merger.

          (h) Qualified Securities. All Buffalo Common Stock, is qualified for quotation on the NASD Bulletin Board.

          (i) Consents. On or before the Effective Date, Buffalo shall have obtained all necessary or required consents to the transactions contemplated by this Agreement or otherwise necessary.

          5.3       Conditions to Closing in Favor of Buffalo.
Consummation of the Merger shall be subject to the fulfillment, to the satisfaction of Buffalo, or written waiver, at or before the Effective Date of the following conditions:

          (a) Opinion of Counsel for Aladdin. Aladdin shall have furnished Buffalo with an opinion of Aladdin's counsel, dated the Effective Date, in the form attached hereto as Exhibit C.

          (b) Representations and Warranties of Aladdin. The representations, warranties and statements of Aladdin contained in this Agreement, shall be complete and accurate as of the date of this Agreement and shall also be complete and accurate at and as of the Effective Date, except for changes contemplated by this Agreement, as if made at and as of the Effective Date; and Aladdin shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Date.

          (c) Aladdin Officers' Certificates. Aladdin shall have delivered to Buffalo an Officer's Certificate, dated the Effective Date, to the effect that (i) such officer is familiar with the provisions of this Agreement and (ii) the conditions specified in Section 5.1 and in paragraph (b) of this Section 5.3 have been fully satisfied.

          (d) Governmental Consents, Authorizations, Etc. All material consents, authorizations, orders or approvals of, and filings or registrations with, and any permits, licenses or other authorizations required by any applicable Governmental Body in connection with the execution and delivery of this Agreement by Aladdin and the consummation by Aladdin of the transactions contemplated hereby shall have been obtained or made.

          (e) Aladdin Shareholder Approval. The requisite number of the holders of Aladdin Common Stock shall have voted in favor of the Merger.

          5.4       Post-Closing Covenants.

          (a) Appointment and Resignation of Buffalo Directors. It is the intent of Aladdin and Buffalo that, upon the consummation of the Merger, a change in control of Buffalo will occur. Accordingly, upon the consummation of the Merger, Buffalo's current Board of Directors will appoint the following persons to the Board of Directors of Buffalo: (1) Meghan Robins, (2) Max Lammers, (3) Amy R.
Montano and (4) Haskell Robins to the Board of Directors the current members of Aladdin's Board of Directors. Following such appointment, each current member of Buffalo's Board of Directors shall resign.

          (b) Assumption of Agreements. Upon the consummation of the Merger, any and all employment agreements and/or consulting agreements previously entered into by Buffalo shall be terminated, and any and all such agreements made by Aladdin shall be assumed by Buffalo.

          (c) Name Change. Following the consummation of the Merger, the name of Buffalo will be changed to Aladdin Oil
Corporation and the trading symbol will be changed to better reflect the new name of the company.

          (d) Qualification to Conduct Business in California. The Surviving Corporation shall be qualified by the California Secretary of the State as a foreign corporation authorized to conduct business in the State of California.

                                            ARTICLE 6
                                TERMINATION, AMENDMENT AND WAIVER

          6.1 Termination. This Agreement may be terminated at any time prior to the Effective Date, whether or not stockholder approval has been received:

          (a) by mutual consent of the Boards of Directors of Aladdin and Buffalo;

          (b) by Aladdin if any representation or warranty of Buffalo, or by Buffalo if any representation or warranty of Aladdin, contained herein shall have been incorrect or breached in any material respect, as to which notice shall have been given to such party, and shall not have been cured or otherwise resolved to the reasonable satisfaction of the other party on or before the Effective Date, or by either Aladdin or Buffalo if any condition to the consummation of the Merger that must be fulfilled to its satisfaction has (in the good faith judgment of its Board of Directors) becomes impractical to be fulfilled;

          (c) by either Aladdin or Buffalo if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable; or

          (d) by Aladdin or Buffalo if the Merger has not become effective by December 31, 1998 (unless an extension of such date is agreed to in writing by Aladdin and Buffalo); provided, however, that no party shall be permitted to terminate hereunder if such party is in violation of this Agreement.

          6.2 Effect of Termination. In the event of the termination of this Agreement as provided herein, this Agreement shall become wholly void and have no further force and effect except as hereinafter provided; and there shall be no liability on the part of Aladdin or Buffalo (or their respective officers of directors) except to comply with the confidentiality provisions of Section 4.2 hereof, and except as otherwise provided herein. Nothing contained herein shall relieve any party from liability for its breach of this Agreement.

          6.3 Amendment. This Agreement may be amended by the parties hereto at any time prior to the Effective Date; provided, however, that any amendment must be by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

          6.4 Extension; Waiver. At any time prior to the Effective Date, any party hereto that is entitled to the benefits hereof, by action taken by its Board of Directors or a duly authorized officer, may (a) extend the time for the performance of any of the obligations or other acts of any of the other parties hereto, (b) in whole or in part, waive any inaccuracy in the representations and warranties of any of the other parties hereto contained herein or in any exhibit or schedule hereto or in any document delivered pursuant hereto, and (c) in whole or in part, waive compliance with any of the agreements of any of the other parties hereto or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid as set forth in an instrument in writing signed and delivered on behalf of such party.

                                            ARTICLE 7
                                        GENERAL PROVISIONS

          7.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if and when delivered personally or transmitted by telecopy or telegram, mailed by registered or certified mail (return receipt requested) or sent by a recognized next business day courier to the persons at the following addresses (or at such other address for a party as shall be specified by like notice):


If to Aladdin:

Aladdin Oil Corporation
11911 San Vicente Blvd., Suite 385
Los Angeles, California  90049
Attention:  Meghan Robins, President
and Chief Executive Officer
Facsimile:  (310) 440-4481

with a copy to:

Arter & Hadden
725 S. Figueroa Street
34th Floor
Los Angeles, California  90017
Attention: Ronald Warner, Esq.
Facsimile:  (213) 617-9255

If to Buffalo:

Buffalo Capital V, Ltd.
7331 S. Meadow Court
Boulder, Colorado  80301
Attention:  Grant Peck, President
Facsimile:  (303) 530-1727

with a copy to:

Frascona, Joiner & Goodman
4750 Table Mesa Drive
Boulder, Colorado 80303-5500
Attention: Gary S. Joiner, Esq.
Facsimile:  (303) 494-6309

          7.2 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Terms such as "herein," "hereof," "hereinafter" refer to this Agreement as a whole and not to the particular sentence or paragraph where they appear, unless the context otherwise requires. Terms used in the plural include the singular, and vice versa, unless the context otherwise requires.

          7.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          7.4 Miscellaneous. This Agreement, including the exhibits and schedules hereto, if any, (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) is not intended to and shall not confer upon any other person any rights or remedies hereunder or otherwise with respect to the subject matter hereof, except for rights that may expressly arise as a consequence of the Merger; (c) shall not be assigned by operation of law or otherwise; (d) has been drafted by all of the parties to this Agreement and should not be construed against any of the parties hereto; and (e) shall be governed in all respects, including validity, interpretation and effect by the substantive laws of the State of Nevada without regard to conflict of law provisions.

          7.5 Effectiveness for Bookkeeping Purposes; Closing. For tax and accounting purposes, if all conditions precedent to the effectiveness of the Merger, including the execution of this Agreement, shall have occurred prior to December 31, 1998, this Agreement shall be deemed effective as of December 31, 1998. If all conditions precedent to the effectiveness of the Merger, including execution of this Agreement, shall have occurred after December 31, 1998, this Agreement shall be deemed effective on such other date as Aladdin and Buffalo shall mutually agree in writing (the "Effective Date"). The exchange and delivery of instruments necessary to accomplish the Merger shall occur at such place as Aladdin and Buffalo may initially agree. Unless otherwise agreed by Aladdin and Buffalo, such exchange and delivery of instruments shall occur on the Effective Date.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement or have caused this Agreement to be executed by their duly authorized officers.

ALADDIN OIL CORPORATION

By/s/ Meghan Robins, President and
     Chief Executive Officer

BUFFALO CAPITAL V, LTD.

By/s/ Grant Peck, President
EXHIBIT A

Form of Confidentiality Agreement

          This Confidentiality Agreement (this "Agreement") is made this 23rd day of November, 1998, by and between Aladdin Oil
Corporation, a Nevada corporation ("Aladdin"), and Buffalo Capital
V, Ltd., a Colorado corporation ("Buffalo") (where applicable,
Aladdin and Buffalo will sometimes be referred to individually as the "Other Party" or collectively as the "Parties").

          In consideration of the matters set forth in Paragraph 2 below, the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Aladdin and Buffalo hereby mutually agree as follows:

          1. Definitions. As used in this Agreement, the terms set forth below shall have the following meanings:

          1.1 "Affiliate(s)." An "affiliate" of, or a Person "affiliated" with, a specified Person, is (a) a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified Person,
(b) a Person owning or controlling ten percent or more of the outstanding voting securities of such specified Person, and (c) any officer, director or partner of such specified Person.

          1.2 "Person." Any natural person, partnership, corporation, association, trust or other legal entity.

          1.3 "Proprietary Information" shall mean (a) with respect to aladdin, all information, data, reports, records, terms, structures, arrangements (financing or otherwise), analyses, forecasts, projections and all other information, oral or written, relating directly or indirectly, to the business operations of Aladdin or its Affiliates, including, but not limited to, any and all information relating to the acquisition of, or exploration or drilling activities on, any oil or natural gas properties presently owned by Aladdin or acquired by Aladdin during the term of this Agreement; and (b) with respect to Buffalo, all information, data, reports, records, terms, structure, arrangements (financing or otherwise), analyses, forecasts, projections and all other information, oral or written, relating directly or indirectly, to the business operations of Buffalo or its Affiliates.

                    Proprietary Information shall not include information that:

                    (i) is or become publicly available through no act or omission of Aladdin or Buffalo in breach hereof;

                    (ii) came or comes into the possession of Aladdin or Buffalo through sources not involving a breach hereof;

                    (iii) is or becomes known to any third party without restriction through no act or omission of Aladdin or Buffalo in breach hereof, or
                    (iv) either Aladdin or Buffalo is required to disclose or discloses with the consent or the Other Party, to any governmental agency.

          2.        Covenant of Nondisclosure and Confidentiality.

          2.1 Commencing on the date hereof until the date this Agreement shall be terminated in accordance with Paragraph 3 hereof, all Proprietary information previously disclosed by Aladdin or Buffalo to the Other Party, or disclosed by Aladdin or Buffalo in the future to the Other Party shall be maintained in confidence by the Parties and their Affiliates and shall not be disclosed to third parties or used for any purpose whatsoever not specifically authorized by the terms of this Agreement or by a subsequent written agreement between the Parties.

          2.2 No copies shall be made by Aladdin or Buffalo of any documents comprising or containing any Proprietary without the prior consent of the Other Party. The Parties shall be deemed to have complied with their respective obligations hereunder provided the Parties protect and safeguard the confidentiality of any Proprietary Information in the manner and as they protect and safeguard the confidentiality of their own proprietary information of like kind.

          2.3 The Parties agree that upon the termination of this Agreement, or upon the written request of the Other Party, whichever shall first occur, the Parties shall return (and shall cause each of their Affiliates to return) to the Other Party all material and items containing Proprietary Information, including all copies thereof.

          3. Termination and Duration. Unless this Agreement shall be earlier terminated by the express written consent of each of the Parties hereof, this Agreement shall be terminated and of no further force and effect on the date which is five years after the date hereof.

          4. Invalidity; Unenforceability. If any of the provisions set forth in this Agreement are determined by a court of competent jurisdiction to be invalid or unenforceable by reason of this Agreement extending for too great a period of time or over too great a geographical areas, or by reason of its being too extensive in any other respects, this Agreement shall be interpreted to extend only over the maximum time and geographical area, and to the maximum extent in all other respect, as to which it is valid and enforceable, all as determined by such court in such action. Any determination that any provision hereof is invalid and unenforceable, in whole or in part, shall have no effect upon the validity or enforceability of any remaining provision hereof.

          5. Indemnification. The Parties and their Affiliates hereby indemnify and agree to hold each other and their respective Affiliates harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, costs and expenses, including litigation costs and reasonable attorneys' fees, arising from, out of, or in any way connected with any disclosure, dissemination or use of any Proprietary Information not expressly authorized or permitted pursuant to the terms and provisions of this Agreement.

          6. Damages and Disputes. The Parties acknowledge that breach of any of the foregoing covenants by the Other Party will cause irreparable damage to the non-breaching party, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for such breach are inadequate. Accordingly, the Parties agree that upon a breach under this Agreement, the non-breaching party shall be entitled to preliminary and final injunctive relief, including the imposition of a temporary restraining order, upon ex parte application for such an order, ordering the breaching party specifically to perform the foregoing covenants or to refrain from any act or omission in violation of this Agreement. Notwithstanding the foregoing, nothing contained herein shall limit the rights of the Parties to enforce any remedy available to it or them from time to time, whether at law or in equity.

          The prevailing party in any actin or proceeding arising out of or relating to this Agreement or the subject matter hereof shall be entitled to recover all of its reasonable attorneys' fees and other expenses of litigation actually incurred in connection with such action or proceeding.

          7. Counterparts. This Agreement may be executed in counterparts, and when one counterpart shall have been executed and delivered by each of the Parties to the Other Party, each such counterpart will thereupon be deemed an original and will together with the other such counterparts constitute one Agreement.

          8. Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns of the respective parties hereto.

          9. Notices. All notices which may or are required to be given or made by either party hereto to the other party shall be in writing. All such notices shall be made by registered or certified mail, return receipt requested, or by facsimile transmission, or by telephone (promptly thereafter confirmed in writing), as follows:

          (a)       If to Aladdin:

Aladdin Oil Corporation
11911 San Vicente Blvd., Suite 385
Los Angeles, California 90049
Attention:  Meghan Robins, President and
Chief Executive Officer
Facsimile:  (310) 440-4481

with a copy to:

Arter & Hadden
725 S. Figueroa Street
34th Floor
Los Angeles, California  90017
Attention:  Ronald Warner, Esq.
Facsimile:  (213) 617-9255

If to Buffalo:

Buffalo Capital V, Ltd.
7331 S. Meadow Court
Boulder, Colorado  80301
Attention:  Grant Peck
Facsimile:  (303) 530-1727

with a copy to:

Frascona, Joiner & Goodman, P.C.
4750 Table Mesa Drive
Boulder, Colorado  80303-5500
Attention:  Gary S. Joiner, Esq.
Facsimile:  (303) 430-6309

          10. Governing Law. This Agreement has been executed and delivered in, and shall be construed in accordance with the laws of, the State of Nevada, without giving effect to any conflicts of law or choice of law provisions.

          11. Construction. The captions assigned to the provisions of this Agreement are for convenience only and shall be disregarded in construing this Agreement. Unless this context otherwise requires, the pronouns of any gender shall include the other genders, either the singular or plural shall include the other, the word "any" shall include the word "all" and the word "or" is not exclusive.

          The Parties have cooperated in the drafting, preparation and review of this Agreement, and in any construction to be made of this Agreement, it shall not be construed as against either of the Parties.

          12. Entire Agreement. This Agreement incorporates the complete the entire Agreement between the Parties with reference to the subject matter hereof, and there are no other oral agreements, understandings, representations or warranties, express or implied, relating thereto between the parties. No modification or amendment of this Agreement shall be binding upon the parties unless executed in writing by the Parties.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Aladdin Oil Corporation
By: /s/ Meghan Robins, President and Chief Executive Officer

Buffalo Capital V, Ltd.
By: /s/ Grant Peck
President

EXHIBIT B
Buffalo Capital Opinion Letter

November 23, 1998

Meghan Robins, President
Aladdin Oil Corporation
11911 San Vicente Boulevard, Suite 385
Los Angeles, CA 90049


Re:       Buffalo Capital V, Ltd\Aladdin Oil Corporation Merger

Dear Ms. Robins:

          We represent Buffalo Capital V, Ltd., a Colorado corporation (the "Company"). In that capacity, we have been asked to provide you with our legal opinion in connection with closing under the Agreement and Plan of Merger and Reorganization dated November
23, 1998 (the "Merger Agreement") executed between Aladdin Oil
Corporation ("Aladdin") and the Company.

          This letter is furnished to you pursuant to Section 5.3(a) of the Merger Agreement.

          In conjunction with the request for an opinion, we have examined the corporate records and proceedings of the Company with respect to:

          (i). The organization and continuing existence of the Company;

          (ii). The legal sufficiency of all corporate proceedings of the Company taken in connection with the creation, issuance, the form and legality, and full payment and nonassessability, of all presently issued and outstanding stock of the Company;

          (iii). The legal sufficiency of all corporate proceedings of the Company taken in connection with the execution, delivery and performance of the Merger Agreement by the Company; and

          (iv). The legal sufficiency of all corporate proceedings of the Company taken in conjunction with its registration under Section
12(g) of the Securities Exchange Act of 1934 by filing its registration statement on Form 10-SB, and its subsequent compliance with applicable reporting obligations under the Securities Exchange Act of 1934.

          In addition to examination of the records and proceedings described above, we have made such other and further factual and legal examinations and inquiries as we deemed necessary or appropriate. As to factual matters bearing upon our opinion, we have, with the Company's permission, relied entirely upon information, documents and certificates presented to us by the Company, the accuracy and completeness of which we have not undertaken to verify or confirm.

          Based upon all of the foregoing, we are of the opinion that:

          1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and is duly qualified as a corporation and is in good standing to do business in the State of Colorado with authority to enter into the Merger Agreement and to carry out the transactions contemplated thereby.

          2. The Merger Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

          3. The execution, delivery and performance of the Merger Agreement by the Company will not conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of the Company, or under any material agreement to which the Company is a party or by which the Company is bound, and will not violate any law or regulation applicable to the Company.

          4. The Company has obtained all consents, approvals, authorizations, and orders of third parties, including governmental authorities, if any, necessary for the authorization, execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby.

          5. There is no currently pending or, to the best of our knowledge, threatened litigation or governmental proceeding that would restrain, invalidate or adversely affect the transactions which are the subject of the Merger Agreement.

          6. The Company has a class of securities registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, and as of the date hereof, has filed all reports and information required to be filed pursuant to Section 13 of the Securities Exchange Act. All of such filings were prepared in accordance with the requirements of
Section 13 of the Securities Exchange Act of 1934, and to the best of our knowledge and belief, did not, at the time they were filed, contain any untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          We are members of the State Bar of Colorado. We express no opinion as to the laws of any jurisdiction other than the laws of the State of Colorado and, to the extent applicable to the foregoing opinion, the federal laws of the United States of America. This opinion is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.

          This opinion is as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or entity, or any other circumstance. This opinion is provided to you as a legal opinion only and, without our prior written consent, may not be relied upon or quoted in whole or in part or otherwise referred to in any report or document or furnished to any person or entity other than you, the Company, your respective counsel, and your respective successors and assigns.

          Please also be advised that in connection with the preparation of the Proxy Statement, we consulted with officers and representatives of the Company, made inquires of, and discussed the contents of the Proxy Statement with, such officers and representatives, and performed such other examinations as we have described herein. In connection with the preparation of the Proxy Statement, we have also, with the knowledge and permission of Aladdin Oil Corporation, received and relied upon information and documents supplied by officers and representatives of Aladdin Oil Corporation.

          Without taking any action to independently verify the statements made in the Proxy Statement, nothing has come to our attention that would lead us to believe that the Proxy Statement, or any amendment or supplement thereto made prior to the date hereof
(if any), contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that we express no statement as to the financial statements and related schedules and other financial or statistical data included in the Proxy Statement.

Frascona, Joiner & Goodman, P.C.
/s/ Gary S. Joiner

EXHIBIT C - FORM OF ALADDIN LEGAL OPINION


Buffalo Capital V, Ltd.
7331 S. Meadow Court
Boulder, CO  80301

Re:  Merger of Aladdin Oil Corporation into Buffalo Capital V, Ltd.

Gentlemen:

          We have acted as counsel to Aladdin Oil Corporation, a Nevada corporation ("Aladdin") in connection with the preparation of the Agreement and Plan of Merger and Reorganization dated
November 23, 1998 (the "Merger Agreement") executed by Aladdin and Buffalo Capital V, Ltd. ("Buffalo").

          This letter is furnished to you pursuant to Section 5.3(a) of the Merger Agreement. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

          In connection with this opinion, we have examined and are familiar with originals or copies of (i) the Merger Agreement; (ii) the Articles of Incorporation of Aladdin; (iii) the Bylaws of Aladdin; and
(iv) such other records, documents and instruments as we have deemed necessary or appropriate as a basis for the opinions set forth below.

          Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, we are referring solely to the conscious awareness of facts or other information by lawyers in this firm who have given substantive attention to the transaction described in the Merger Agreement, who are Ronald Warner, David R. Decker, and Brett M. Broderick.
Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts and no inference as to our knowledge concerning such facts should be drawn from the fact that such representation has been undertaken by this firm.

          In our examination, and for all purposes of the opinions express in this letter, we have assumed, with your permission and without independent investigation, that:

          (a) the signatures of persons (other than individuals signing on behalf of Aladdin) signing all documents in connection with which this opinion is rendered are genuine and authorized.

          (b) all documents submitted to us as copies, whether certified or not, conform to authentic original documents;

          (c) all parties (other than Aladdin) to the documents reviewed by us have the appropriate power (corporate or individual) and authority (corporate or individual) to execute, deliver and perform thereunder, and all such documents have been duly authorized by all necessary actions on the part of such parties, have been duly executed by such parties, have been duly delivered by such parties and, as to all such parties other than Aladdin, constitute the legal, valid and binding obligations of such parties; and

          (d) No consent, approval, authorization, declaration or filing by or with any governmental commission, board or agency is required for the valid execution and delivery by you of the Merger Agreement which has not been duly obtained.

          Based on the foregoing, and subject to the limitations, qualifications and exceptions set forth below, we are of the opinion that:

          1. Aladdin (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is duly qualified as a foreign corporation and is in good standing to do business in each jurisdiction in which it owns, leases or operates property, except where the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise), business assets, liabilities, capitalization, financial position, operations, results of operations or prospects of Aladdin; and (b) has corporate power and authority to enter into the Merger Agreement and to carry out the transactions contemplated thereby.

          2. The Merger Agreement has been duly executed and delivered by Aladdin and constitutes a valid and binding agreement of Aladdin enforceable against Aladdin in accordance with its terms.

          3. The execution, delivery and performance of the Merger Agreement by Aladdin will not conflict with or result in the breach of the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of Aladdin or any material agreement or instrument known to us to which Aladdin is a party or by which it is bound or any laws or regulatory provisions which are known to us be applicable to Aladdin.

          4. To our knowledge, Aladdin has obtained all consents, approvals, authorizations, orders of third parties, including governmental authorities, if any, necessary for the authorization, execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby.

          5. We are not aware of any pending or threatened litigation or governmental proceeding that would restrain, invalidate or adversely affect the transaction which are the subject of the Merger Agreement.

          The opinions set forth above are subject to the following qualifications:

          (a) The effect of any applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent transfer, marshaling and other laws relating to or affecting the rights of creditors generally; and

          (b) The effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, and good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

          This opinion is limited to matters involving the federal laws of the United States of America and the laws of the State of Nevada.

          Our opinions are an expression of professional judgment and are not a guaranty of a result. We do not undertake to advise you of matters which may come to our attention subsequent to the date hereof which may affect our legal opinions expressed herein.

          This opinion is solely for the benefit of the addressee hereof and may not be relied upon in any manner by any other person or entity without the express written permission of this firm. Copies of this opinion letter may not be furnished to any other person or entity, nor may any portion of this opinion letter be quoted, circulated or referred to in any other document, without our prior written consent. Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Very truly yours,

Arter & Hadden
/s/
EXHIBIT D

Rights, Preferences and Privileges of Buffalo Preferred Stock

Certificate of Determination of Privileges, Rights and Preferences of the Series A, 12% Convertible Preferred Stock, $0.01 Par Value of
Aladdin Oil Corporation (a Nevada corporation).

The undersigned, Meghan Robins, hereby certifies that:

          1. She is the duly elected and acting President and Secretary of Aladdin Oil Corporation, a Nevada corporation (the
"Corporation").

          2. The Corporation is authorized to issue 4,000,000 share of Preferred Stock. The number of shares being authorized in the series of Preferred Stock designated as "Series A 12% Convertible
Preferred Stock, $0.01 par value" is 2,000,000. There are no shares of said Series A 12% Convertible Stock, $0.01 par value outstanding as of the date of this Certificate of Determination.

          3. Under authority given by the Corporation's Articles of Incorporation, the Board of Directors has duly adopted the following recitals and resolutions:

          WHEREAS, the Articles of Incorporation of the Corporation provide for a class of shares known as Preferred Stock, issuable from time to time in one or more series; and

          WHEREAS, the Board of Directors of the Corporation is authorized within the limitations and restrictions stated in said Articles of Incorporation to determine or to alter the rights, preferences, privileges, and restrictions granted to or imposed on any wholly unissued series of Preferred Stock, to fix the number of shares constituting any such series, and to determine the designation thereof, or any of them; and

          WHEREAS, the Corporation has not issued any shares of such Series A 12% Convertible Preferred Stock, $0.01 par value and the Board of Directors of this Corporation desire to determine the rights, preferences, privileges and restrictions relating to this series of Preferred Stock, and the number of shares constituting and the designation of said series;

          RESOLVED, that the Board of Directors hereby determined the designation of, number of shares constituting, and the rights, preferences, privileges and restrictions relating to said Series A 12% Convertible Preferred Stock, $0.01 par value, as follows:

          (a) Designation. This series of Preferred Stock shall be designated "Series A 12% Convertible Preferred Stock, $0.10 Per
Share" (referred to herein as the "Preferred Stock, Series A").

          (b) Number of Shares. The number of shares constituting the Preferred Stock, Series A shall be 2,000,000.

          (c) Par Value. The par value of the Preferred Stock, Series A shall be $0.01 per share.

          (d) Voting. The Preferred Stock, Series A shall have no voting rights on any Corporation matter.

          (e) Dividends. Dividends on the Preferred Stock, Series A shall be cumulative at the rate of 12% per annum. The dividends shall be paid on a monthly basis at the rate of one percent per month at the end of each month. Dividends shall not be paid for any month after the money of June, 1999, and may cease to be paid earlier upon conversion of the Preferred Stock, Series A into Common Stock. In the event the Corporation does not pay the dividend in any one month, the dividend owed to the Preferred Stock, Series A for that month shall be added to the dividend due the Preferred Stock, for the following month. In the event there are not sufficient legally available funds to pay the Preferred Stock, Series A dividends, no dividends will be paid or set apart for payment on the Common Stock, no distribution shall be made on the Common Stock (other than a dividend payable in Common Stock), and no shares of Common Stock will be redeemed, retired or otherwise acquired for valuable consideration (except upon conversion of the Preferred Stock, Series
A) unless full cumulative dividends on the Preferred Stock, Series A for all past quarters and for the current quarter have been paid.

          (f) Preference on Liquidation. In the event of a liquidation of the Corporation, the Preferred Stock, Series A shall have a first claim over and above the Common Stock and any other Series of Preferred
Stock on the net assets of the Corporation. The net assets shall be those assets remaining after payment of the liabilities of the Corporation and prior to any distribution to the shareholders holding Common Stock. The holders of the Preferred Stock, Series A will share pro rata in proportion to the dollar amount of the par value of their respective holdings with any other Series of Preferred Stock which has been granted a preference on liquidation. In the event the net assets are not sufficient to return the $0.75 per share to the Preferred Stock, Series A shareholders, they shall share pro rata in proportion to the dollar amount of the par value of their respective holdings.

          (g) Conversion. The Preferred Stock, Series A may be converted at any time, at the option of the holders, into Common
Stock on the basis of one share of Common Stock for each share of Preferred Stock, Series A.

          (h) Transferability. The Preferred Stock, Series A shall not be transferable, provided that in the event of the death of a holder of shares of the Preferred Stock, Series A to the heirs or estate of such person.

          This Certificate of Determination is hereby executed by the President and the Secretary of the Corporation this 23rd day of July, 1998.

/s/ Meghan Robins
President

/s/ Meghan Robins
Secretary

EXHIBIT E
Purchase Date of Convertible Debentures

                                                 Number of          Date
Name                                             Units              Paid
Crowder, Brent                                   15.00              8/1/98
Kamishita, Scott                                  7.50              8/1/98
Kutcher, Al & Frances                            250.00             7/1/98
Lee, Harvey                                       7.50              8/1/98
Runnels, Jack & Judith                           15.10              8/1/98
Sturm, Dagmar                                    77.50              8/1/98
Taniguchi, Kazue                                 22.50              8/1/98
Taniguchi Land Trust                             15.00              8/1/98
Tagioka Motomu                                    7.50              8/1/98

SCHEDULE A
Aladdin Disclosure Schedule

1.  Section 2.2.  Aladdin has two wholly-owned subsidiaries:  (a)
Aladdin International, Inc., an Ohio corporation; and (b) Aladdin Oil Corporation of Ohio, an Ohio corporation.

2. Section 2.2(d). Aladdin has a contingent obligation to sell 100% of the outstanding shares of Common Stock of Aladdin International, Inc., to Mr. Max P. Lammers for the sum of $1.00. This obligation arises only if Aladdin is not a "public reporting" company, as defined by the Securities and Exchange Act of 1934, and the Common Stock of Aladdin is not quoted on a national stock exchange by June 30, 1999.
SCHEDULE B
Buffalo Disclosure Schedule

3.6 The Proxy Statement to be sent to the shareholders of the company must be filed with the Securities and Exchange Commission not less than 10 calendar days prior to the date it is first given or sent to the shareholders.

3.7 Closing under the Merger Agreement will give rise to right to cancel the outstanding Class A and Class B Warrants.

Appendix C - Amended and Restated Articles of Incorporation of
Aladdin Oil Corporation

          The undersigned, who, if a natural person, is eighteen years of age or older, hereby establishes a corporation pursuant to the Colorado Business Corporation Act as amended and adopts the following Articles of Incorporation:

          FIRST:             The name of the corporation is Aladdin Oil
Corporation.

          SECOND:            The corporation shall have and may exercise all
of the rights, powers and privileges now or hereafter conferred upon corporations organized under the laws of Colorado. In addition, the corporation may do everything necessary, suitable or proper for the accomplishment of any of its corporate purposes. The corporation may conduct part or all of its business in any part of Colorado, the United States or the world and may hold, purchase, mortgage, lease and convey real and personal property in any of such places.

          THIRD:             The aggregate number of shares which the
corporation shall have authority to issue is one hundred ten million (110,000,000) shares of which a portion shall be common stock and a portion shall be preferred stock, all as described below.

          A.        Common Stock.                The aggregate number of common
shares which the corporation shall have the authority to issue is one hundred million (100,000,000), which shares shall be designated
"Common Stock." Subject to all the rights of the Preferred Stock as expressly provided herein, by law or by the Board of Directors pursuant to this Article, the Common Stock of the corporation shall possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express grant of rights or privileges in these Articles of Incorporation, including, but not limited to, the following rights and privileges:

                    (a) dividends may be declared and paid or set apart for payment on the Common Stock out of any assets or funds of the corporation legally available for the payment of dividends;

                    (b) the holders of Common Stock shall have unlimited voting rights, including the right to vote for the election of directors and on all other matters requiring stockholder action. Each holder of Common Stock shall have one vote for each share of Common Stock standing in his name on the books of the corporation and entitled to vote. Cumulative voting shall not be permitted in the election of directors or otherwise.

                    (c) on the voluntary or involuntary liquidation, dissolution or winding up of the corporation, and after paying or adequately providing for the payment of all of its obligations and amounts payable in liquidation, dissolution or winding up, and subject to the rights of the holders of Preferred Stock, if any, the net assets of the corporation shall be distributed pro rata to the holders of the Common Stock.

          B.        Preferred Stock.             The aggregate number of
preferred shares which this corporation shall have the authority to issue is ten million (10,000,000) shares, each with no par value, which shares shall be designated "Preferred Stock." Shares of Preferred Stock may be issued from time to time in one or more series as determined by the Board of Directors. The Board of Directors is hereby authorized, by resolution or resolutions, to provide from time to time, out of the unissued shares of Preferred
Stock not then allocated to any series of Preferred Stock, for a series of the Preferred Stock. Each such series shall have distinctive serial designations. Before any shares of any such series of Preferred Stock are issued, the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, by resolution or resolutions, the voting powers, full or limited, or no voting powers, and the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof as provided by Colorado law. Before issuing any shares of a class or series, the corporation shall deliver to the secretary of state for filing articles of amendment to these articles of incorporation that set forth information required by Colorado law, including but not limited to, the designations, preferences, limitations, and relative rights of the class or series of shares.

          C.        Voting.            Unless otherwise ordered by a court of
competent jurisdiction, at all meetings of shareholders of at least a majority of the shares of a voting group entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum of that voting group.

          FOURTH:            The number of directors of the corporation shall
be fixed by the bylaws, should the bylaws fail to fix such a number, then by resolution adopted from time to time by the board of directors, provided that the number of directors shall not be more than seven (7) nor less than two (2). Two (2) directors shall constitute the initial board of directors. The following persons are elected to serve as the corporation's initial directors until the first annual meeting of shareholders or until their successors are duly elected and qualified:

Name                                                      Address
Grant W. Peck                                    7331 South Meadow Court
                                                 Boulder, CO 80301

Dean F. Sessions                                 2040 W. 10th Avenue,
                                                 Apt.E-301
                                                 Broomfield, Colorado 80020

          FIFTH:             The street address of the initial registered office
of the corporation is 1600 Broadway, Denver, Colorado 80202. The name of the initial registered agent of the corporation at such address is CT Corporation System.

          SIXTH:             The address of the principal office of the
corporation is 1911 San Vicente Blvd., Los Angeles, California
90049.

          SEVENTH:           The following provisions are inserted for the
management of the business and for the conduct of the affairs of the corporation, and the same are in furtherance of and not in limitation or exclusion of the powers conferred by law.

                    (a) Conflicting Interest Transactions. As used in this paragraph, "conflicting interest transaction" means any of the following: (i) a loan or other assistance by the corporation to a director of the corporation or to an entity in which a director of the corporation is a director or officer or has a financial interest; (ii) a guaranty by the corporation of an obligation of a director of the corporation or of an obligation of an entity in which a director of the corporation is a director or officer or has a financial interest; or (iii) a contract or transaction between the corporation and a director of the corporation or between the corporation and an entity in which a director of the corporation is a director or officer or has a financial interest. No conflicting interest transaction shall be void or voidable, be enjoined, be set aside, or give rise to an award of damages or other sanctions in a proceeding by a shareholder or by or in the right of the corporation, solely because the conflicting interest transaction involves a director of the corporation or an entity in which a director of the corporation is a director or officer or has a financial interest, or solely because the director is present at or participates in the meeting of the corporation's board of directors or of the committee of the board of directors which authorized, approves or ratifies a conflicting interest transaction, or solely because the director's vote is counted for such purpose if: (A) the material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes, approves or ratifies the conflicting interest transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or (B) the material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the shareholders entitled to vote thereon, and the conflicting interest transaction is specifically authorized, approved or ratified in good faith by a vote of the shareholders; or (C) a conflicting interest transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes, approves or ratifies the conflicting interest transaction.

                    (b) Loans and Guaranties for the Benefit of Directors. Neither the board of directors nor any committee thereof shall authorize a loan by the corporation to a director of the corporation or to an entity in which a director of the corporation is a director or officer or has a financial interest, or a guaranty by the corporation of an obligation of a director of the corporation or of an obligation of an entity in which a director of the corporation is a director or officer or has a financial interest, until at least ten days after written notice of the proposed authorization of the loan or guaranty has been given to the shareholders who would be entitled to vote thereon if the issue of the loan or guaranty were submitted to a vote of the shareholders. The requirements of this paragraph (b) are in addition to, and not in substitution for, the provisions of paragraph
(a) of Article SEVENTH.

                    (c) Indemnification. The corporation shall indemnify, to the maximum extent permitted by law, any person who is or was a director, officer, agent, fiduciary or employee of the corporation against any claim, liability or expenses arising against or incurred by such person made party to a proceeding because he is or was a director, officer, agent, fiduciary or employee of the corporation or because he was a director, officer, agent, fiduciary or employee of the corporation or because he is or was serving another entity as a director, officer, partner, trustee, employee, fiduciary or agent at the corporation's request. The corporation shall further have the authority to the maximum extent permitted by law to purchase and maintain insurance providing such indemnification.

                    (d) Limitation on Director's Liability. No director of this corporation shall have any personal liability for monetary damages to the corporation or its shareholders for breach of his fiduciary duty as a director, except that this provision shall not eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for: (i) any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) voting for or assenting to a distribution in violation of Colorado Revised Statutes Section 7-
106-401 or the articles of incorporation if it is established that the director did not perform his duties in compliance with Colorado
Revised Statutes Section 7-108-401, provided that the personal liability of a director in this circumstance shall be limited to the amount of the distribution which exceeds what could have been distributed without violation of Colorado Revised Statutes Section 7-
106-401 or the articles of incorporation; or (iv) any transaction from which the director directly or indirectly derives an improper personal benefit. Nothing contained herein will be construed to deprive any director of his right to all defenses ordinarily available to a director nor will anything herein be construed to deprive any director of any right he may have for contribution from any other director or other person.

                    (e) Negation of Equitable Interests in Shares or Rights. Unless a person is recognized as a shareholder through procedures established by the corporation pursuant to Colorado
Revised Statutes Section 7-107-204 or any similar law, the corporation shall be entitled to treat the registered holder of any shares of the corporation as the owner thereof for all purposes permitted by the Colorado Business Corporation Act, including without limitation all rights deriving from such shares, and the corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares on the part of any other person including without limitation, a purchaser, assignee or transferee of such shares, unless and until such other person becomes the registered holder of such shares or is recognized as such, whether or not the corporation shall have either actual or constructive notice of the claimed interest of such other person. By way of example and not of limitation, until such other person has become the registered holder of such shares or is recognized pursuant to Colorado Revised Statutes
Section 7-107-204 or any similar applicable law, he shall not be entitled: (i) to receive notice of the meetings of the shareholders; (ii) to vote at such meetings; (iii) to examine a list of the shareholders;
(iv) to be paid dividends or other distributions payable to shareholders; or (v) to own, enjoy and exercise any other rights deriving from such shares against the corporation. Nothing contained herein will be construed to deprive any beneficial shareholder, as defined in Colorado Revised Statutes Section 7-113-101(1), of any right he may have pursuant to Article 113 of the Colorado Business Corporation Act or any subsequent law.

          EIGHTH:            The name and address of the incorporator is:

Gary S. Joiner
4750 Table Mesa Drive
Boulder, Colorado 80303

DATED the 19th day of September, 1997.


/s/ Gary S. Joiner
Incorporator


          Gary S. Joiner hereby consents to the appointment as the initial registered agent for Buffalo Capital V, Ltd.


/s/ Gary S. Joiner
Initial Registered Agent

BYLAWS

OF

ALADDIN OIL CORPORATION


                                            ARTICLE I
                                             Offices

          The principal office of the corporation shall be designated from time to time by the corporation and may be within or outside of Colorado.

          The corporation may have such other offices, either within or outside Colorado, as the board of directors may designate or as the business of the corporation may require from time to time.

          The registered office of the corporation required by the Colorado Business Corporation Act to be maintained in Colorado may be, but need not be, identical with the principal office, and the address of the registered office may be changed from time to time by the board of directors.


                                           ARTICLE II
                                           Shareholders

          Section 1. Annual Meeting. The annual meeting of the shareholders shall be held during the month of September of each year on a date and at a time fixed by the board of directors of the corporation (or by the president in the absence of action by the board of directors), beginning with the year 1998, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors is not held on the day fixed as provided herein for any annual meeting of the shareholders, or any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as it may conveniently be held.

          A shareholder may apply to the district court in the county in Colorado where the corporation's principal office is located or, if the corporation has no principal office in Colorado, to the district court of the county in which the corporation's registered office is located to seek an order that a shareholder meeting be held (i) if an annual meeting was not held within six months after the close of the corporation's most recently ended fiscal year or fifteen months after its last annual meeting, whichever is earlier, or (ii) if the shareholder participated in a proper call of or proper demand for a special meeting and notice of the special meeting was not given within thirty days after the date of the call or the date the last of the demands necessary to require calling of the meeting was received by the corporation pursuant to C.R.S. Section 7-107-102(1)(b), or the special meeting was not held in accordance with the notice.

          Section 2. Special Meetings. Unless otherwise prescribed by statute, special meetings of the shareholders may be called for any purpose by the president or by the board of directors. The president shall call a special meeting of the shareholders if the corporation receives one or more written demands for the meeting, stating the purpose or purposes for which it is to be held, signed and dated by holders of shares representing at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at the meeting.

          Section 3. Place of Meeting. The board of directors may designate any place, either within or outside Colorado, as the place for any annual meeting or any special meeting called by the board of directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or outside Colorado, as the place for such meeting. If no designation is made, or if a special meeting is called other than by the board, the place of meeting shall be the principal office of the corporation.

          Section 4. Notice of Meeting. Written notice stating the place, date, and hour of the meeting shall be given not less than ten nor more than sixty days before the date of the meeting, except that
(i) if the number of authorized shares is to be increased, at least thirty days' notice shall be given, or (ii) any other longer notice period is required by the Colorado Business Corporation Act. Notice of a special meeting shall include a description of the purpose or purposes of the meeting. Notice of an annual meeting need not include a description of the purpose or purposes of the meeting except the purpose or purposes shall be stated with respect to (i) an amendment to the articles of incorporation of the corporation, (ii) a merger or share exchange in which the corporation is a party and, with respect to a share exchange, in which the corporation's shares will be acquired, (iii) a sale, lease, exchange or other disposition, other than in the usual and regular course of business, of all or substantially all of the property of the corporation or of another entity which this corporation controls, in each case with or without the goodwill, (iv) a dissolution of the corporation, or (v) any other purpose for which a statement of purpose is required by the Colorado Business
Corporation Act. Notice shall be given personally or by mail, private carrier, telegraph, teletype, electronically transmitted facsimile or other form of wire or wireless communication by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed and if in a comprehensible form, such notice shall be deemed to be given and effective when deposited in the United
States mail, addressed to the shareholder at his address as it appears in the corporation's current record of shareholders, with postage prepaid. If notice is given other than by mail, and provided that such notice is in a comprehensible form, the notice is given and effective on the date received by the shareholder.

          If requested by the person or persons lawfully calling such meeting, the secretary shall give notice thereof at corporation expense. No notice need be sent to any shareholder if three successive notices mailed to the last known address of such shareholder have been returned as undeliverable until such time as another address for such shareholder is made known to the corporation by such shareholder. In order to be entitled to receive notice of any meeting, a shareholder shall advise the corporation in writing of any change in such shareholder's mailing address as shown on the corporation's books and records.

          When a meeting is adjourned to another date, time or place, notice need not be given of the new date, time or place if the new date, time or place of such meeting is announced before adjournment at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which may have been transacted at the original meeting. If the adjournment is for more than 120 days, or if a new record date is fixed for the adjourned meeting, a new notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting as of the new record date.

          A shareholder may waive notice of a meeting before or after the time and date of the meeting by a writing signed by such shareholder. Such waiver shall be delivered to the corporation for filing with the corporate records. Further, by attending a meeting either in person or by proxy, a shareholder waives objection to lack of notice or defective notice of the meeting unless the shareholder objects at the beginning of the meeting to the holding of the meeting or the transaction of business at the meeting because of lack of notice or defective notice. By attending the meeting, the shareholder also waives any objection to consideration at the meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

          Section 5. Fixing of Record Date. For the purposes of determining shareholders entitled to (i) notice of or vote at any meeting of shareholders or any adjournment thereof, (ii) receive distributions or share dividends, or (ii) demand a special meeting, or to make a determination of shareholders for any other proper purpose, the board of directors may fix a future date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days, and, in case of a meeting of shareholders not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed by the directors, the record date shall be the date on which notice of the meeting is mailed to shareholders, or the date on which the resolution of the board of directors providing for a distribution is adopted, as the case may be. When a determination of shareholders entitled to vote at any meeting of shareholders is made as provided in this Section, such determination shall apply to any adjournment thereof unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

          Notwithstanding the above, the record date for determining the shareholders entitled to take action without a meeting or entitled to be given notice of action so taken shall be the date a writing upon which the action is taken is first received by the corporation. The record date for determining shareholders entitled to demand a special meeting shall be the date of the earliest of any of the demands pursuant to which the meeting is called.

          Section 6. Voting Lists. The secretary shall make, at the earlier of ten days before each meeting of shareholders or two business days after notice of the meeting has been given, a complete list of the shareholders entitled to be given notice of such meeting or any adjournment thereof. The list shall be arranged by voting groups and within each voting group by class or series of shares, shall be in alphabetical order within each class or series, and shall show the address of and the number of shares of each class or series held by each shareholder. For the period beginning the earlier of ten days prior to the meeting or two business days after notice of the meeting is given and continuing through the meeting and any adjournment thereof, this list shall be kept on file at the principal office of the corporation, or at a place (which shall be identified in the notice) in the city where the meeting will be held. Such list shall be available for inspection on written demand by any shareholder (including for the purpose of this Section 6 any holder of voting trust certificates) or his agent or attorney during regular business hours and during the period available for inspection. The original stock transfer books shall be prima facie evidence as to the shareholders entitled to examine such list or to vote at any meeting of shareholders.

          Any shareholder, his agent or attorney may copy the list during regular business hours and during the period it is available for inspection, provided (i) the shareholder has been a shareholder for at least three months immediately preceding the demand or holds at least five percent of all outstanding shares of any class of shares as of the date of the demand, (ii) the demand is made in good faith and for a purpose reasonably related to the demanding shareholder's interest as a shareholder, (iii) the shareholder describes with reasonable particularity the purpose and the records the shareholder desires to inspect, (iv) the records are directly connected with the described purpose and (v) the shareholder pays a reasonable charge covering the costs of labor and material for such copies, not to exceed the estimated cost of production and reproduction.

          Section 7.          Recognition Procedure for Beneficial Owners.
The board of directors may adopt by resolution a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. The resolution may set forth (i) the types of nominees to which it applies, (ii) the rights or privileges that the corporation will recognize in a beneficial owner, which may include rights and privileges other than voting; (iii) the form of certification and the information to be contained therein, (iv) if the certification is with respect to a record date, the time within which the certification must be received by the corporation, (v) the period for which the nominee's use of the procedure is effective, and (vi) such other provisions with respect to the procedure as the board deems necessary or desirable.
Upon receipt by the corporation of a certificate complying with the procedure established by the board of directors, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the registered holders of the number of shares specified in place of the shareholder making the certification.

          Section 8. Quorum and Manner of Acting. At least a majority of the votes entitled to be cast on a matter by a voting group shall constitute a quorum of that voting group for action on the matter. If less than a majority of such votes are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time without further notice, for a period not to exceed 120 days for any one adjournment. If a quorum is present at such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, unless the meeting is adjourned and a new record date is set for the adjourned meeting.

          If a quorum exists, action on a matter other than the election of directors by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the vote of a greater number or voting by classes is required by law or the articles of incorporation.

          Section 9. Proxies. At all meetings of shareholders, a shareholder may vote by proxy by signing an appointment form or similar writing, either personally or by his duly authorized attorney-in-fact. A shareholder may also appoint a proxy by transmitting or authorizing the transmission of a telegram, teletype, or other electronic transmission providing a written statement of the appointment to the proxy, a proxy solicitor, proxy support service organization, or other person duly authorized by the proxy to receive appointments as agent for the proxy, or to the corporation. The transmitted appointment shall set forth or be transmitted with written evidence from which it can be determined that the shareholder transmitted or authorized the transmission of the appointment. The proxy appointment form or similar writing shall be filed with the secretary of the corporation before or at the time of the meeting. The appointment of a proxy is effective when received by the corporation and is valid for eleven months unless a different period is expressly provided in the appointment form or similar writing.

          Any complete copy, including an electronically transmitted facsimile, of an appointment of a proxy may be substituted for or used in lieu of the original appointment for any purpose for which the original appointment could be used.

          Revocation of a proxy does not affect the right of the corporation to accept the proxy's authority unless (i) the corporation had notice that the appointment was coupled with an interest and notice that such interest is extinguished is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment, or (ii) other notice of the revocation of the appointment is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment. Other notice of revocation may, in the discretion of the corporation, be deemed to include the appearance at a shareholders' meeting of the shareholder who granted the proxy and his voting in person on any matter subject to a vote at such meeting.

          The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy's authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment.

          The corporation shall not be required to recognize an appointment made irrevocable if it has received a writing revoking the appointment signed by the shareholder (including a shareholder who is a successor to the shareholder who granted the proxy) either personally or by his attorney-in-fact, notwithstanding that the revocation may be a breach of an obligation of the shareholder to another person not to revoke the appointment.

          Subject to Section 11 and any express limitation on the proxy's authority appearing on the appointment form, the corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment.

          Section 10. Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote, and each fractional share shall be entitled to a corresponding fractional vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the articles of incorporation as permitted by the Colorado Business Corporation Act. Cumulative voting shall not be permitted in the election of directors or for any other purpose. Each record holder of stock shall be entitled to vote in the election of directors and shall have as many votes for each of the shares owned by him as there are directors to be elected and for whose election he has the right to vote.

          At each election of directors, that number of candidates equaling the number of directors to be elected, having the highest number of votes cast in favor of their election, shall be elected to the board of directors.


          Except as otherwise ordered by a court of competent jurisdiction upon a finding that the purpose of this Section would not be violated in the circumstances presented to the court, the shares of the corporation are not entitled to be voted if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and the first corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation except to the extent the second corporation holds the shares in a fiduciary capacity.

          Redeemable shares are not entitled to be voted after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

          Section 11. Corporation's Acceptance of Votes. If the name signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation corresponds to the name of a shareholder, the corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and give it effect as the act of the shareholder. If the name signed on a vote, consent, waiver, proxy appointment or proxy appointment revocation does not correspond to the name of a shareholder, the corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and to give it effect as the act of the shareholder if:

                    (i) the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

                    (ii) the name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

                    (iii) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

                    (iv) the name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

                    (v) two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-tenants or fiduciaries, and the person signing appears to be acting on behalf of all the co-tenants or fiduciaries; or


                    (vi) the acceptance of the vote, consent, waiver, proxy appointment or proxy appointment revocation is otherwise proper under rules established by the corporation that are not inconsistent with this Section 11.

          The corporation is entitled to reject a vote, consent, waiver, proxy appointment or proxy appointment revocation if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

          Neither the corporation nor its officers nor any agent who accepts or rejects a vote, consent, waiver, proxy appointment or proxy appointment revocation in good faith and in accordance with the standards of this Section is liable in damages for the consequences of the acceptance or rejection.

          Section 12. Informal Action by Shareholders. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent (or counterparts thereof) that sets forth the action so taken is signed by all of the shareholders entitled to vote with respect to the subject matter thereof and received by the corporation. Such consent shall have the same force and effect as a unanimous vote of the shareholders and may be stated as such in the document. Action taken under this Section 12 is effective as of the date the last writing necessary to effect this action is received by the corporation, unless all of the writings specify a different effective date, in which case such specified date shall be the effective date for such action. If any shareholder revokes his consent as provided for herein prior to what would otherwise be the effective date, the action proposed in the consent shall be invalid. The record date for determining shareholders entitled to take action without a meeting is the date the corporation receives a writing upon which the action is taken.

          Any shareholder who has signed a writing describing and consenting to action taken pursuant to this Section 12 may revoke such consent by a writing signed by the shareholder describing the action and stating that the shareholder's prior consent thereto is revoked, if such writing is received by the corporation before the effectiveness of the action.

          Section 13. Meetings by Telecommunication. Any or all of the shareholders may participate in an annual or special shareholders' meeting by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting may hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.


                                           ARTICLE III
                                        Board of Directors

          Section 1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of its board of directors, except as otherwise provided in the Colorado Business
Corporation Act or the articles of incorporation.

          Section 2. Number, Qualifications and Tenure. The number of directors of the corporation shall be fixed from time to time by the board of directors, within a range of no less than two or more than seven. A director shall be a natural person who is eighteen years of age or older. A director need not be a resident of Colorado or a shareholder of the corporation.

          Directors shall be elected at each annual meeting of shareholders. Each director shall hold office until the next annual meeting of shareholders following his election and thereafter until his successor shall have been elected and qualified. Directors shall be removed in the manner provided by the Colorado Business
Corporation Act.

          Section 3. Vacancies. Any director may resign at any time by giving written notice to the corporation. Such resignation shall take effect at the time the notice is received by the corporation unless the notice specifies a later effective date. Unless otherwise specified in the notice of resignation, the corporation's acceptance of
such resignation shall not be necessary to make it effective.   Any
vacancy on the board of directors may be filled by the affirmative vote of a majority of the shareholders or the board of directors. If the directors remaining in office constitute fewer than a quorum of the board, the directors may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. If elected by the directors, the director shall hold office until the next annual shareholder's meeting at which directors are elected. If elected by the shareholders, the director shall hold office for the unexpired term of his predecessor in office; except that, if the director's predecessor was elected by the directors to fill a vacancy, the director elected by the shareholders shall hold office for the unexpired term of the last predecessor elected by the shareholders.

          Section 4. Regular Meetings. A regular meeting of the board of directors shall be held without notice immediately after and at the same place as the annual meeting of shareholders. The board of directors may provide by resolution the time and place, either within or outside Colorado, for the holding of additional regular meetings without other notice.

          Section 5. Special Meetings. Special meetings of the board of directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or outside Colorado, as the place for holding any special meeting of the board of directors called by them, provided that no meeting shall be called outside the State of Colorado unless a majority of the board of directors has so authorized.

          Section 6. Notice. Notice of any special meeting shall be given at least two days prior to the meeting by written notice either personally delivered or mailed to each director at his business address, or by notice transmitted by telegraph, telex, electronically transmitted facsimile or other form of wire or wireless communication. If mailed, such notice shall be deemed to be given and to be effective on the earlier of (i) three days after such notice is deposited in the United States mail, properly addressed, with postage prepaid, or (ii) the date shown on the return receipt, if mailed by registered or certified mail return receipt requested. If notice is given by telex, electronically transmitted facsimile or other similar form of wire or wireless communication, such notice shall be deemed to be given and to be effective when sent, and with respect to a telegram, such notice shall be deemed to be given and to be effective when the telegram is delivered to the telegraph company. If a director has designated in writing one or more reasonable addresses or facsimile numbers for delivery of notice to him, notice sent by mail, telegram, telex, electronically transmitted facsimile or other form of wire or wireless communication shall not be deemed to have been given or to be effective unless sent to such addresses or facsimile numbers, as the case may be.

          A director may waive notice of a meeting before or after the time and date of the meeting by a writing signed by such director.
Such waiver shall be delivered to the corporation for filing with the corporate records. Further, a director's attendance at or participation in a meeting waives any required notice to him of the meeting unless at the beginning of the meeting, or promptly upon his arrival, the director objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

          Section 7. Quorum. A majority of the number of directors fixed by the board of directors pursuant to Section 2 or, if no number is fixed, a majority of the number in office immediately before the meeting begins, shall constitute a quorum for the transaction of business at any meeting of the board of directors. If less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, for a period not to exceed sixty days at any one adjournment.

          Section 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. No director may vote or act by proxy at any meeting of directors.

          Section 9. Compensation. By resolution of the board of directors, any director may be paid any one or more of the following:
his expenses, if any, of attendance at meetings, a fixed sum for attendance at each meeting, a stated salary as director, or such other compensation as the corporation and the director may reasonably agree upon. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

          Section 10. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors or committee of the board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (i) the director objects at the beginning of the meeting, or promptly upon his arrival, to the holding of the meeting or the transaction of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting, (ii) the director contemporaneously requests that his dissent or abstention as to any specific action taken be entered in the minutes of the meeting, or (iii) the director causes written notice of his dissent or abstention as to any specific action to be received by the presiding officer of the meeting before its adjournment or by the corporation promptly after the adjournment of the meeting. A director may dissent to a specific action at a meeting, while assenting to others. The right to dissent to a specific action taken at a meeting of the board of directors or a committee of the board shall not be available to a director who voted in favor of such action.

          Section 11. Committees. By resolution adopted by a majority of all the directors in office when the action is taken, the board of directors may designate from among its members an executive committee and one or more other committees, and appoint one or more members of the board of directors to serve on them. To the extent provided in the resolution, each committee shall have all the authority of the board of directors, except that no such committee shall have the authority to (i) authorize distributions, (ii) approve or propose to shareholders actions or proposals required by the Colorado Business Corporation Act to be approved by shareholders, (iii) fill vacancies on the board of directors or any committee thereof, (iv) amend articles of incorporation, (v) adopt, amend or repeal the bylaws, (vi) approve a plan of merger not requiring shareholder approval, (vii) authorize or approve the reacquisition of shares unless pursuant to a formula or method prescribed by the board of directors, or (viii) authorize or approve the issuance or sale of shares, or contract for the sale of shares or determine the designations and relative rights, preferences and limitations of a class or series of shares, except that the board of directors may authorize a committee or officer to do so within limits specifically prescribed by the board of directors. The committee shall then have full power within the limits set by the board of directors to adopt any final resolution setting forth all preferences, limitations and relative rights of such class or series and to authorize an amendment of the articles of incorporation stating the preferences, limitations and relative rights of a class or series for filing with the Secretary of State under the Colorado Business Corporation Act.

          Sections 4, 5, 6, 7, 8 and 12 of Article IV, which govern meetings, notice, waiver of notice, quorum, voting requirements and action without a meeting of the board of directors, shall apply to committees and their members appointed under this Section 11.

          Neither the designation of any such committee, the delegation of authority to such committee, nor any action by such committee pursuant to its authority shall alone constitute compliance by any member of the board of directors or a member of the committee in question with his responsibility to conform to the standards of care set forth in Article IV, Section 14 of these bylaws.

          Section 12. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the directors or any committee designated by the board of directors may be taken without a meeting if a written consent (or counterparts thereof) that sets forth the action so taken is signed by all of the directors entitled to vote with respect to the action taken. Such consent shall have the same force and effect as a unanimous vote of the directors or committee members and may be stated as such in any document. Unless the consent specifies a different effective date, action taken under this
Section 12 is effective at the time the last director signs a writing describing the action taken, unless, before such time, any director has revoked his consent by a writing signed by the director and received by the president or secretary of the corporation.

          Section 13. Telephonic Meetings. The board of directors may permit any director (or any member of a committee designated by the board) to participate in a regular or special meeting of the board of directors or a committee thereof through the use of any means of communication by which all directors participating in the meeting can hear each other during the meeting. A director participating in a meeting in this manner is deemed to be present in person at the meeting.

          Section 14. Standard of Care. A director shall perform his duties as a director, including, without limitation his duties as a member of any committee of the board, in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by the persons herein designated.
However, he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A director shall not be liable to the corporation or its shareholders for any action he takes or omits to take as a director if, in connection with such action or omission, he performs his duties in compliance with this Section 14.

          The designated persons on whom a director is entitled to rely are (i) one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented, (ii) legal counsel, public accountant, or other person as to matters which the director reasonably believes to be within such person's professional or expert competence, or (iii) a committee of the board of directors on which the director does not serve if the director reasonably believes the committee merits confidence.


                                           ARTICLE IV
                                       Officers and Agents

          Section 1. General. The officers of the corporation shall be a president, one or more vice presidents, a secretary, a treasurer, and/or such other officers as may be appointed from time to time by the board of directors, each of whom shall be a natural person eighteen years of age or older. The board of directors or an officer or officers authorized by the board may appoint such other officers, assistant officers, committees and agents, including a chairman of the board, assistant secretaries and assistant treasurers, as they may consider necessary. The board of directors or the officer or officers authorized by the board shall from time to time determine the procedure for the appointment of officers, their term of office, their authority and duties and their compensation. One person may hold more than one office. In all cases where the duties of any officer, agent or employee are not prescribed by the bylaws, or by the board of directors, such officer, agent or employee shall follow the orders and instructions of the president of the corporation.

          Section 2. Appointment and Term of Office. The officers of the corporation shall be appointed by the board of directors at each annual meeting of the board held after each annual meeting of the shareholders. If the appointment of officers is not made at such meeting or if an officer or officers are to be appointed by another officer or officers of the corporation, such appointment shall be made as soon thereafter as conveniently may be. Each officer shall hold office until the first of the following occurs: his successor shall have been duly appointed and qualified, his death, his resignation, or his removal in the manner provided in Section 3.

          Section 3. Resignation and Removal. An officer may resign at any time by giving written notice of resignation to the corporation. The resignation is effective when the notice is received by the corporation unless the notice specifies a later effective date.

          Any officer or agent may be removed at any time with or without cause by the board of directors or an officer or officers authorized by the board. Such removal does not affect the contract rights, if any, of the corporation or of the person so removed. The appointment of an officer or agent shall not in itself create contract rights.

          Section 4. Vacancies. A vacancy in any office, however occurring, may be filled by the board of directors, or by the officer or officers authorized by the board, for the unexpired portion of the officer's term. If an officer resigns and his resignation is made effective at a later date, the board of directors, or officer or officers authorized by the board, may permit the officer to remain in office until the effective date and may fill the pending vacancy before the effective date if the board of directors or officer or officers authorized by the board provide that the successor shall not take office until the effective date. In the alternative, the board of directors, or officer or officers authorized by the board of directors, may remove the officer at any time before the effective date and may fill the resulting vacancy.

          Section 5. President. Subject to the direction and supervision of the board of directors, the president shall be the chief executive officer of the corporation, and shall have general and active control of its affairs and business and general supervision of its officers, agents and employees. Unless otherwise directed by the board of directors, the president shall attend in person or by substitute appointed by him, or shall execute on behalf of the corporation written instruments appointing a proxy or proxies to represent the corporation, at all meetings of the stockholders of any other corporation in which the corporation holds any stock. On behalf of the corporation, the president may in person or by substitute or by proxy execute written waivers of notice and consents with respect to any such meetings. At all such meetings and otherwise, the president, in person or by substitute or proxy, may vote the stock held by the corporation, execute written consents and other instruments with respect to such stock, and exercise any and all rights and powers incident to the ownership or said stock, subject to the instructions, if any, of the board of directors. The president shall have custody of the treasurer's bond, if any.

          Section 6. Vice Presidents. The vice presidents shall assist the president and shall perform such duties as may be assigned to them by the president or by the board of directors. In the absence of the president, the vice president, if any (or, if more than one, the vice presidents in the order designated by the board of directors, or if the board makes no such designation, then the vice president designated by the president, or if neither the board nor the president makes any such designation, the senior vice president as determined by first election to that office), shall have the powers and perform the duties of the president.

          Section 7. Secretary. The secretary shall (i) prepare and maintain as permanent records the minutes of the proceedings of the shareholders and the board of directors, a record of all actions taken by the shareholders or board of directors without a meeting, a record of all actions taken by a committee of the board of directors in place of the board of directors on behalf of the corporation, and a record of all waivers of notice of meetings of shareholders and of the board of directors or any committee thereof, (ii) see that all notices are duly given in accordance with the provisions of these bylaws and as required by law, (iii) serve as custodian of the corporate records and of the seal of the corporation and affix the seal to all documents when authorized by the board of directors, (iv) keep at the corporation's registered office or principal place of business a record containing the names and addresses of all shareholders in a form that permits preparation of a list of shareholders arranged by voting group and by class or series of shares within each group, that is alphabetical within each class or series and that shows the address of, and the number of shares of each class or series held by each shareholder, unless such a record shall be kept at the office of the corporation's transfer agent or registrar, (v) maintain at the corporation's principal office the originals or copies of the corporation's articles of incorporation, bylaws, minutes of all shareholders' meetings and records of all action taken by shareholders without a meeting for the past three years, all written communications within the past three years to shareholders as a group or to the holders of any class or series of shares as a group, a list of the name and business addresses of the current directors and officers, a copy of the corporation's most recent corporate report filed with the Secretary of State, and financial statements showing in reasonable detail the corporation's assets and liabilities and results of operations for the last three years, (vi) have general charge of the stock transfer books of the corporation, unless the corporation has a transfer agent, (vii) authenticate records of the corporation, and (vii) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors. Assistant secretaries, if any, shall have the same duties and powers subject to supervision by the secretary. The directors and/or shareholders may however respectively designate a person other than the secretary or assistant secretary to keep the minutes of their respective meetings.

          Any books, records, or minutes of the corporation may be in written form or in any form capable of being converted into written form within a reasonable time.

          Section 8. Treasurer. The treasurer shall be the principal financial officer of the corporation, shall have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the corporation and shall deposit the same in accordance with the instructions of the board of directors. He shall receive and give receipts and acquittances for money paid in on account of the corporation, and shall pay out of the corporation's funds on hand all bills, payrolls and other just debts of the corporation of whatever nature upon maturity. He shall perform all other duties incident to the office of the treasurer and, upon request of the board, shall make such reports to it as may be required at any time. He shall, if required by the board, give the corporation a bond in such sums and with such sureties as shall be satisfactory to the board, conditioned upon the faithful performance of his duties and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation. He shall have such other powers and perform such other duties as may from time to time be prescribed by the board of directors or the president. The assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the treasurer.

          The treasurer shall also be the principal accounting officer of the corporation. He shall prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account as required by the Colorado Business Corporation
Act, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit and prepare and furnish to the president and the board of directors statements of account showing the financial position of the corporation and the results of its operations.


                                            ARTICLE V
                                              Stock

          Section 1. Certificates. The board of directors shall be authorized to issue any of its classes of shares with or without certificates. The fact that the shares are not represented by certificates shall have no effect on the rights and obligations of shareholders. If the shares are represented by certificates, such shares shall be represented by consecutively numbered certificates signed, either manually or by facsimile, in the name of the corporation by one or more persons designated by the board of directors. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, such certificate may nonetheless be issued by the corporation with the same effect as if he were such officer at the date of its issue. Certificates of stock shall be in such form and shall contain such information consistent with law as shall be prescribed by the board of directors. If shares are not represented by certificates, within a reasonable time following the issue or transfer of such shares, the corporation shall send the shareholder a complete written statement of all of the information required to be provided to holders of uncertificated shares by the Colorado Business Corporation Act.

          Section 2. Consideration for Shares. Certificated or uncertificated shares shall not be issued until the shares represented thereby are fully paid. The board of directors may authorize the issuance of shares for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed or other securities of the corporation. Future services shall not constitute payment or partial payment for shares of the corporation. The promissory note of a subscriber or an affiliate of a subscriber shall not constitute payment or partial payment for shares of the corporation unless the note is negotiable and is secured by collateral, other than the shares being purchased, having a fair market value at least equal to the principal amount of the note. For purposes of this Section 2, "promissory note" means a negotiable instrument on which there is an obligation to pay independent of collateral and does not include a non-recourse note.

          Section 3. Lost Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, the board of directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as the board may prescribe. The board of directors may in its discretion require an affidavit of lost certificate and/or a bond in such form and amount and with such surety as it may determine before issuing a new certificate.

          Section 4. Transfer of Shares. Upon surrender to the corporation or to a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and receipt of such documentary stamps as may be required by law and evidence of compliance with all applicable securities laws and other restrictions, the corporation shall issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer of stock shall be entered on the stock books of the corporation which shall be kept at its principal office or by the person and at the place designated by the board of directors.

          Except as otherwise expressly provided in Article V, Sections 7 and 11, and except for the assertion of dissenters' rights to the extent provided in Article 113 of the Colorado Business Corporation
Act, the corporation shall be entitled to treat the registered holder of any shares of the corporation as the owner thereof for all purposes, and the corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares on the part of any person other than the registered holder, including without limitation any purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such other person becomes the registered holder of such shares, whether or not the corporation shall have either actual or constructive notice of the claimed interest of such other person.

          Section 5.          Transfer Agent, Registrars and Paying Agents.
The board may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the corporation. Such agents and registrars may be located either within or outside Colorado. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.


                                           ARTICLE VI
                                Indemnification of Certain Persons

          Section 1. Indemnification. For purposes of Article VI, a "Proper Person" means any person who was or is a party or is threatened to be made a party to any threatened, pending, or complete action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any foreign or domestic profit or nonprofit corporation or of any partnership, joint venture, trust, profit or nonprofit unincorporated association, limited liability company, or other enterprise or employee benefit plan. The corporation shall indemnify any Proper Person against reasonably incurred expenses (including any attorneys' fees), judgments, penalties, fines (including any excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement reasonably incurred by him in connection with such action, suit or proceeding if it is determined by the groups set forth in Section 4 of this Article that he conducted himself in good faith and that he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation's best interests, or (ii) in all other cases (except criminal cases), that his conduct was at least not opposed to the corporation's best interests, or
(iii) in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. A Proper Person will be deemed to be acting in his official capacity while acting as a director, officer, employee or agent on behalf of this corporation and not while acting on this corporation's behalf for some other entity.

          No indemnification shall be made under this Article VI to a Proper Person with respect to any claim, issue or matter in connection with a proceeding by or in the right of a corporation in which the Proper Person was adjudged liable to the corporation or in connection with any proceeding charging that the Proper Person derived an improper personal benefit, whether or not involving action in an official capacity, in which he was adjudged liable on the basis that he derived an improper personal benefit. Further, indemnification under this Section in connection with a proceeding brought by or in the right of the corporation shall be limited to reasonable expenses, including attorneys' fees, incurred in connection with the proceeding.

          Section 2. Right to Indemnification. The corporation shall indemnify any Proper Person who was wholly successful, on the merits or otherwise, in defense of any action, suit, or proceeding as to which he was entitled to indemnification under Section 1 of this
Article VI against expenses (including attorneys' fees) reasonably incurred by him in connection with the proceeding without the necessity of any action by the corporation other than the determination in good faith that the defense has been wholly successful.

          Section 3. Effect of Termination of Action. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person seeking indemnification did not meet the standards of conduct described in Section 1 of this Article VI. Entry of a judgment by consent as part of a settlement shall not be deemed an adjudication of liability, as described in Section 2 of this Article VI.

          Section 4. Groups Authorized to Make Indemnification Determination. Except where there is a right to indemnification as set forth in Sections 1 or 2 of this Article or where indemnification is ordered by a court in Section 5, any indemnification shall be made by the corporation only as authorized in the specific case upon a determination by a proper group that indemnification of the Proper Person is permissible under the circumstances because he has met the applicable standards of conduct set forth in Section 1 of this Article. This determination shall be made by the board of directors by a majority vote of those present at a meeting at which a quorum is present, which quorum shall consist of directors not parties to the proceeding ("Quorum"). If a Quorum cannot be obtained, the determination shall be made by a majority vote of a committee of the board of directors designated by the board, which committee shall consist of two or more directors not parties to the proceeding, except that directors who are parties to the proceeding may participate in the designation of directors for the committee. If a Quorum of the board of directors cannot be obtained and the committee cannot be established, or even if a Quorum is obtained or the committee is designated and a majority of the directors constituting such Quorum or committee so directs, the determination shall be made by (i) independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in this Section 4, or, if a Quorum of the full board of directors cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board (including directors who are parties to the action) or (ii) a vote of the shareholders.

          Section 5. Court-Ordered Indemnification. Any Proper Person may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction for mandatory indemnification under Section 2 of this Article, including indemnification for reasonable expenses incurred to obtain court-ordered indemnification. If the court determines that such Proper Person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standards of conduct set forth in Section 1 of this Article or was adjudged liable in the proceeding, the court may order such indemnification as the court deems proper except that if the Proper Person has been adjudged liable, indemnification shall be limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

          Section 6. Advance of Expenses. Reasonable expenses (including attorneys' fees) incurred in defending an action, suit or proceeding as described in Section 1 may be paid by the corporation to any Proper Person in advance of the final disposition of such action, suit or proceeding upon receipt of (i) a written affirmation of such Proper Person's good faith belief that he has met the standards of conduct prescribed by Section 1 of this Article VI, (ii) a written undertaking, executed personally or on the Proper Person's behalf, to repay such advances if it is ultimately determined that he did not meet the prescribed standards of conduct (the undertaking shall be an unlimited general obligation of the Proper Person but need not be secured and may be accepted without reference to financial ability to make repayment), and (iii) a determination is made by the proper group (as described in Section 3 of this Article VI) that the facts as then known to the group would not preclude indemnification. Determination and authorization of payments shall be made in the same manner specified in Section 4 of this Article VI.

          Section 7. Witness Expenses. The sections of this Article VI do not limit the corporation's authority to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he has not been a named defendant or respondent in the proceeding.

          Section 8. Report to Shareholders. Any indemnification of or advance of expenses to a director in accordance with this Article VI, if arising out of a proceeding by or on behalf of the corporation, shall be reported in writing to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.


                                           ARTICLE VII
                                      Provision of Insurance

          By action of the board of directors, notwithstanding any interest of the directors in the action, the corporation may purchase and maintain insurance, in such scope and amounts as the board of directors deems appropriate on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation, or who, while a director, officer, employee, fiduciary or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, profit or nonprofit unincorporated association, limited liability company or other enterprise or employee benefit plan, against any liability asserted against, or incurred by, him in that capacity arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Article VI or applicable law. Any such insurance may be procured from any insurance company designated by the board of directors of the corporation, whether such insurance company is formed under the laws of Colorado or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity interest or any other interest, through stock ownership or otherwise.


                                          ARTICLE VIII
                                          Miscellaneous

          Section 1. Seal. The corporate seal of the corporation shall be circular in form and shall contain the name of the corporation and the words, "Seal, Colorado."

          Section 2. Fiscal Year. The fiscal year of the corporation shall be as established by the board of directors.

          Section 3. Amendments. The board of directors shall have power, to the maximum extent permitted by the Colorado
Business Corporation Act, to make, amend and repeal the bylaws of the corporation at any regular or special meeting of the board unless the shareholders, in making, amending or repealing a particular bylaw, expressly provide that the directors may not amend or repeal such bylaw. The shareholders also shall have the power to make, amend or repeal the bylaws of the corporation at any annual meeting or at any special meeting called for that purpose.

          Section 4. Gender. The masculine gender is used in these bylaws as a matter of convenience only and shall be interpreted to include the feminine and neuter genders as the circumstances indicate.

          Section 5. Conflicts. In the event of any irreconcilable conflict between these bylaws and either the corporation's articles of incorporation or applicable law, the latter shall control.

          Section 6. Definitions. Except as otherwise specifically provided in these bylaws, all terms used in these bylaws shall have the same definition as in the Colorado Business Corporation Act.


          THE FOREGOING BYLAWS, consisting of eighteen (18) pages, including this page, constitute the bylaws of Buffalo Capital V, Ltd. adopted by the board of directors of the corporation as of September 20, 1997.

/s/ Dean F. Sessions
Secretary
Appendix D - Audited Financial Statements of Old Aladdin

ALADDIN OIL CORPORATION

Consolidated Financial Statements
with Report of Independent Auditors

June 30, 1998
ALADDIN OIL CORPORATION

Index to Financial Statements and Supplementary Data                          Page
Index to Financial Statements
Report of Brown, Armstrong, Randall, Reyes, Paulden and
          McCown, Independent Auditors

Consolidated Financial Statements:

          Balance Sheet at June 30, 1998
          Statement of Operations for the
                    Year Ended June 30, 1998
          Statement of Stockholders' Equity
                    for the Year Ended
                    June 30, 1998
          Statement of Cash Flows
                    for the Year Ended
                    June 30, 1998
          Notes to the Financial Statements
          Supplemental Information About
                    Oil and Gas Producing
                    Activities (Unaudited)

          Financial statement schedules have been omitted since they are either not required, are not applicable, or the required information is shown in the financial statements and related notes.

REPORT OF INDEPENDENT AUDITORS


Shareholders and Board of Directors
Aladdin Oil, Inc.
West Los Angeles, California


          We have audited the accompanying balance sheet of Aladdin, Inc. (a Nevada corporation) as of June 30, 1998 and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

          We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Aladdin Oil, Inc., as of June 30, 1998, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

BROWN ARMSTRONG RANDALL
REYES PAULDEN & McCOWN
ACCOUNTANCY CORPORATION


Bakersfield, California
November 13, 1998

ALADDIN OIL, INC.
CONSOLIDATED BALANCE SHEET
JUNE 30, 1998

ASSETS
Current Assets
         Cash and cash equivalents                          160,363

Oil And Gas Properties
         (successful efforts basis)                         699,886

Equipment and Fixtures, net                                  64,569

                                                            764,455
Other Assets
         Start up costs, net                                    609

                                                            925,427

The accompanying notes are an integral part of these financial statements.

ALADDIN OIL, INC.
CONSOLIDATED BALANCE SHEET
JUNE 30, 1998

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Current Liabilities
         Accrued interest payable, debentures                12,578

Non-Current Liabilities
         Convertible debentures                             148,000

                   Total Liabilities                        160,578

STOCKHOLDERS' EQUITY
         Common stock, $.01 par value,
         20,000,000 shares authorized;
         3,718,320 shares issued
         and outstanding                                     37,183

         Convertible preferred stock,
         Series A, $.01 par value,
         4,000,000 shares authorized;
         1,677,000 shares issued and
         outstanding                                         16,770

         Additional paid in capital                       1,330,997
         Accumulated deficit                              (620,101)

         Total Stockholders' Equity                         764,849

                                                            925,427

The accompanying notes are an integral part of these financial statements.

ALADDIN OIL, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 1998

Costs and Expenses
         General and administrative                         337,676
         Legal and accounting                               136,436
         Marketing                                           20,744
         Depreciation, depletion
                   and amortization                          10,761
         Interest                                           114,484

Loss before income tax expense                            (620,101)

Income tax expense                                                -

Net loss                                                  (620,101)

Basic loss per share                                      (.21)

The accompanying notes are an integral part of these financial statements.

ALADDIN OIL, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE YEAR ENDED JUNE 30, 1998
(Page 1 of 3)

                                                                   Common Stock
                                                          Number of
                                                          Shares Issued
                                                          and Outstanding                 Amount
Balance, July 1, 1997                                     3,000,000                       30,000

Shares issued in connection with
  preferred stock Series A Conversion                             -                            -

Shares issued in connection with
  fund raising activity                                     250,000                        2,500

Shares issued in connection with
  property acquisition                                      419,219                        4,192

Shares issued in lieu of compensation                        49,101                          491

Net Loss                                                          -                            -

Balance, June 30, 1998                                    3,716,320                       37,183

The accompanying notes are an integral part of these financial statements.

ALADDIN OIL, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE YEAR ENDED JUNE 30, 1998
(Page 2 of 3)

                                                                   Preferred Series A
                                                          Number of
                                                          Shares Issued
                                                          and Outstanding                 Amount
Balance, July 1, 1997                                             -                            -

Shares issued in connection with
  preferred stock Series A Conversion                     1,677,000                       16,770

Shares issued in connection with
  fund raising activity                                           -                            -

Shares issued in connection with
  property acquisition                                            -                            -

Shares issued in lieu of compensation                             -                            -

Net Loss                                                          -                            -

Balance, June 30, 1998                                    1,677,000                       16,770

The accompanying notes are an integral part of these financial statements.

ALADDIN OIL, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE YEAR ENDED JUNE 30, 1998
(Page 3 of 3)

                                                          Additional
                                                          Paid-In            Accumulated
                                                          Capital            Deficit                 Total
Balance, July 1, 1997                                      (30,000)                   -                  -

Shares issued in connection with
  preferred stock Series A Conversion                       963,239                   -            980,009

Shares issued in connection with
  fund raising activity                                           -                   -              2,500

Shares issued in connection with
  property acquisition                                      397,758                   -            401,950

Shares issued in lieu of compensation                             -                   -                491

Net Loss                                                          -           (620,101)          (620,101)

Balance, June 30, 1998                                    1,330,997           (620,101)            764,849

The accompanying notes are an integral part of these financial statements.

ALADDIN OIL, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED JUNE 30, 1998

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                          (620,101)
  Adjustment to reconcile net loss to net
  cash used by operating activities:

Depreciation, depletion and amortization                               10,761

Increase (decrease) in:
  Accrued interest payable (debentures)                                12,578
Net Cash Used by Operating Activities                               (596,762)

CASH FLOWS FROM INVESTING ACTIVITIES
  Expenditures for oil and gas properties                           (297,936)
  Expenditures for furniture and fixtures                            (30,257)
  Expenditures for computers and equipment                           (45,073)
  Expenditures for start-up costs                                       (609)
Net Cash Used by Investing Activities                               (373,875)

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of convertible debentures                                  148,000
  Proceeds from stock issuance                                      1,257,750
  Less cost of issuance                                             (274,750)
Net Cash Provided by Financing Activities                           1,131,000

Net Increase in Cash and Cash  Equivalents                            160,363

Cash at Beginning of Year                                                    -

Cash at End of Year                                                   160,363

SUPPLEMENTAL INFORMATION:
  Cash paid for interest                                              128,672

NONCASH TRANSACTIONS:
  Common stock issued for the acquisition
  of oil producing property                                           401,950

The accompanying notes are an integral part of these financial statements.

ALADDIN OIL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 1998


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

          This summary of significant accounting policies of Aladdin Oil, Inc. (the "Company") is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Description of Business

          Aladdin is an independent oil and gas company engaged in the acquisition and exploration of oil and gas within the United States. At this time, Aladdin has focused its business strategy on the acquisition of producing oil and gas properties, in geographic areas where fragmented ownership should provide for a consolidation or "roll-up" of these areas. Furthermore, these assets generally would provide for increases in reserves or production as a result of enhancement, better field management, and tighter financial controls.

          In addition, Aladdin holds certain exploration sub-surface easements within the Los Angeles Basin of California. Aladdin intends to develop these pass through easements into a drilling district, followed by the drilling and exploration for potential oil and natural gas. Furthermore, Aladdin seeks to apply modern exploration technology and applications to certain producing oil and gas basins, where such technology has yet to be applied.

Appalachian Operations

          Effective June 30, 1998, Aladdin acquired interests in 16 natural gas wells within the countries of Morgan and Muskugham, Ohio. At this time, Aladdin owns an average 83% working interest in these wells and operates the field.

          These wells were acquired from Industrial International, Inc., an Ohio Corporation, in exchange for the issuance of 419,219 shares of Common Stock. Industrial International previously had operated the wells commencing in February, 1997.

          In addition to these wells, Aladdin continues to believe that the fragmented ownership of oil and/or natural gas wells within the Appalachian Basin will provide additional acquisition opportunities. It is believed that with each additional acquisition, operating efficiencies and economics of scale should be achieved.

          Aladdin intends to commence an enhancement program to its 16 wells in the 3rd and 4th quarters of 1998, and may commence a developmental drilling program to extrapolate certain other potentials that have been identified.

Use of Estimates

          The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          Material estimates that are particularly susceptible to significant change relate to the estimate of Company oil and gas reserves prepared by an independent engineering consultant. Such estimates are subject to numerous uncertainties inherent in the estimation of quantities of proved reserves. Estimated reserves are used in the calculation of depletion, depreciation and amortization as well as the Company's assessment of proved oil and gas properties for impairment.

Revenue Recognition

          The Company will recognize revenues from the sales of oil and gas in the period of delivery.

Oil and Gas Property and Equipment (Successful Efforts)

          The Company accounts for its oil and gas exploration and development costs using the successful efforts method. Under this method, costs to acquire mineral interests in oil and gas properties, to drill and complete development wells, and drill and complete exploratory wells that find proved reserves are capitalized.
Exploratory dry-hole costs and other exploratory costs, including geological and geophysical costs, are charged to expense when incurred. The costs of carrying and retaining unproved properties are also expensed when incurred. Depletion, depreciation and amortization of oil and gas producing properties are computed on an aggregate basis using the units-of-production method.

          In March 1995, the Financial Accounting Standards Board
(FASB) issued Statement of Financial Accounting Standards (SFAS)
No. 121, "Accounting for the Impairment of Long-Lived Assets and/or Long-Lived Assets to be Disposed of." This statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. It establishes guidelines for determining recoverability based on future net cash flows from the use of the asset and for the measurement of the impairment loss. Impairment loss under SFAS No. 121 is calculated as the difference between the carrying amount of the asset and its fair value. Any impairment loss is recorded in the current period in which the recognition criteria are first applied and met. Under the successful efforts method of accounting for oil and gas operations, the Company periodically assessed its proved properties for impairments by comparing the aggregate net book carrying amount of all proved properties with their aggregate future net cash flows. The statement requires that the impairment review be performed on the lowest level of asset groupings for which there are identifiable cash flows. In the case of the Company, this results in a field by field impairment review.

          Upon the sale of oil and gas reserves in place, costs less accumulated amortization of such property are removed from the accounts and resulting gain or loss on sale is reflected in operations. Upon abandonment of properties, the reserves are deemed fully depleted and any unamortized costs are recorded in the statement of operations under loss on leases.

Cash and Cash Equivalents

          Cash and cash equivalents include cash on hand and on deposit, and highly liquid debt instruments with maturities of three months or less.

Equipment and Fixtures

          Equipment and fixtures are stated at cost and depreciated over the estimated useful lives of the assets, which range from three to seven years, using the straight-line method. Repairs and maintenance are charged to expense as incurred. When assets are sold or retired, the cost and related accumulated depreciation, are removed from the accounts and any resulting gain or loss is included in income.

          Maintenance and repairs, which neither materially add to the value of the property, nor appreciably prolong its life, are charged to expense as incurred. Gains or losses on dispositions of property and equipment, other than oil and gas, are reflected in operations.

Capitalization of Interest

          Interest cost is capitalized on construction and development programs until placed into operation.

          During the year the Company incurred $14,187 in capitalizable interest cost.

Earnings Per Share (SFAS 128)

          In February 1997, the Financial Accounting Standards Board
(FASB) issued Statement of Financial Accounting Standards No. 128
(SFAS 128), "Earnings Per Share", which was adopted by the Company for the year ended June 30, 1998. SFAS 128 replaces the presentation of primary earnings per share with a presentation of basic earnings per share based upon the weighted average number of common shares for the period. It also requires dual presentation of basic and diluted earnings per share for companies with complex structures. During 1997, 3,000,000 shares of common stock were issued at a $.01 par value. During 1998, 718,320 shares of common stock were issued at a $.01 par value. Diluted earnings per share are not completed as it would be antidilutive.

Basic Loss per share is calculated as follows:

                                      For the Year Ended 1998
                                      Loss                Shares                       Per-Share
                                      (Numerator)         (Denominator)
             Amount
Basic EPS
  Loss available
  to common
  stockholders                  (620,101)                   3,001,968               (.21)

          There was no dividend due to preferred shareholders at June 30, 1998, as their conversion from debentures occurred at June 30, 1998, as shortly before with a June 30,1998 effective date.

Income Taxes

          The provision for income taxes is based on pretax financial accounting income. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax basis of assets and liabilities and their reported net amounts.

Fair Values of Financial Instruments

          Disclosure of the estimated fair value of financial instruments is required under SFAS No. 107, "Disclosure About Fair Value of Financial Instruments." The fair value estimates are made at discrete points in time based on relevant market information and information about the financial instruments. These estimates may be subjective in nature and involve uncertainties and significant judgment and therefore cannot be determined with precision.

          The Company includes fair value in the notes to financial statements when the fair value of its financial instruments is different from the book value. The Company assumes that the book value of financial instruments that are classified as current approximate fair value because of the short maturity of these instruments. For noncurrent financial instruments, the Company uses quoted market prices or, to the extent that there are no available quoted market prices, market prices for similar instruments.

New Accounting Pronouncements

          In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130 (SFAS 130), Reporting Comprehensive Income. This statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.
SFAS 130 was adopted by the Company for the year ended June 30, 1998. Upon adoption, the SFAS 130 did not have a material affect upon the Company's financial condition or results of operations.

          In June 1997, the FASB issued Statements of Financial Accounting Standards No. 131 (SFAS 131), Disclosures about
Segments of an Enterprise and Related Information. The statement requires the Company to report income/loss, revenue, expense and assets by business segment including information regarding the revenues derived from specific products and services and about the countries in which the Company is operating. The Statement also requires that the Company report descriptive information about the way that operating segments were determined, the products and services provided by the operating segments, differences between the measurements used in reporting segment information and those used in the Company's general-purpose financial statements, and changes in the measurement of segment amounts from period to period. SFAS
131 was adopted by the Company for the year ended June 30, 1998, and had no material effect upon the financial condition or results of operations.

NOTE 2 - OIL AND GAS PROPERTIES, EQUIPMENT AND
FIXTURES

Oil and gas properties, equipment and fixtures consist of the following at June
30, 1998:
Oil and Gas
         Proved properties:
         Producing properties, including
         intangible drilling costs                                    220,350
         Lease and well equipment                                     181,600
                                                                      401,950
         Prospects                                                    297,936
         Accumulated depletion,
           depreciation and amortization                                    -
         Reserve for lease impairment                                       -
                                                                      699,886
Commercial and Other
         Furniture and equipment                                       75,330
         Accumulated depreciation                                    (10,761)
                                                                       64,569
                                                                      764,455

         The following sets forth costs incurred for oil and gas property acquisition and development activities, whether capitalized or expended:

                                                               1998
         Acquisition                                        401,950
         Development                                        297,936

Results of Operations from Oil and Gas Producing and Exploration Activities

         There were no results of operations from oil and gas producing and exploration activities (excluding corporate overhead and interest costs) for the year ended June 30, because the Company is in the first year of operations.
The major earning property was acquired on the last day of the fiscal year.

NOTE 3 - CONVERTIBLE DEBT

                                                               1998
Convertible debentures at 12% per
 annum interest to Preferred Series
 A stock bearing a 12 % per annum
 dividend. These debentures are
 historically always converted to
 preferred stock and therefore have
 been classified as non-current notes.                      148,000

Maturities of long-term debt for years subsequent to June 30, 1998 are as follows:

June 30, 1999 -  148,000

NOTE 4 - INCOME TAXES

         There are no provisions for income taxes for the year ended June 30, 1998, as the Company experienced a loss. Management has established a complete allowance for the deferred tax asset arising from possible future utilization of the operating loss.

         As of June 30, 1998, the Company had an approximate federal net operating loss carryforwards as indicated:

                                  Year             Year of                Net Operating
                            Originated          Expiration                         Loss
                                  1998                2016                      600,000

The components of the net deferred tax assets were as follows:

                                                               1998
Deferred Tax Assets:
         Net operating loss carry forwards                  210,000
         Valuation Allowance                                210,000
         Net Deferred Tax Assets                                  -

          A full valuation allowance has been established for the deferred tax assets generated by net operating loss carry forwards due to the uncertainty of future utilization.

NOTE 5 - SERIES A PREFERRED STOCK

          In June 1998, the Company's Board of Directors authorized the conversion of $1,257,750 in convertible debentures at a 12% per annum interest rate to 1,677,000 shares of Preferred Series A Stock, bearing a 12% per annum dividend with a "sunset" of June 30, 1999.


NOTE 6- STOCK WARRANTS

          Changes in the Company's common stock warrants were as follows:

                                                          Year Ended
                                                          June 30, 1998
Outstanding warrants at
         beginning of period                                      -
Additional warrants issued                                2,777,000
         -  Exercise of stock warrants                            -
         -  Warrants expired or ineligible                        -

Outstanding warrants at
         end of period                                    2,777,000

          The Board of Directors on June 30, 1998 issued one Class A $1.50 warrant for every two Series A Preferred Stock owned for the purchase of the Company's common stock. The total number of Class A $1.50 warrants issued amounted to 1,088,500. In addition, the Company has also issued a total of 1,688,000 Class B $1.00 Warrants. The warrants expire at the close of business on December 31, 1999.

NOTE 7 - OPERATING LEASES

In October, 1997, the Company entered into a twenty-four month noncancellable operating lease, which expires in September 1999.
The lease calls for monthly payments of $4,250. Future minimum lease obligations as of June 30, 1998 are as follows:

                                      Year Ended June 30
                                  1999                         2000          Total
Obligation                      51,000                       12,750          63,750

         Rental expense for the year ended June 30, 1998, was $42,520.

NOTE 8 - ENVIRONMENTAL MATTERS

          The Company has established procedures for the on-going evaluation of its operations to identify potential environmental exposures and assure compliance with regulatory policies and procedures. Management monitors these laws and regulations and periodically assesses the propriety of its operational and accounting policies related to environmental issues. The nature of the Company's business requires routine day-to-day compliance with environmental laws and regulations. The Company incurred no environmental investigation, compliance and remediation costs in 1998.

          The Company is unable to predict whether its future operations will be materially affected by these laws and regulations.
Management believes that legislation and regulations relating to environmental protection will not materially affect the results of operations of the Company.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

          The Company has entered into an agreement to merge with a small company that is publicly traded, to be effective within 60 days. It will be recorded as a reverse acquisition with the Company as the survivor. After the effective date of the merger, Aladdin may seek to raise additional capital of up to $1,000,000 through a private placement of debentures.

ALADDIN OIL CORPORATION
SUPPLEMENTAL INFORMATION ABOUT OIL AND GAS
PRODUCING ACTIVITIES (UNAUDITED)

          The following estimates of proved oil and gas reserves, both developed and undeveloped, represent interests owned by the Company located solely in the United States. Proved reserves represent estimated quantities of crude oil and natural gas which geological and engineering data demonstrate to be reasonably certain to be recoverable in the future from known reservoirs under existing economic and operating conditions. Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells, with existing equipment and operating methods.
Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells for which relatively major expenditures are required for completion.

          Disclosures of oil and gas reserves which follow are based on estimates prepared by independent engineering consultants for the year ended June 30, 1998. Such estimates are subject to numerous uncertainties inherent in the estimation of quantities of proved reserves and in the projection of future rates of production and the timing of development expenditures. These estimates do not include probable or possible reserves.

          These estimates are furnished and calculated in accordance with requirements of the Financial Accounting Standards Board and the Securities and Exchange Commission (SEC). Because of unpredictable variances in expenses and capital forecasts, crude oil and natural gas price changes, largely influenced and controlled by U.S. and foreign government actions, and the fact that the bases for such estimates vary significantly, management believes the usefulness of these projections is limited. Estimates of future net cash flows presented do not represent management's assessment of future profitability or future cash flows to the Company. Management's investment and operating decisions are based upon reserve estimates that include proved reserves prescribed by the SEC as well as probable reserves, and upon different price and cost assumptions from those used here.

          It should be recognized that applying current costs and prices and a 10 percent standard discount rate does not convey absolute value. The discounted amounts arrived at are only one measure of the value of proved reserves.

Changes in Estimated Reserve Quantities

          The net interest in estimated quantities of proved developed reserves of crude oil and natural gas at June 30, 1998, and changes in such quantities during the year then ended, were as follows:




                                                                   1998
                                                       Oil                          Gas
                                                     (BBL)                        (MCF)
Proved developed and undeveloped reserves:
   Beginning of period                                   -                            -
   Revisions of previous estimates                       -                            -
   Production                                            -                            -
   Extensions, discoveries and
          improved recovery                              -                            -
   Purchase of minerals in place                     6,293                      320,995
   Sale of minerals in place                             -                            -

Proved reserves end of period                        6,293                      320,995

Gas equivalent reserve                              62,930

Proved developed reserves:
  Beginning of period                                    -                            -
  End of period                                      6,293                      320,995

          Standardized measure of discounted future net cash flows relating to proved oil and gas reserves

          The standardized measure of discounted future net cash flows is presented below for the year ended June 30, 1998.

          The future net cash inflows are developed as follows:

          (1) Estimates are made of quantities of proved reserves and the future periods during which they are expected to be produced based on year-end economic conditions.

          (2) The estimated future production of proved reserves is priced on the basis of year-end prices.

          (3) The resulting future gross revenue streams are reduced by estimated future costs to develop and to produce proved reserves, based on year end estimates.

          (4) The resulting future net revenue streams are reduced to present value amounts by applying a ten percent discount.

          Disclosure of principal components of the standardized measure of discounted future net cash flows provides information concerning the factors involved in making the calculation. In addition, the disclosure of both undiscounted and discounted net cash flows provides a measure of comparing proved oil and gas reserves both with and without an estimate of production timing. The standardized measure of discounted future net cash flow relating to proved reserves reflects estimated income taxes.

                                                                1998
Future cash inflows                                        1,076,259
Future production costs                                    (288,000)
Future development costs                                   (134,534)
Future severance tax expenses                               (65,922)
Future net cash flows                                        587,803
10% annual discount for estimated
 timing of cash flows                                      (185,853)
Standardized measure of discounted
 future net cash flow                                        401,950


          Changes in standardized measure of discounted future net cash flow from proved reserve quantities

          This statement discloses the sources of changes in the standardized measure from year to year. The amount reported as "Net changes in prices and production costs" represents the present value of changes in prices and production costs multiplied by estimates of proved reserves as of the beginning of the year. The "accretion of discount" was computed by multiplying the ten percent discount factor by the standardized measure on a pretax basis as of the beginning of the year. The "Sales of oil and gas produced, net of production costs" are expressed in actual dollar amounts. "Revisions of previous quantity estimates" is expressed at year-end prices. The "Net change in income taxes" is computed as the change in present value of future income taxes.



                                                                             1998
Standardized measure - beginning of year                                    -
Sales of oil and gas produced, net of
           production costs                                                 -
Purchase of minerals in place                                         401,950

Revisions of estimates of reserves provided
in prior years:
         Net changes in prices and production costs                         -
Sales of minerals in place                                                  -
Extensions, discoveries and improved recovery                               -
Accretion of discount                                                       -
Net change in income taxes                                                  -
Net increase                                                          401,950
Standardized measure - end of year                                    401,950

PROXY CARD:

BUFFALO CAPITAL V, LTD.
_________________, 1998

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS

The undersigned, a registered shareholder of the Corporation, hereby appoints Grant W. Peck, or failing him, Dean F. Sessions, both directors of the Corporation, as proxyholder, with power of substitution, to attend and vote for the undersigned at the Special meeting of shareholders of the Corporation to be held on December ___, 1998, and at any adjournment thereof. The undersigned hereby revokes any instrument of proxy heretofore given with respect to the meeting or any adjournment thereof.

The Proxyholder is hereby directed to vote on any poll as follows:

1. A 1:2 reverse stock split of all of the Company's issued and outstanding common stock.

FOR( )             AGAINST( )                  WITHHOLD( )


2.        The proposed merger between Buffalo and Aladdin Oil
Corporation, a Nevada corporation ("Aladdin"), pursuant to the terms of an Agreement and Plan of Merger and Reorganization dated
November 23, 1998 (the "Agreement").

FOR( )              AGAINST( )                 WITHHOLD( )

THE SHARES REPRESENTED BY THIS PROXY WILL BE
VOTED OR WITHHELD FROM VOTING ON ANY BALLOT IN
ACCORDANCE WITH THE INSTRUCTIONS OF THE
SHAREHOLDER.  WHERE THE UNDERSIGNED HAS NOT
SPECIFIED A CHOICE WITH RESPECT TO ANY OF THE
FOREGOING MATTERS, THIS PROXY CONFERS
DISCRETIONARY AUTHORITY WITH RESPECT TO SUCH
MATTER(S) UPON THE ABOVE-NAMED PROXYHOLDER.  IF
NO SPECIFICATION IS MADE, THE SHARES REPRESENTED
BY THIS PROXY WILL BE VOTED IN FAVOR OF THOSE
ITEMS.

THIS PROXY CONFERS DISCRETIONARY AUTHORITY WITH
RESPECT TO AMENDMENTS OR VARIATIONS OF THE
MATTERS IDENTIFIED IN THE NOTICE OF MEETING AND
WITH RESPECT TO OTHER MATTERS WHICH MIGHT
PROPERLY COME BEFORE THE MEETING.

A proxy, to be valid, must be dated and signed by the shareholder or by his attorney authorized in writing or, where the shareholder is a corporation, under its corporate seal or by a duly authorized and appointed officer, attorney or representative of the corporation. Please sign exactly as your name appears on the proxy. If the proxy is executed by an attorney for an individual shareholder or by an officer, attorney or representative of a corporate shareholder, the instrument so empowering the officer, attorney or representative, as the case may be, or a notarial copy thereof, must accompany the proxy instrument. If this proxy is not dated in the space below, it is deemed to bear the date on which it is mailed to the shareholder.

Signature:_____________________________
Dated this ___ day of ____________, 1998.